Prospectus Supplement
Filed Under Rule 424(b)(3)

Registration No. 333-150878

*******************************

Prospectus Supplement No. 10 dated March 31, 2010
(to Prospectus dated September 19, 2008, as amended and restated April 30, 2009 and  supplemented May 8, 2009, May 15, 2009, July 7, 2009, August 17, 2009,
September 18, 2009, November 20, 2009 and March 1, 2010)

HEALTH DISCOVERY CORPORATION

70,549,868 Shares of Common Stock to be issued upon exercise of Warrants
352,746 Shares of Common Stock

This prospectus supplement to the prospectus, dated September 19, 2008, as amended and restated April 30, 2009 and supplemented May 8, 2009, May 15, 2009, July 7, 2009, August 17, 2009, September 18, 2009, November 20, 2009 and March 10, 2010 relates to the resale of up to 70,549,868 shares of Health Discovery Corporation common stock to be issued upon the exercise of warrants and 352,746 shares of Health Discovery Corporation common stock, which are being offered for resale from time to time by the selling shareholders.

This prospectus supplement should be read in conjunction with the prospectus, dated April 30, 2009, as supplemented, which is to be delivered with this prospectus supplement.  The information in this prospectus supplement updates and supersedes certain information contained in such prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

On March 31, 2010, Health Discovery Corporation filed with the Securities and Exchange Commission the attached Annual Report on Form 10-K.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

(Mark One)
☒	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2009

OR

☐	TRANSITION REPORT UNDER TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission File No. 333-62216

HEALTH DISCOVERY CORPORATION (Name of Registrant as Specified in its charter)

Georgia	74-3002154
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 East Bryan Street, Suite #601, Savannah, GA	31401
(Address of principal executive offices)	(Zip Code)

(912) 443-1987
(Registrant’s telephone number, including area code)

Securities Registered Pursuant to Section 12 (b) of the Exchange Act:
None

Securities Registered Pursuant to Section 12 (g) of the Act:
None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act. Yes ☐ No ☒

Indicate by check mark whether the registrant: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained in this form, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer ☐
Non-accelerated Filer	☐	Smaller Reporting Company ☒
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12(b)-2 of the Exchange Act). Yes ☐ No ☒

The aggregate market value of the voting common stock held by non-affiliates as of June 30, 2009 was approximately $14,522,495.

As of March 22, 2010, there were 210,723,486 shares of common stock outstanding, no shares of Series A Preferred Stock outstanding, and 19,402,675 shares of Series B Preferred Stock are outstanding.

PART I

ITEM 1. BUSINESS

Our History

We were organized under the name Direct Wireless Communications, Inc. in April 2001 by Direct Wireless Corporation, which licensed to us its technology for a wireless telephone.  In October 2001, Direct Wireless Corporation, then our sole stockholder, pursuant to an effective registration statement under the Securities Act of 1933, distributed its entire holdings of our common stock as a stock dividend to its stockholders.  As a result of the dividend, Direct Wireless Corporation ceased to own any of our equity securities.  The negative events that occurred over the next several years in the communications industry made it difficult for us to fund the advancement of our communication platform.  As a result, we made the decision to strategically change the overall direction of our intended business activities.

On August 26, 2003, we acquired all of the assets of The Barnhill Group, LLC, which was owned by Stephen D. Barnhill, M.D.  Dr. Barnhill is a physician trained in laboratory medicine and clinical pathology.  He developed artificial intelligence and pattern recognition computational techniques today used in medicine, genomics, proteomics, diagnostics, drug discovery and other fields of scientific endeavor.  Following the acquisition, Dr. Barnhill became our Chief Executive Officer and Chairman of our Board of Directors.  Also, immediately following our acquisition of the assets of The Barnhill Group, LLC and the change in strategic direction of the Company, our licensing rights to the telecommunications technology previously granted by Direct Wireless Corporation were terminated and all payment obligations to Direct Wireless Corporation were terminated.

Subsequently, we amended our charter to change our name to Health Discovery Corporation (“HDC” or the “Company”) on November 6, 2003, at which time the new trading symbol (HDVY) became effective.

On December 30, 2003, we acquired the assets of Fractal Genomics, LLC, a company with patented Fractal Genomics Modeling (“FGM”) software, through the issuance of 3,825,000 common shares of the Company and the issuance of a $500,000 note payable, all of which has been paid.

On July 30, 2004, we began purchasing rights to a portfolio of 71 patents and pending patent applications, including patents on the use of Support Vector Machines, or SVMs, and other machine learning tools useful for diagnostic and drug discovery (the “SVM Portfolio”).  On May 6, 2005, we acquired the remaining interest in the SVM Portfolio from a group of unrelated third parties.

Effective September 26, 2004, we were assigned a patent license agreement with Lucent Technologies GRL Corporation (“Lucent”). The patent license agreement is associated with the SVM Portfolio. We agreed to pay minimum royalty fees to Lucent, which increases based on the revenue of each licensed product that is sold, leased, or put into use by the Company. The license granted will continue for the entire unexpired term of Lucent’s patents.

On July 12, 2007, we completed our reincorporation in Georgia by effecting a conversion in our legal domicile from Texas to Georgia.  Our business, assets, liabilities, net worth and headquarters were unchanged as a result of the conversion, and our directors and officers prior to the conversion continued to serve after the conversion.  In connection with the conversion, the Company’s shares were converted on a one-for-one basis.

On October 9, 2007, we amended our Articles of Incorporation to set forth the rights and preferences of the Series A Preferred Stock.  All outstanding shares of Series A Preferred Stock were converted on a one-for-one basis into shares of our Common Stock, no par value (the “Common Stock”) on November 4, 2009.

On March 4, 2008, we formed two wholly owned subsidiaries, SVM Technology Inc., a Georgia corporation, and SVM Technology Inc., a Delaware corporation.  We anticipate that we will use each of these subsidiaries to expand our business model by applying SVM technology outside of scientific discovery in the healthcare arena.

On March 30, 2009, we amended our Articles of Incorporation to provide the rights and preferences of the Series B Preferred Stock, including the right to receive dividends, including special dividends, the right to vote on matters presented to holders of Common Stock, a preference right in the event of liquidation, and the right to convert the Series B Preferred Stock into Common Stock.  On November 13, 2009 we further amended and restated our Articles of Incorporation to provide for the rights and preferences of the Series B Preferred Stock as more fully described on the Amended and Restated Articles of Amendment to Articles of Incorporation attached to this Form 10-K as Exhibit 3.1(c).

Our Company Overview

HDC is a pattern recognition company that uses advanced mathematical techniques to analyze large amounts of data to uncover patterns that might otherwise be undetectable.  The Company operates primarily in the emerging field of molecular diagnostics where such tools are critical to scientific discovery.  The terms artificial intelligence and machine learning are sometimes used to describe pattern recognition tools.  With our historical foundation in the molecular diagnostics field, we have made a number of important discoveries that may play a critical role in developing more personalized approaches to the diagnosis and treatment of certain diseases.  However, our SVM assets in particular, have broad applicability in many other fields.  HDC’s assets, the pattern recognition technology can be a portal between enormous amounts of otherwise undecipherable data and truly meaningful discovery.

HDC’s mission is to use its patents, intellectual prowess, and clinical partnerships principally to identify patterns that can advance the science of medicine, as well as to advance the effective use of our technology in other diverse business disciplines, including the high-tech, financial, and homeland security markets.

Our Company’s principal asset is its intellectual property, which includes advanced mathematical algorithms called Support Vector Machines (SVM) and Fractal Genomic Modeling (FGM), as well as biomarkers that we discovered by applying our SVM and FGM techniques to complex genetic and proteomic data.  Biomarkers are biological indicators or genetic expression signatures of certain disease states.  Our intellectual property is protected by more than 71 patents that have been issued or are currently pending around the world.

Our business model has evolved over time to respond to business trends that intersect with our technological expertise and our capacity to professionally manage these opportunities.  In the beginning, we sought only to use our SVMs internally in order to discover and license our biomarker signatures to various diagnostic and pharmaceutical companies.  Today, our commercialization efforts include: utilization of our discoveries and knowledge to help develop biomarkers for use as companion diagnostics, surrogate biomarkers, and diagnostic and prognostic predictive tests; licensure of the SVM and FGM technologies directly to diagnostic and pharmaceutical companies; and, the formation of new ventures with domain experts in other fields where our pattern recognition technology holds commercial promise.

Our Principal Market

The principal healthcare market for our pattern recognition technology and biomarker discoveries is medical diagnostics, particularly the rapidly growing field of molecular diagnostics.  The market consists of two basic types of diagnostic procedures: in vitro tests performed on a patient’s fluid or tissue samples and in vivo tests performed directly on the body, including blood pressure monitoring and imaging analysis such as x-rays.  In vitro diagnostics (IVD) can be further divided into several major segments, including clinical chemistry, immunochemistry, hematology/cytometry, microbiology, and molecular diagnostics.

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The IVD portion of the diagnostics market currently accounts for over $31 billion in sales worldwide.  Today, the molecular diagnostics segment represents a fraction of the IVD revenues with about $2.5 billion in sales, but it is widely considered to be the fastest growing segment, estimated at a 20-25% compounded annual growth rate, mainly in the U.S. and EU markets, versus 6-7% for IVD as a whole.  It is difficult to accurately assess the size of this segment since many countries do not have reference laboratories external to hospitals.  Areas of particular growth include infectious diseases, oncology, genetic diseases, and pharmacogenetic analyses.  Companies involved in this space include several major pharmaceutical and diversified corporations, including Roche Holdings Ltd., Abbott Laboratories, Inc., and Johnson & Johnson. Siemens AG and General Electric Company operate medical imaging segments that are expanding in diagnostics.  Other market players include large technology companies like Becton, Dickinson and Company, Beckman Coulter, Inc. and Bio-Rad Laboratories, Inc.

IVDs have been established as effective tools for all aspects of disease management, especially in areas of unmet clinical need.  Such tests have been developed for screening and prognosis as well as for applications, such as determination of genetic predisposition to disease, detection of presymptomatic disease, and prediction of individual drug response.

Molecular Diagnostics

Within the overall IVD market, the molecular diagnostics segment is expected to expand dramatically, largely attributable to advances in genomics and proteomics. Primary market drivers include the addition of new diagnostic tests in high volume testing areas coupled with the introduction of new instrumentation that provide greater ease, speed, and quality in test performance.  Given its annualized growth rate, the potential for molecular diagnostics is particularly impressive in the U.S., which represents the largest commercial market with the most favorable conditions for entry and marketing.

Borrowing from the two disciplines of genomics and proteomics, molecular diagnostics categorizes cancer and other diseases using technology such as mass spectrometry and gene chips.  Genomics is the study of all the genes in a cell or organism, and proteomics is the study of all the proteins in a cell or organism.  Molecular diagnostics determines how these genes and proteins interact in patients by focusing on patterns in different types of healthy and diseased patient cells.  Molecular diagnostics uncover these genomic and proteomic changes and capture this information as expression patterns.  Also called molecular signatures, these expression patterns improve clinicians’ ability to diagnose cancer when it is less advanced, predict which patients will respond to certain treatments, predict cancer recurrence risk, and select appropriate treatment for individual patients.

Molecular diagnostics can facilitate early, accurate screening and prediction of diseases in their asymptomatic stages, years before symptoms manifest or diseases actually begin.  This allows intervention to begin earlier, perhaps preventing the disease entirely.  Early intervention will allow the healthcare system to encompass both preventative and reactive medicine, improving overall healthcare efficiency and possibly reducing systemic healthcare expenditures.

The molecular diagnostics industry is an increasingly powerful healthcare participant with tremendous potential.  It is characterized by a very diverse, constantly changing technology base that continuously produces new opportunities and applications.  Advances in polymerase chain reaction (“PCR”), multiplexing, sequencing and other technologies are propelling both new and old companies forward with novel capabilities. Similarly, a growing understanding of the molecular basis of cancer and other chronic diseases has awakened new realms of medicine to the possibilities of molecular diagnostic testing.

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Clinicians have discovered that molecular diagnostics have many uses beyond just the creation of new screening and diagnostic tools.  Expression patterns can also provide information for the design of new cancer treatments, monitor the treatment’s effectiveness as it is studied in a clinical trial, and even predict the patient’s response to a new treatment.  In addition to its importance in addressing the many kinds of cancer, molecular diagnostics will likely become an important technology for detecting resistance to antibiotics, a major hazard in the hospital setting.  In the future, molecular tests should be able to determine within two to three hours not only the nature of an infection, but also therapeutic selection and any potential resistance.

The molecular diagnostics market as a whole is experiencing growth, rapidly changing technology and intense competition.  New tests and new instruments to perform automated analysis continue to expand the capabilities of companies in this industry.  The identification and validation of novel genes, gene products, and biomarkers results in a potential market for diagnostic tests to identify such genes, gene products and biomarkers.  The market includes sales of reagents, instruments, and kits to clinical laboratories and research reagents that can be used by labs to develop their own in-house diagnostic tests.  It also includes testing services by those clinical labs that have developed their own products, plus diagnostics companies that operate their own branded, certified testing services.

Molecular diagnostic tests typically analyze DNA, RNA, or protein biomarkers (analytes) to identify a disease, determine its course, evaluate response to therapy, or predict individual predisposition to a disease.  The techniques applied involve analysis of DNA sequences, DNA methylation patterns, gene expression profiles, proteins, protein expression, or combinations of these biomarkers.  Such biomarkers provide direct information about genotypic and/or phenotypic changes associated with specific diseases or responses to treatment.  Biomarker analysis has also become an important tool in drug discovery, preclinical drug development, and patient monitoring during clinical trials.

Most molecular diagnostics currently on the market are primarily single-analyte tests involving the detection of a single gene or protein.  However, many disease-related processes are multifactorial, involving the abnormal expression of multiple genes or proteins.  Second-generation molecular diagnostics are anticipated to utilize novel detection technologies and multiplexing platforms to allow the measurement of a large number of analytes simultaneously.  These innovations within the industry will increasingly utilize multiplexing platforms such as DNA microarrays that perform parallel biomarker analysis.

The market has been driven by transition to fully automated systems, real time amplification, and growing development of point-of-care platforms.  Industry experts estimate that future growth will stem from emerging applications like genotyping for identifying drug resistant strains; bioterrorism testing applications within infectious disease; disease diagnostics and prognostic assays for disease applications like sepsis and nosocomial infections, such as MRSA, cancer, cardiovascular disease, and Alzheimer’s disease; diagnosis of inherited disorders; and theranostics companion diagnostics.

Genomic testing to determine diagnosis, therapeutic selection and response, and preventative measures is an important segment of the overall IVD market.  Although this segment is small today, it is an extremely fast-growing component.

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Using companion diagnostics in patient care can substantially improve patient outcomes and pave the way for more personalized, targeted medicine by reducing both misdiagnoses and adverse reactions, and by eliminating unnecessary and expensive downstream tests.  Today, patient dosage levels are based on age, sex, and weight, as determined by empirical studies. However, specific drug metabolism may be as individualized as one’s fingerprint.  In the future, molecular diagnostics may be able to direct physicians to the right drugs for every patient, no matter what the illness.

This trend towards personalized medicine may ultimately lead to the reduction of overall healthcare expenditures.  What is known as a surrogate molecular marker may now be substituted for the lengthy process of comparing the effects of a prospective new drug versus a placebo on the ultimate outcome of a disease.  As a result, a drug’s effectiveness against the disease process in question may be monitored more efficiently by evaluating the presence or absence of a specific biomarker, thereby avoiding failures late in the research and development process as well as the threat of recalls.  One example of the successful application of biomarker data to therapeutic evaluation is the use of blood cholesterol levels to evaluate the effectiveness of cholesterol lowering drugs.  This approach has the potential for creating a revolutionary new paradigm in the conduct of clinical trials worldwide.

From a demographic standpoint, 12% of the U.S. population was 65 years old or older in 2000. By 2030, that portion of the population is anticipated to grow to 20%, burdening the healthcare system with increased numbers of cardiovascular, neurological, and other age-related diseases.   Age-related conditions are expected to contribute to the health care market that may provide an opportunity to market greater product development and molecular tests.

Demand for diagnostics addressing the pharmacogenetic testing segment (i.e. companion diagnostics and surrogate biomarkers) are expected to drive market growth in the years ahead.  Pharmacogenetics broadly relates to the study of genetic variations and their application to drug discovery to provide personalized therapy.  Currently the second largest market sector behind diagnostics for infectious diseases, the pharmacogenetic sector of the molecular diagnostics market is projected to grow rapidly.

The Role of HDC’s Technology in Molecular Diagnostics

Our pattern recognition technology offers pharmaceutical companies a key tool as they approach drug discovery in this new era of personalized medicine.  Accordingly, our marketing efforts are focused on utilizing our technology in partnership with many of the world’s leading pharmaceutical and life-sciences companies.  Our primary commercialization strategy for our technology and discoveries is to enter into both licensing agreements and joint development opportunities that feature up-front license fees, fee-for-service development revenue, milestone payments, and royalty streams.  We believe the pharmaceutical market offers us a promising commercial opportunity for the application of our technology, as the pharmaceutical industry is characterized by costly R&D efforts to create new patent-protected products.

The use of HDC’s SVM technology and our discovered biomarkers may help pharmaceutical companies develop and evaluate new drugs and medical therapies in less time and at lower cost.  According to the lobby group PhRMA, only 1 of every 10,000 potential medicines investigated by America’s drug companies survives the research and development process and is approved for patient use by the U.S. Food and Drug Administration (FDA).  On average, the drug developmental process can take up to 15 years in research and development, with costs approaching many hundreds of millions of dollars. This extended timeframe and enormous expense has led to an emphasis on the development of “blockbuster” drugs.

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Within the drug discovery R&D process, biomarkers like ours can help pharmaceutical companies identify disease targets and pathways and validate mechanisms of drug action.  They may also serve as pharmacodynamic indicators of drug activity, drug response, and drug toxicity in clinical development.  Biomarkers may also be used to help avoid new drug failures in late stage trials.  Outside of the pharmaceutical market, the use of biomarkers can result in earlier detection of disease, and improved prognosis of therapeutic outcome.

We consistently work to influence the evolving relationship between diagnostics and monitoring patients for therapeutic outcome.  In February 2007, the FDA provided 510(k) clearance for MammoPrint, Agendia B.V.’s multi-gene expression breast cancer prognosis test.  We believe this indicates the acceptance of the field of molecular diagnostics and highlighted the growing importance of personalized medicine.  In particular, the advent of molecular diagnostics has led to the possibility of a completely new paradigm in the care of patients suffering from cancer and other diseases.

Current diagnostic tools, such as blood marker-based immunoassays, imaging techniques, and biopsy analyses, provide valuable information and have played an important role in the successful treatment of cancer patients, but are not without limitations. We believe there is a market for advanced diagnostic and prognostic tests that can provide meaningful information, screen for cancer, detect early recurrence, and monitor progression and therapeutic response in real time.  HDC’s pattern recognition technology can play a critical role in the development of these tests because an advanced pattern recognition technique such as SVM technology is required for this type of discovery.

Working with recognized diagnostic and pharmaceutical partners, our goal is to develop a product line of newly discovered biomarker signatures and pathways that can be found in human genes and genetic variations, as well as gene, protein and metabolite expression differences.  In addition, we market our expertise in the design of clinical trials for companion diagnostics to substantiate the clinical validity and commercial utility of those biomarkers.  We also market the potent combination of our intellectual property and intellectual prowess to our prospective collaborative partners.  As inventors of the SVM technology, our world renowned mathematicians offer these companies the strongest possible development team for their drug discovery, diagnostic test or other applications.

Our Technologies and Discoveries

HDC owns a patent portfolio of machine learning technology, including certain pioneer patents on SVM.  We also consult with many of the physicians, clinical specialists and mathematicians responsible for developing and filing the pioneer neural network and SVM patents for the analysis of clinical data.

The Company’s SVM technology is commonly considered within the context of artificial intelligence.  This is a branch of computer science concerned with giving computers the ability to perform functions normally associated with human intelligence, such as reasoning and optimization through experience. Machine learning is a type of artificial intelligence that enables the development of algorithms and techniques that allow computers to learn.  Pattern recognition is machine learning with a wide spectrum of applications including medical diagnosis, bioinformatics, classifying DNA sequences, detecting credit card fraud, stock market analysis, object recognition in computer vision, and robot locomotion.

SVM Overview

SVMs are mathematical algorithms that allow computers to sift through large, complex datasets to identify patterns.  SVMs are widely acknowledged for their ability to discover hidden relationships in these complex datasets.  With the ability to handle what is known as infinite dimensional space, SVMs are broadly considered to be superior to neural networks and other mathematical techniques.  SVM is a core machine learning technology with strong theoretical foundations and excellent empirical successes.

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Since their introduction in 1992, SVMs marked the beginning of a new era in the learning from examples paradigm in artificial intelligence. Rooted in the Statistical Learning Theory developed by Professor Vladimir Vapnik, a member of HDC’s Scientific Advisory Board, SVMs quickly gained attention from the math and science communities due to a number of theoretical and computational merits.  This development advanced a new framework for modeling learning algorithms.  Within this framework, the fields of machine learning and statistics were merged, introducing powerful algorithms designed to handle the difficulties of prior computational techniques.

The new generation of learning algorithms that were developed based on this theory has proved to be remarkably resistant to the problems imposed by noisy data and high dimensionality. They are computationally efficient, have an inherent modular design that simplifies their implementation and analysis and allows the insertion of domain knowledge, and, more importantly, they have theoretical guarantees about their generalization ability.  SVMs have been validated in hundreds of independent academic publications and presentations.  In recognition for his work, Professor Vapnik received the prestigious Alexander von Humboldt Prize from the German government honoring foreign scientists and scholars for lifetime achievement.

SVMs have become widely established as one of the leading approaches to pattern recognition and machine learning worldwide and are replacing neural networks in a variety of fields, including engineering, information retrieval and bioinformatics.  This technology has been incorporated into product and research applications by many biomedical, pharmaceutical, software, computer and financial companies.  Educational and research institutions throughout the world have successfully applied SVMs to a wide array of applications, including gene and protein expression analysis, medical image analysis, flow cytometry, and mass spectrometry.

Recursive Feature Elimination - Support Vector Machine Overview

Recursive Feature Elimination (RFE-SVM) is an application of SVM that was created by HDC’s Chief Executive Officer and members of its Scientific Advisory Board to find discriminate relationships within clinical datasets, as well as within gene expression and proteomic datasets created from micro-arrays of tumor versus normal tissues. In general, SVMs identify patterns – for instance, a biomarker/genetic expression signature of a disease.  The RFE-SVM utilizes this pattern recognition capability to identify and rank order the data points that contribute most to the desired results.  The Company believes that its four RFE-SVM patents are currently the only RFE patents issued in the world.

Using RFE-SVM, we have been able to access information in micro-array datasets that the most advanced bioinformatics techniques missed. In one micro-array experiment, RFE-SVMs were able to filter irrelevant tissue-specific genes from those related to the malignancy. RFE-SVM has also been used to determine gene expression patterns that correlate to the severity of a disease, not just its existence.  It has been shown to improve both diagnosis and prognosis by providing physicians with an enhanced decision tool.  HDC’s scientists believe that these analytic methods are effective for finding genes and proteins implicated in several cancers, as well as in assisting with the pharmacogenetic and toxicological profiling of patients.  The RFE-SVM method is also capable of finding those specific genes and proteins that are unhindered by ever-increasing patent protection.

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Fractal Genomic Modeling Overview

On September 30, 2003, we acquired the assets of Fractal Genomics, LLC, a company with patented FGM software.  The fractal technology is used to find discriminate relationships within clinical datasets as well as within gene expression datasets created from micro-arrays of disease versus normal tissues.

The Fractal Genomic Modeling (“FGM”) data analysis technique has been shown to improve the mapping of genetic pathways involved in the diagnosis and prevention of certain diseases. HDC scientists believe that these analytic methods are effective for finding genes implicated in several cancers, HIV infection, lymphedema, Down’s syndrome, and a host of other diseases, as well as the pharmacogenetic profiling of patients.

FGM technology is designed to study complex networks. A complex network can be made up of genes inside a living organism, web pages on the Internet, stocks within a financial market, or any group of objects or processes that appear to be connected together in some intricate way. FGM uses a new approach toward modeling network behavior to rapidly generate diagrams and software simulations that facilitate prediction and analysis of whatever process is the particular object of study. Two important concepts behind FGM technology are the notions of scale-free networks and self-similarity.

Our Scientific Advisory Board

Our Scientific Advisory Board is comprised of scientists with vast experience in the fields of mathematics and medicine.  The members of the Scientific Advisory Board are Kary Mullis, Ph.D., winner of the Nobel Prize for Chemistry for discovering PCR (1993), Vladmir Vapnik, Ph.D., creator of SVMs and winner of the Humboldt Research Award, Isabelle Guyon, Ph.D., co-inventor of the first patent for SVMs, Nitesh Chawla, Ph.D., Assistant Professor in the Department of Computer Science and Engineering and Co-Director of the Interdisciplinary Center for Network Science and Applications at the University of Notre Dame, Ramananda K. Madyastha, M.D., Ph.D, recipient of the Raja Ravi Sher Singh of Kalsia Memorial Cancer Research Prize for outstanding contributions in the field of cancer research,  and Bernhard Scholköpf, Ph.D., director at the Max Plank Institute for Biological Cybernetics in Tubingen, Germany and an elected member of the Max Plank Society.

Our Scientific Achievements

Our Chief Executive Officer and members of our Scientific Advisory Board are experienced in the design, analysis and application of machine learning technology, having invented many of the concepts and methodologies used to exploit domain knowledge.  In addition, through pattern recognition, our Chief Executive Officer and members of our Scientific Advisory Board have identified and patent-protected biomarkers as possible treatment advances for several diseases, including Benign Prostatic Hyperplasia (BPH), prostate cancer, leukemia, colon cancer and breast cancer.

Benign Prostatic Hyperplasia (BPH)

HDC has identified and patent-protected a subset of genes that separates benign prostatic hyperplasia (BPH) from prostate cancer with a high degree of accuracy.  This same set of genes also separated BPH from normal tissue patterns, indicating that BPH is a disease with molecular characteristics of its own.  This discovery could be used to develop a new non-invasive diagnostic test for BPH, which does not currently exist, as well as a completely new type of therapy for patients with this disease.  This patent-protected gene set was developed in association with an international pharmaceutical company to be used as a surrogate biomarker for their clinical trial evaluating a new BPH drug.

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BPH is a non-cancerous enlargement of the prostate gland that occurs as men age.  The enlargement often leads to obstruction in the flow of urine through the urethra that passes through the prostate gland. BPH is a common condition, representing a global treatment market of almost $4 billion annually growing by 12% per year in fixed-rate US dollar terms.  According to the National Institutes of Health (NIH), BPH affects more than 50% of men over age 60 and as many as 90% of men over the age of 70.  While BPH does not cause prostate cancer, both may be found together.

Prostate Cancer

HDC has identified, patent-protected and recently licensed a genetic biomarker signature that identifies clinically significant high grade prostate cancer cells based on analysis of tissue samples.  Upon the achievement of successful validation, the Company’s test may be used to analyze patients with elevated PSA or abnormal rectal exams, with negative biopsy results to determine if there is genomic evidence of grade three or higher cancer cells present in biopsy tissue, indicating the presence of a cancer potentially missed by the biopsy.  In 2008 we, Clarient, Inc. and an internationally renowned US academic cancer center successfully completed all phases of the clinical trial process with the hope of achieving the statistical significance necessary to validate the ability to commercialize a test.  We were very pleased with the results of the clinical trial and our results were recently published in the respected peer-reviewed journal Uro Today International, and based on these results, the tissue-based prostate cancer test was made commercially available at Clarient. For additional developments on the prostate cancer test, see Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operation, Operational Activities.

The National Cancer Institute (NCI) estimates that more than 186,000 new cases of prostate cancer will be diagnosed in the U.S. in 2008, with more than 28,660 deaths.  There are approximately 50 million PSA tests performed worldwide each year, half of which are performed in the U.S.  The PSA test sells in the U.S. national clinical laboratories for approximately $100 per test.  In a peer-reviewed paper recently published in the New England Journal of Medicine, the PSA test was shown to be an ineffective prostate cancer screening test, leaving open the opportunity for a better test to replace the PSA test as a screening tool for prostate cancer.  The Company’s prostate cancer test was the subject of a peer-reviewed paper published in the August 2009 edition of UroToday International, a respected international urology journal.

Leukemia

HDC has identified and patent-protected a set of leukemia genes that can separate ALL-T-cell leukemia from ALL-B-cell leukemia with a high degree of accuracy.  The Company collaborated with a prominent cancer research hospital to analyze a gene expression database to identify new biomarkers and pathways involved in leukemia.  The Company intends to further validate this finding in anticipation of developing a molecular diagnostic product for commercialization.  The Company hopes to complete validation of its test for leukemia in 2010.

Leukemia is a type of cancer that originates in the bone marrow. The accumulation of malignant cells interferes with the body’s production of healthy blood cells and makes the body unable to protect itself against infections. The National Cancer Institute (NCI) estimates that more than 44,000 new cases will be diagnosed in the U.S. in 2008, with almost 22,000 deaths.

Colon Cancer

HDC has identified and patent-protected colon cancer-specific biomarkers that can be used in the development of diagnostic assays for cancer detection, disease discrimination, and even a potential vaccine.  The aim of this early biomarker discovery project was to define the gene expression patterns associated with colon cancer.  Our RFE-SVM served as an effective tool for sifting through the voluminous data of thousands of measurements to highlight only those genes that optimally contributed to the study focus.  The Company is currently validating these findings with tissues from St. Vincent’s Medical Center in New York City in anticipation of developing a molecular diagnostic product for commercialization in the near future.

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In the United States, colorectal cancer is the third most common cancer in men and women. The National Cancer Institute (NCI) estimates that more than 108,000 new cases of colon and rectal cancer will be diagnosed in the U.S. in 2008, with nearly 50,000 deaths.

Breast Cancer

HDC licensed its two breast cancer diagnostic technologies (MammoSIGHT, for detecting malignancy in mammograms and MetastaSIGHT, for identifying circulating tumor cells in the blood) to Smart Personalized Medicine, LLC pursuant to an amended license agreement in exchange for a 20% ownership position in Smart Personalized Medicine, LLC and a per test royalty up to 7.5% based on net proceeds received from the sale of the new breast cancer prognostic test other than by Quest Diagnostics Incorporated.  The detection component of these technologies finds the areas of particular interest in the image and separates these objects from the background.  The feature extraction component formulates numerical values relevant to the classification task from the segmented objects.  HDC’s patented technology can be used within all diagnostic imaging radiology techniques, including PET scans, CT scans, and MRIs.  See Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations, Operational Activities for additional information regarding recent developments with Smart Personalized Medicine and Quest.

For women, breast cancer is the most common non-skin cancer and the second leading cause of cancer-related death in the United States.  An estimated 221,000 women are diagnosed with breast cancer in the United States each year, and one in eight U.S. women will have breast cancer in her lifetime.  However, death rates from breast cancer have been declining since 1990, and these decreases are believed to be the result, in part, of earlier detection and improved treatment.  Mammography remains the best method of early breast cancer detection.  According to studies cited by the National Cancer Institute, 10-20% of breast cancers detected by a physical exam were missed by a film mammogram.  For this reason, there have been extensive research efforts to improve mammography.

The FDA reports that there are about 33.5 million mammography procedures performed each year in the United States.  Data from 2000-2002 show that about 70 percent of all mammograms that are performed annually are for screening purposes (to detect cancer as opposed to following cancer once it has been diagnosed). This translates to about 23.5 million screening procedures every year.  Currently, the breast cancer prognostic market is projected to be about $300 to $400 million.

Detecting malignancy in mammograms can be very difficult. Individual mammograms are unique and there can be great variation within “normal” images.  Unlike CT scans and MRIs, mammograms are not cross-sectional images.  Basically, a mammogram produces a two-dimensional picture of a three-dimensional object.  The projection from 3D to 2D and the resulting overlaps on the images may interfere with the recognition of the distinguishing features, which are often very subtle.  The rules for differentiating the benign and malignant cases are vague and not easily formulated.

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One way to reduce reading errors is to have two radiologists read the same mammograms independently. However, in most health care systems, it is not feasible to implement such a two-radiologist reading process.  A computer-assisted detection (CAD) system serving as a second reader is therefore an attractive option, and CAD is currently reimbursed by both insurance companies and Medicare.

Both digital and film mammography use X-rays to produce an image of the breast.  In film mammography, which has been used for over thirty-five years, the image is created directly on a film.  While standard film mammography is very good, it is less sensitive for women who have dense breasts.  A major limitation of film mammography is the film itself.  Once a film mammogram is obtained, it cannot be significantly altered; if the film is underexposed, for example, contrast is lost and cannot be regained.

Digital mammography takes an electronic image of the breast and stores it directly in a computer. Digital mammography uses less radiation than film mammography and allows for improvement in image storage and transmission because images can be stored and sent electronically.  Radiologists can use software to help interpret digital mammograms.

MammoSIGHT

HDC’s MammoSIGHT technology introduces the use of SVMs in detecting malignancy in mammograms. The SVM classifier produces an index discriminating between the benign and malignant cases. The individual components can be developed in parallel because of the modular structure. In developing the calcification segmentation component, a selected set of malignant, benign and normal cases representing a wide range of images was used to guide and test the design in order to produce a general, robust and accurate algorithm. At the same time, the SVM classifier was developed and tested with manually prepared input data. A set of 300 images (150 benign and 150 malignant cases) was used in training the SVM. An independent set of 328 images was used for testing. High dimensional input features were used to ensure a sufficient capacity for automatically extracted features.

Clusters of micro calcifications are characterized by their relatively small sizes and high densities. The algorithm combines a recursive peak seeking technique with morphological operations to achieve a highly accurate calcification detection and segmentation.

MetastaSIGHT

Cancer cells have the ability to migrate from the organ of its origin to any distant organ throughout the body. This is known as metastasis, the hallmark of malignant cancers. During metastasis, cancerous cells break through barriers to travel through the body’s circulatory system to invade other organs. These cells form new cells in vital organs throughout the body, becoming secondary tumors that destroy normal cells by depriving them of nutrition.

Even with today’s best treatment when the cancer is forced into remission, metastasis will not necessarily leave the body. Metastasis cannot be eliminated by surgery. Often, malignant cells circulate in the blood before detection by clinical examination.  MetastaSIGHT uses an SVM-based approach to introduce new cellular imaging technology that identifies circulating tumor cells in the blood.  By identifying circulating tumor cells, patients and their doctors can take proactive measures to address therapeutic decisions.

HIV/AIDS

HDC identified and patent-protected an AIDS expression signature that separated AIDS brain cells from non-AIDS brain cells with a high degree of accuracy.  This biomarker discovery was accomplished in conjunction with Dr. Paul Shapshak, Director of the Dementia/HIV Laboratory at the University of Miami Medical School, and a group of leading scientists using HDC’s proprietary FGM analysis technique.  HDC sold the biomarker discovery to the University of Miami in November 2005.

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Employees

On December 31, 2009, we had 6 full time employees.

Website Address

Our corporate website address is www.HealthDiscoveryCorp.com.  To view our public filings from the home page, select the “Display SEC Filings” tab followed by “SEC Filings.”  This is a direct link to our filings with the Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report of Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to these reports.  These reports are accessible soon after we file them with the SEC.

Governmental Regulation

Our business plan involves Biomarker Discovery in the field of molecular diagnostics.  This early discovery process does not involve any governmental regulations or approvals.  If we are successful in licensing our discoveries to other companies, FDA approvals may be required before the ultimate product may be sold to consumers.  Our current plan is to require the companies licensing our discoveries or technologies to be responsible for the costs involved in such approvals.  If we are not successful in licensing these discoveries on these terms or choose to take these discoveries to market ourselves, we may then be subject to applicable FDA regulations and would then bear the costs of such approvals.

We know of no governmental regulations that will materially affect the Company’s current operations or products.

Intellectual Property

In connection with the SVM Acquisition, we obtained rights to the intellectual property within the “SVM Portfolio” that currently consists of thirty-eight patents which were or have since issued as well as thirty-one other patent applications that are pending in the U.S. and elsewhere in the world.  The issued patents and pending applications in the SVM portfolio to date, including new applications that we have filed since acquiring the original SVM Portfolio, HDC are:

Patent/Application No.	Title	Expiration Date

U.S. Patent No. 6,128,608	Enhancing Knowledge Discovery Using Multiple Support Vector Machines	05/01/2019

U.S. Patent No. 6,157,921	Enhancing Knowledge Discovery Using Support Vector Machines in a Distributed Network Environment	05/01/2019

U.S. Patent No. 6,427,141	Enhancing Knowledge Discovery Using Multiple Support Vector Machines.	05/01/2019

U.S. Patent No. 6,658,395	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines.	05/01/2019

U.S. Patent No. 6,714,925	System for Identifying Patterns in Biological Data Using a Distributed Network.	05/01/2019

U.S. Patent No. 6,760,715	Enhancing Biological Knowledge Discovery Using Multiple Support Vector Machines.	05/01/2019

U.S. Patent No. 6,789,069	Method of Identifying Patterns in Biological Systems and Method of Uses.	05/01/2019

U.S. Patent No. 6,882,990	Method of Identifying Biological Patterns Using Multiple Data Sets.	05/01/2019

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Patent/Application No.	Title	Expiration Date

U.S. Patent No. 6,944,602	Spectral Kernels for Learning Machines	02/19/2023

U.S. Patent No. 6,996,542	Computer-Aided Image Analysis	04/21/2021

U.S. Patent No. 7,117,188	Methods of Identifying Patterns in Biological Systems and Uses Thereof	05/01/2019

U.S. Patent No. 7,299,213	Method of Using Kernel Alignment to Extract Significant Features from a Large Dataset	03/01/2022

U.S. Patent No. 7,318,051	Methods for Feature Selection in a Learning Machine	02/25/2021

U.S. Patent No. 7,353,215	Kernels and Methods for Selecting Kernels for Use in a Learning Machine	05/07/2022

U.S. Patent No. 7,383,237	Computer-Aided Image Analysis	11/04/2019

U.S. Patent No. 7,444,308	Data Mining Platform for Bioinformatics	08/07/2020

U.S. Patent No. 7,475,048	Pre-Processed Feature Ranking for a Support Vector Machine	08/07/2020

U.S. Patent No. 7,542,947	Data Mining Platform for Bioinformatics and Other Knowledge Discovery	08/07/2020

U.S. Patent No. 7,542,959	Feature Selection Using Support Vector Machine Classifier	05/01/2019

U.S. Patent No. 7,617,163	Kernels and Kernel Methods for Spectral Data	11/09/2021

U.S. Patent No. 7,624,074	Methods for Feature Selection in a Learning Machine	08/07/2020

Australian Patent No. 764897	Pre-processing and Post-processing for Enhancing Knowledge Discovery Using Support Vector Machines.	05/01/2019

Indian Patent No. 212978	Pre-Processing and Post-Processing for Enhancing Knowledge Discovery Using Support Vector Machines	05/01/2019

South African Patent No. 00/7122	Pre-processing and Post-processing for Enhancing Knowledge Discovery Using Support Vector Machines.	05/01/2019

Australian Patent No. 780050	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines.	05/24/2020

Chinese Patent No. ZL00808062.3	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines.	05/24/2020

European Patent No. 1192595	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines.	05/24/2020

German Patent No. DE60024452.0-08	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines.	05/24/2020

Indian Patent No. 223409	Enhancing Knowledge Discovery for Multiple Data Sets Using Multiple Support Vector Machines	05/24/2020

Israeli Patent No. 146705	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines	05/24/2020

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Patent/Application No.	Title	Expiration Date

Norwegian Patent No. 319,838	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines.	05/24/2020

South Korean Patent No. 724104	Enhancing Knowledge Discovery from Data Sets Using Multiple Support Vector Machines	05/24/2020

Australian Patent No. 779635	Method of Identifying Patterns in Biological Systems and Method of Uses.	10/27/2020

Australian Patent No. 2002243783	Computer Aided Image Analysis	01/23/2022

European Patent No. 1356421	Computer Aided Image Analysis	01/23/2022

Japanese Patent No. 3947109	Computer Aided Image Analysis	01/23/2022

Australian Patent No. 2002253879	Methods of Identifying Patterns in Biological Systems and Uses Thereof	01/24/2022

Japanese Patent No. 4138486	Methods of Identifying Patterns in Biological Systems and Uses Thereof	01/24/2022

Canadian Application No. 2,330,878	Pre-Processing and Post-Processing for Enhancing Knowledge Discovery Using Support Vector Machines	05/01/2019

European Publication No. 1082646	Pre-Processing and Post-Processing for Enhancing Knowledge Discovery Using Support Vector Machines	05/01/2019

Hong Kong Application No. 011065063	Pre-Processing and Post-Processing for Enhancing Knowledge Discovery Using Support Vector Machines	05/01/2019

Canadian Application No. 2,371,240	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines	05/24/2020

Japanese Application No. 2000-620577	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines	05/24/2020

Canadian Application No. 2,388,595	Method of Identifying Patterns in Biological Systems and Method of Uses	08/07/2020

European Publication No. 1236173	Method of Identifying Patterns in Biological Systems and Method of Uses	08/07/2020

Japanese Application No. 2001-534088	Method of Identifying Patterns in Biological Systems and Methods of Uses	08/07/2020

U.S. Patent Publication No. 2005/0165556	Colon Cancer-Specific Markers	05/01/2019

U.S. Application No. 11/926,129	System for Providing Data Analysis Services Using a Support Vector Machine for Processing Data Received from a Remote Source	05/01/2019

European Publication No. 1828917	Biomarkers for Screening, Predicting, and Monitoring Prostate Disease	11/14/2025

Canadian Application No. 2,435,254	Methods of Identifying Patterns in Biological Systems and Uses Thereof	01/24/2022

European Publication No. 1459235	Methods of Identifying Patterns in Biological Systems and Uses Thereof	01/24/2022

U.S. Application No. 11/929,354	Kernels and Methods for Selecting Kernels for Use in a Learning Machine	05/07/2022

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Patent/Application No.	Title	Expiration Date

Canadian Application No. 2,435,290	Computer Aided Image Analysis	01/23/2022

U.S. Application No. 11/929,522	Model Selection for Cluster Data Analysis	05/17/2022

U.S. Patent Publication No. 2008/0097938	Data Mining Platform for Knowledge Discovery from Heterogeneous Data Types and/or Heterogeneous Data Sources	08/07/2020

U.S. Patent Publication No. 2005/0228591	Kernels and Kernel Methods for Spectral Data	08/07/2020

U.S. Patent Publication No. 2008/0097940	Kernels and Kernel Methods for Spectral Data	08/07/2020

U.S. Patent Publication No. 2008/0233576	Pre-Processed Feature Ranking for a Support Vector Machine	08/07/2020

European Publication No. 1449108	Pre-Processed Feature Ranking for a Support Vector Machine	11/07/2022

U.S. Patent Publication No. 2008/0050836	Biomarkers for Screening, Predicting, and Monitoring Benign Prostate Hyperplasia	01/24/2022

European Publication No. 1828917	Biomarkers for Screening, Predicting and Monitoring Prostate Disease	11/14/2025

U.S. Patent Publication No. 2009/0215024	Biomarkers Upregulated in Prostate Cancer	01/24/2022

U.S. Patent Publication No. 2009/0286240	Biomarkers Overexpressed in Prostate Cancer	01/24/2022

U.S. Patent Publication No. 2009/0305257	Biomarkers Downregulated in Prostate Cancer	01/24/2022

U.S. Patent Publication No. 2009/0215058	Methods for Screening, Predicting and Monitoring Prostate Cancer	01/24/2022

U.S. Patent Publication No. 2009/0226915	Methods for Screening, Predicting and Monitoring Prostate Cancer	01/24/2022

WIPO Application No. PCT/US09/66873	Methods of Screening, Predicting and Monitoring Prostate Cancer	12/04/2029

U.S. Patent Publication No. 2009/0204557	Method and System for Analysis of Flow Cytometry Data Using Support Vector Machines	02/08/2029

WIPO Publication No. WO 2009/100410	Method and System for Analysis of Flow Cytometry Data Using Support Vector Machines	02/08/2029

U.S. Application No. 61/289,372	Remote Melanoma Diagnosis Using a Smart Phone	12/22/2010

HDC also owns intellectual property rights in U.S. and foreign patents and pending patent applications covering the FGM technology.  The FGM portfolio includes three issued patents, which are:

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Patent/Application No.	Title	Expiration Date

U.S. Patent No. 6,920,451	Method for the Manipulation, Storage, Modeling, Visualization and Quantification of Datasets.	01/19/2021

U.S. Patent No. 7,366,719	Method for the Manipulation, Storage, Modeling, Visualization and Quantification of Datasets	01/19/2021

European Patent No. 1252588	Method for the Manipulation, Storage, Modeling, Visualization and Quantification of Datasets.	01/19/2021

Our Competition

HDC conducts its business principally in the diagnostics industry in the field of Biomarker Discovery and image analysis.  The diagnostics industry is highly fragmented, competitive and evolving. There is intense competition among countless healthcare, biotechnology and diagnostics companies attempting to discover potential new diagnostic products.  These companies may:

●	develop new diagnostic products before we or our collaborators;

●	develop diagnostic products that are more effective or cost-effective than those developed by us or our collaborators; or

●	obtain patent protection or other intellectual property rights that would limit the ability to develop and commercialize, or a customers’ ability to use, our or our collaborators’ diagnostic products.

The Company competes with companies in the United States and abroad that are engaged in the development and commercialization of diagnostic tests that utilize biomarker discovery and CAD image analysis techniques. These companies may develop products that are competitive with and/or perform the same or similar to the products offered by us or our collaborators. Also, clinical laboratories may offer testing services that are competitive with the products sold by us or our collaborators. The testing services offered by clinical laboratories may be easier to develop and market than test kits developed by us or our collaborators because the testing services are not subject to the same clinical validation requirements that are applicable to FDA-cleared or approved diagnostic test kits.

While a number of companies perform biomarker discovery, we believe that our SVM and FGM technologies give us a distinct advantage over competing technologies.  Neither classical statistical analysis nor neural networks (the competing technologies) can effectively handle the large amounts of inputs necessary to produce fully validated biomarkers like the Company’s technology.

Customers and Licensees

We have produced sales, licensing, and developmental revenue since 2005 through agreements with a few customers and licensees.  We have a strategic alliance and licensing agreement for commercialization of a new molecular diagnostic test for prostate cancer based on our discovered prostate cancer biomarker signature.  In July 2008, we entered into a development and license agreement for the collaborative development and commercialization of SVM-based computer assisted diagnostic tests for the independent detection of ovarian, cervical and endometrial cancers.  However, in the first quarter of 2010, due to a shift in strategic direction involving the third party, we mutually terminated the license in February 2010, and are exploring other options to develop and commercialize such tests.  In August 2008, we licensed the use of our SVM technology to a third party to work to develop a superior breast cancer prognostic test.  See Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations for additional disclosure regarding these licensing activities.

See Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations, Subsequent Events for additional operational activities since December 31, 2009.

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Research and Development

Our past Research and Development costs have been minimal due to the unique relationships we have maintained with the members of our Scientific Advisory Board and their institutions.  Our total R&D costs have consisted mainly of the consultant fees paid to Dr. Stamey, Dr. Vapnik, and Dr. Guyon.  These fees consisted of $13,697 for 2009 and $14,160 for 2008.

ITEM 1A.  RISK FACTORS

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, all statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future, including but not limited to statements regarding the successful implementation of our services, business strategies and measures to implement such strategies, competitive strengths, expansion and growth of our business and operations, references to future success, the ability of the Company to utilize its SVM and FGM assets and other intellectual property to identify biomarkers which can be used in diagnostic tests, the ability to enter into agreements with strategic partners for the development and commercialization of diagnostic tests, the ability of the Company to develop a product line, the ability to achieve profitability, about anticipated size of the market for diagnostic tests, the capabilities of molecular diagnostic tests, regarding working with our collaborators resulting in revenue for the Company, the sufficiency of our liquidity and capital resources, and other such matters.  All such statements are forward-looking statements and are based on the beliefs of, assumptions made by and information currently available to our management. The words “expect,” “estimate,” “anticipate,” “believe,” “intend,” “plan” and similar expressions and variations thereof are intended to identify forward-looking statements. Such forward-looking statements may involve uncertainties and other factors that may cause the actual results and performance of our company to be materially different from future results or performance expressed or implied by such statements.

The cautionary statements set forth in this “Risk Factors” section and elsewhere in this annual report identify important factors with respect to such forward-looking statements, including certain risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Among others, factors that could adversely affect actual results and performance include failure to successfully develop a profitable business, delays in identifying and enrolling customers, the inability to retain a significant number of customers, effectiveness and execution of licensing efforts, our ability to employ and retain key employees and experienced scientists, our access to tissue samples, loss of the ability to use certain patent rights, the inability to continue to protect our proprietary information, competitive conditions, our ability to remain competitive in a rapidly changing technological environment, acceptance of our products by the market, volatility in U.S. and global stock markets generally and in our stock price specifically, potential shareholder claims which could result in substantial dilution to our shareholders, economic conditions generally, the effect of current difficulties in the credit markets on our business, factors beyond our control, including, but not limited to, catastrophes (both natural and man-made), earthquakes, floods, fires, explosions, acts or terrorism or war, and the risks identified elsewhere in this report. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement.  All forward looking statements and cautionary statements included in this document are made as of the date hereof based on information available to us, and we assume no obligation to update any forward looking statement or cautionary statement.

Risks Related to Our Business

We are a developing business and a high-risk company.

We are a high-risk company in a volatile industry.  In September 2003, we completely changed the focus of our business from wireless telecommunications to biotechnology.  Investors should recognize that an investment in our company is risky and highly speculative.  We are a developing business, and our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  Failure to implement and execute our business and marketing strategy successfully, to provide superior customer service, to respond to competitive developments and to integrate, retain and motivate qualified personnel could have a material adverse effect on our business, results of operations and financial condition. We must successfully overcome these and other business risks.

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We may incur future losses, and we may never achieve or sustain profitability.

While we expect to continue to maintain a positive cash balance during 2010,our expenses are expected to exceed our income until we successfully complete transactions resulting in significant revenue.  Accordingly, our capital will be decreased to pay these operating expenses.  If we ever become profitable, of which there is no assurance that we can, from time to time our operating expenses could exceed our income and thus our capital will be decreased to pay these operating expenses.  We cannot assure you that we will ever achieve profitability.  Even if we do achieve profitability, we may not be able to sustain or increase profitability.

Our business is difficult to evaluate because we have a limited history of operations.

Since reorganizing in 2003, our focus and our business model have been continually evolving.  Accordingly, we have a history of operations in which there is limited information to identify any historical pattern. Even if we could discern such a pattern, the rapidly evolving nature of the biotechnology and pharmaceutical industries would make it very difficult to identify any meaningful information in such a short history.  Therefore, it is also difficult to make any projections about the future of our operations.  This difficulty may result in our shares trading below or above their value.

We may need additional financing.

During 2009, we raised additional capital in the amount of $1,490,015 through the issuance of Series B Preferred Stock and received proceeds from the exercise of previously issued warrants to purchase our Common Stock of $2,450,430.  In addition, since January 1, 2010, we have received an additional $3,039,522 from the exercise of previously issued warrants to acquire our Common Stock.  If we are unable to generate sufficient revenue, additional proceeds may be required to finance our activities. We cannot assure prospective investors that we will not need to raise additional capital or that we would be able to raise sufficient additional capital on favorable terms, if at all.  There can be no assurance that additional financing will be available, if required, on terms acceptable to us.  If we fail to raise sufficient funds or do not increase our revenues from licensing our technology or performing services, we may have to cease operations or materially curtail our business operations. If we raise additional capital by issuing equity securities, our stockholders may experience dilution. If we raise additional funds through collaboration and licensing arrangements, we may be required to relinquish some rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us.

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A significant portion of our net revenues will be paid as either a Special Dividend to the holders of the Series B Preferred Stock or to our senior management in bonuses.

Subject to the limitations set forth in the Amended and Restated Articles of Amendment to Articles of Incorporation and applicable law, as long as the Series B Preferred Stock (the “Series B Preferred Stock”) remain outstanding, the Company must  pay the holders of the Series B Preferred Stock a special dividend (the “Special Dividend”) equal to 15% of Company “Net Revenue.”  Company Net Revenue will include, but not be limited to, revenue derived from development fees, license fees and royalties paid to the Company and revenue collected as a result of the sale of any asset of the Company or distributions from SVM Capital, LLC, but will not include the proceeds of any capital infusions from the exercise of outstanding options or warrants or as a result of any capital raise undertaken by the Company.  At any time following the issuance of the Series B Preferred Stock, the Company may satisfy the Special Dividend in its entirety if the aggregate payments made to the Series B Holders is equal to that value which provides an internal annual rate of return of twenty percent (20%) on the Series B Preferred Stock.  The maximum Special Dividend to be paid each year shall be the aggregate Series B Original Issue Price, and no amounts in excess of such amount shall accrue or carry-over to subsequent years. The shares of our Series B Preferred Stock also accrue dividends at the rate of $0.008 per year (as adjusted for changes in our capitalization), which must be paid by the fifth anniversary of the issuance of such shares either by the Company’s issuance of the number of shares of Common Stock equal to such accrued dividends divided by the average closing price of the Company’s Common Stock during the prior ten business days or by the payment of cash, as the Company may determine in its sole discretion. Further, pursuant to the terms of the employment agreement with our Chief Executive Officer, a cash bonus (subject to an annual cap specified in the employment agreement) of 10% of the Company’s Net Revenue received through August 15, 2010, will be paid as cash bonuses to our Chief Executive Officer.  Additionally, the Company may pay additional bonuses out of such revenue to other senior management.  See Item 5. - Market for Common Equity, Related Stockholder Matters, and Issuer Purchases of Equity Securities for further information on the terms of the Series B Preferred Stock.  The payment of the Special Dividend and any bonuses to management will reduce the amount of cash able to be used to fund our operations, to pay dividends to holders of our Common Stock and to otherwise distribute to holders of our Common Stock upon a sale or liquidation.

A private placement investor has demanded additional shares of Company Common Stock and if the investor brings suit against the Company and prevails, it would require the Company to expend substantial resources and could cause substantial dilution to existing shareholders.

The Company has received letters from an investor in the Company’s 2007 private placement (“2007 Private Placement”), claiming (a) that  certain rights to receive additional common stock of the Company for no additional consideration have been triggered by certain actions of the Company, (b) breaches of its contractual rights to approve certain issuances of derivative securities, (c) breaches of other covenants made by the Company in the 2007 Private Placement, (d) the Company had violated its SEC disclosure obligations, and (e) various breaches by the members of the Board of Directors of their fiduciary duties.  The Company denies the allegations and intends to vigorously defend these claims.  However, due to the uncertainties inherent in litigation, we cannot predict the outcome of this matter if the investor brings suit against the Company.  Such a lawsuit would be time consuming, distract our management from the business of the Company and result in substantial expenditures to defend the claim, each of which could have a material adverse impact on our business, financial condition and results of operations.  Moreover, if we are unsuccessful in defending against the claims, the Company may be required, among other things, to issue approximately 146,664,375 shares to such investor, and, if all of the other investors in the 2007 Private Placement sought the same remedy, the Company may be required to issue approximately 1,099,494,872 shares in the aggregate.  Issuing any significant portion of such shares of Common Stock would cause substantial dilution to existing shareholders.

Our operating results are unpredictable and may fluctuate significantly from period to period, which may cause our stock price to decline and result in losses to investors.

Our operating results may vary from period to period due to numerous factors, many of which are outside our control, including the number, timing and acceptance of our services. Factors that may cause our results to vary by period include:

■	payments of milestones, license fees or research payments under the terms of our increasing number of external alliances;

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■	changes in the demand for our products and services;

■	the nature, pricing and timing of products and services provided to our collaborators;

■	acquisition, licensing and other costs related to the expansion of our operations;

■	reduced capital investment for extended periods;

■	losses and expenses related to our investments in joint ventures and businesses;

■	regulatory developments or changes in public perceptions relating to the use of genetic information and the diagnosis and treatment of disease based on genetic information; and

■	changes in intellectual property laws that affect our rights in genetic information that we sell and license.

Advisory and personnel costs, marketing programs and overhead account for a substantial portion of our operating expenses. Some of these expenses cannot be adjusted quickly in the short term.  If revenues of the business decline or do not grow as anticipated, we may not be able to reduce our operating expenses accordingly.  Failure to achieve anticipated levels of revenue could therefore significantly harm our operating results for a particular period.

Because we do not intend to pay dividends on our Common Stock, holders of our Common Stock  will benefit from an investment in our Company only if it appreciates in value.

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain the Company’s future earnings, if any, to finance the expansion of the Company’s business and do not expect to pay any cash dividends in the foreseeable future.  As a result, the success of an investment in our Common Stock will depend entirely upon any future appreciation. There is no guarantee that our Common Stock will appreciate in value or even maintain the price at which its investors purchased their shares.

Our stock price has been, and is likely to continue to be, highly volatile.

Our stock price has, since September 1, 2003, traded as high as $0.60 and as low as $0.03.  Our stock price could fluctuate significantly due to a number of factors beyond our control, including:

■	variations in our actual or anticipated operating results;

■	sales of substantial amounts of our stock;

■	announcements about us or about our competitors, including technological innovation or new products or services;

■	litigation and other developments related to our patents or other proprietary rights or those of our competitors;

■	litigation and other developments related to (a) our patents or other proprietary rights or those of our competitors and (b) claims made by certain shareholders;

■	conditions in the life sciences, pharmaceuticals or genomics industries; and

■	governmental regulation and legislation.

In addition, the stock market in general, and the market for life sciences and technology companies in particular, have experienced extreme price and volume fluctuations historically. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may decrease the market price of our Common Stock, regardless of our actual operating performance.

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In the past, companies that have experienced volatility in the market prices of their stock have been the objects of securities class action litigation. If we became the object of securities class action litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could affect our profitability.

Our approach of incorporating ideas and methods from mathematics, computer science and physics into the disciplines of biology, organic chemistry and medicine is relatively new and may not be accepted by our potential customers or collaborators.

We intend to create a fully integrated biomarker discovery company to provide pharmaceutical and diagnostic companies worldwide with new, clinically relevant and economically significant biomarkers.  Our potential customers and collaborators may be reluctant to accept our new, unproven technologies, and our customers may prefer to use traditional services. In addition, our approach may prove to be ineffective or not as effective as other methods.  For example, our products and technologies may prove to be ineffective if, for instance, they fail to account for the complexity of the life processes that we are now attempting to model.  If our customers or collaborators do not accept our products or technologies and/or if our technologies prove to be ineffective, our business may fail or we may never become profitable.

Even if our computational technologies are effective as research tools, our customers or we may be unable to develop or commercialize new drugs, therapies or other products based on them.

Even if our computational technologies perform their intended functions as research tools, our customers may be unable to use the discoveries resulting from them to produce new drugs, therapies, diagnostic products or other life science products.  Despite recent scientific advances in the life sciences and our improved understanding of biology, the roles of genes and proteins and their involvement in diseases and in other life processes is not well understood.  Only a few therapeutic products based on the study of and discoveries relating to genes or proteins have been developed and commercialized.  If our customers are unable to use our discoveries to make new drugs or other life science products, our business may fail or we may never become profitable.

Our SVM Portfolio utilizes technology that may be covered by an earlier-issued patent, and if we lose the rights to use that patent, our ability to exploit certain aspects of our SVM technology will be impaired.

Our SVM Portfolio utilizes technology that may be covered by the original hyperplane patent (Pat. No. 5,649,068) invented by members of our Scientific Advisory Board and owned by Lucent Technologies, Inc. GRL Corp. (“Lucent”).  We have obtained an assignment of a pre-existing patent license from Lucent. If Lucent were to terminate the license, it is possible that we would not be able to use portions of the SVM technology.

The industries in which we are active are evolving rapidly, and we may be unable to keep pace with changes in technology.

The pharmaceutical and biotechnology industries are characterized by rapid technological change.  This is especially true of the data-intensive areas of such technologies.  Our future success will largely depend on maintaining a competitive position in the field of drug, therapeutics and diagnostic products discovery.  If we fail to keep pace with changes in technology, our business will be materially harmed. Rapid technological development may result in our products or technologies becoming obsolete. This may occur even before we recover the expenses that we incurred in connection with developing those products and technologies.  Products or services offered by us could become obsolete due to the development of less expensive or more effective drug or diagnostics discovery technologies.  We may not be able to make the necessary enhancements to our technologies to compete successfully with newly emerging technologies.

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We face intense competition, and if we are unable to compete successfully we may never achieve profitability.

The markets for our products and services are very competitive, and we expect our competition to increase in the future.  Although we have not identified specific companies that provides the full suite of services that we do, we compete with entities in the U.S. and worldwide that provide products and services for the analysis of genomic information and information relating to the study of proteins (proteomic information) or that commercializes novel genes and proteins.  These include genomics, pharmaceutical and biotechnology companies, academic and research institutions and government and other publicly funded agencies.  We may not be able to successfully compete with current and future competitors.  Many of our competitors have substantially greater capital resources, research and development staffs, facilities, manufacturing and marketing experience, distribution channels and human resources than we do.  This may allow these competitors to discover or to develop products in advance of us or of our customers.

Some of our competitors, especially academic and research institutions and government and other publicly funded agencies, may provide for free services or data similar to the services and data that we provide for a fee.  Moreover, our competitors may obtain patent and other intellectual property protection that would limit our rights or our customers’ and partners’ ability to use or commercialize our discoveries, products and services.  If we are unable to compete successfully against existing or potential competitors, we may never achieve profitability.

Our management may be unable to address future growth.

We anticipate that if we experience a period of growth in our customer base and market opportunities, a period of significant expansion of the Company will be required. This expansion will place a significant strain on our management, operational and financial resources. To manage future growth of our operations, if any, we will be required to improve existing and implement new operational systems, procedures and controls, and to expand, train and manage our employee base. There can be no assurance that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations, that management will be able to hire, train, retain, motivate and manage the required personnel or that we will be able to identify, manage and exploit existing and potential strategic relationships and market opportunities. Our failure to manage growth effectively could have a material adverse effect on our business, results of operations and financial condition.

If our business does not keep up with rapid technological change or continue to introduce new products, we may be unable to maintain market share or recover investments in our technologies.

Technologies in the biomarker industry have undergone, and are expected to continue to undergo, rapid and significant change. We may not be able to keep pace with the rapid rate of change and introduce new products that will adequately meet the requirements of the marketplace or achieve market acceptance. If we fail to introduce new and innovative products, we could lose market share to our competitors, limit our growth and damage our reputation and business.

The future success of our business will depend in large part on our ability to maintain a competitive position with respect to these technologies. We believe that successful new product introductions provide a significant competitive advantage because customers make an investment of time in selecting and learning to use a new product and are reluctant to switch to a competing product after making their initial selection. However, our business or others may make rapid technological developments, which could result in our technologies, products or services becoming obsolete before we are able to recover the expenses incurred to develop them.

If our business cannot enter into strategic alliances or licensing agreements, we may be unable to develop and commercialize our technologies into new products and services or continue to commercialize existing products or services.

We may be unable to maintain or expand existing strategic alliances or establish additional alliances or licensing arrangements necessary to continue to develop and commercialize products, and any of those arrangements may not be on terms favorable to the business. In addition, current or any future arrangements may be unsuccessful. If we are unable to obtain or maintain any third party license required to sell or develop our products or product enhancements, we may choose to obtain substitute technology either through licensing from another third party or by developing the necessary technology ourselves. Any substitute technology may be of lower quality or may involve increased cost, either of which could adversely affect our ability to provide our products competitively and harm our business.

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We also depend on collaborators for the development and manufacture of complex instrument systems and chemicals and other materials that are used in laboratory experiments.  We cannot control the amount and timing of resources our collaborators devote to our products. We may not be able to enter into or satisfactorily retain these research, development and manufacturing collaborations and licensing agreements, which could reduce our growth and harm our competitive position.

We may not be able to find business partners to develop and commercialize product candidates derived from our discovery activities.

Our strategy for the development and commercialization of diagnostic markers and therapeutic proteins depends on the formation of collaborations or licensing relationships with third parties that have complementary capabilities in relevant fields. Potential third parties include pharmaceutical and biotechnology companies, diagnostic companies, academic institutions and other entities.  We cannot assure you that we will be able to form these collaborations or license our discoveries or that these collaborations and licenses will be successful.

Our dependence on licensing and other collaboration agreements makes us heavily dependent on our collaborators.

We may not be able to enter into licensing or other collaboration agreements on terms favorable to us.  Even if we do enter into an acceptable agreement, collaborators typically may be afforded significant discretion in electing whether to pursue any of the planned activities.  In most cases, our collaborators will have responsibility for formulating and implementing key strategic or operational plans. Decisions by our collaborators on these key plans, which may include development, clinical, regulatory, marketing (including pricing), inventory management and other issues, may prevent successful commercialization of the product or otherwise affect our profitability.

In addition, we may not be able to control the amount and timing of resources our collaborators devote to the product candidates, and collaborators may not perform their obligations as expected. Additionally, business combinations or changes in a collaborator’s business strategy may negatively affect its willingness or ability to complete its obligations under the arrangement with us.  Furthermore, our rights in any intellectual property or products that may result from our collaborations may depend on additional investment of money that we may not be able or willing to make.

Potential or future collaborators may also pursue alternative technologies, including those of our competitors.  Disputes may arise with respect to the ownership of rights to any technology or product developed with any future collaborator. Lengthy negotiations with potential collaborators or disagreements between us and our collaborators may lead to delays or termination in the research, development or commercialization of product candidates or result in time-consuming and expensive litigation or arbitration. If our collaborators pursue alternative technologies or fail to develop or commercialize successfully any product candidate to which they have obtained rights from us, our business, financial condition and results of operations may be significantly harmed.

If we are unable to hire or retain key personnel or sufficient qualified employees, we may be unable to successfully operate our business.

Our business is highly dependent upon the continued services of our Chief Executive Officer, Board of Directors, and Scientific Advisory Board.  While certain members of our senior management are parties to employment or consulting agreements and non-competition and non-disclosure agreements, we cannot assure you that these key personnel and others will not leave us or compete with us, which could materially harm our financial results and our ability to compete.  The loss, incapacity or unavailability for any reason of any of these individuals could have a material adverse effect upon our business, as well as our relationships with our potential customers.  We do not carry key person life insurance on any member of our senior management.  Furthermore, competition for highly qualified personnel in our industry and geographic locations is intense.  Our business would be seriously harmed if we were unable to retain our key employees, or to attract, integrate or retain other highly qualified personnel in the future.

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We may not be able to employ and retain experienced scientists, mathematicians and management.

Technologies in our industry have undergone, and are expected to continue to undergo, rapid and significant change. A highly skilled staff is integral to developing, marketing and supporting new products that will meet or exceed the expectations of the marketplace and achieve market acceptance. Without experienced staff, our business may be unable to maintain or grow market share, which could result in lower than expected revenues and earnings.

If our access to tissue samples or to genomic data or other information is restricted, or if this data is faulty, our business may suffer.

To continue to build our technologies and related products and services, we need access to third parties’ scientific and other data and information.  We also need access to normal and diseased human and other tissue samples and biological materials.  We may not be able to obtain or maintain such access on commercially acceptable terms.  Some of our suppliers could become our competitors and discontinue selling supplies to us.  Information and data from these suppliers could contain errors or defects that could corrupt our databases or the results of our analysis of the information and data.  In addition, government regulation in the United States and other countries could result in restricted access to, or use of, human and other tissue samples.  Although currently we do not face significant problems in obtaining access to tissues, if we lose access to sufficient numbers or sources of tissue samples, or if tighter restrictions are imposed on our use of the information generated from tissue samples, our business may suffer.

The sales cycle for some of our products and services is lengthy.  We expend substantial funds and management effort with no assurance of successfully selling our products or services.

Our ability to obtain customers for our platforms, tools and services depends in large part upon the perception that our technologies can help accelerate their efforts in drug and diagnostics discovery.  Our ability to obtain customers for our therapeutic or diagnostic product candidates significantly depends on our ability to validate and prove that each such product candidate is suitable for our claimed therapeutic or diagnostic purposes.  Our ability to obtain customers will also depend on our ability to successfully negotiate terms and conditions for such arrangements. The sales cycle for our therapeutic and diagnostic product candidates is typically lengthy and may take more than 12 months.

An inability to protect our proprietary data, technology or products may harm our competitive position.

If we do not adequately protect the intellectual property underlying our products and services, competitors may be able to develop and market the same or similar products and services. This would erode our competitive advantage.  In addition, the laws of some countries do not protect or enable the enforcement of intellectual property to the same extent as the laws of the United States.

We use contractual obligations to protect a significant portion of our confidential and proprietary information and know-how.  This includes a substantial portion of the knowledge base from which we develop a large portion of our proprietary products and services.  However, these measures may not provide adequate protection for our trade secrets or other proprietary information and know-how.  Customers, employees, scientific advisors, collaborators or consultants may still disclose our proprietary information in violation of their agreements with us, and we may not be able to meaningfully protect our trade secrets against this disclosure.

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In addition, we have applied for patents covering some aspects of some of our technologies and biomarker subsets of genes and proteins we have discovered using these technologies.  We plan to continue to apply for patents covering parts of our technologies and discoveries as we deem appropriate, but cannot assure you that we will be able to obtain any patents or that the patents will be upheld if challenged.  The patent positions of biotechnology related companies are generally uncertain and involve complex legal and factual questions.  Legislative changes and/or changes in the examination guidelines of governmental patents offices may negatively affect our ability to obtain patent protection for certain aspects of our intellectual property, especially with respect to genetic discoveries, and may negatively impact the enforceability of one or more of our patents. In contrast to recent court decisions invalidating claims directed to individual human genes and proteins, our focus has been directed to identifying relationships between small groups of genes and proteins that are useful for diagnosing, treating and prognosing diseases and other conditions.

Our success depends in large part on our ability to patent our discoveries.

Our success depends, in large part, on our ability to obtain patents on biomarkers and pathways that we have discovered and are attempting to commercialize.  We face intense competition from other biotechnology and pharmaceutical companies. These include customers who use our products and technologies and are pursuing patent protection for discoveries, which may be similar or identical to our discoveries.  We cannot assure you that other parties have not sought patent protection relating to the biomarkers and pathways that we discovered or may discover in the future.  Our patent applications may conflict with prior applications of third parties or with prior publications.  They may not result in issued patents and, even if issued, our patents could be invalidated or may not be sufficiently broad to provide us with any competitive advantages.  U.S. and other patent applications ordinarily remain confidential for 18 months from the date of filing.  As a result, patent applications that we file which we believe are novel at the time of filing may be determined at a later stage to be inconsistent with earlier applications.  Additionally, the scope of patents we receive may not provide us with adequate protection of our intellectual property, which would harm our competitive position.  Any issued patents that cover our proprietary technologies may not provide us with substantial protection or be commercially beneficial to the business.  The issuance of a patent is not conclusive as to its validity or its enforceability.  Federal courts may invalidate these patents or find them unenforceable.  Competitors may also be able to design around our patents.  If we are unable to protect our patented technologies, we may not be able to commercialize our technologies, products or services and our competitors could commercialize our technologies. Any of these events could materially harm our business or financial results.

Litigation or other proceedings or third party claims of intellectual property infringement could prevent us, or our customers or collaborators, from using our discoveries or require us to spend time and money to modify our operations.

The technology that we use to develop our products, and the technology that we incorporate in our products, may be subject to claims that they infringe the patents or proprietary rights of others. The risk of this occurring will tend to increase as the genomics, biotechnology and software industries expand, more patents are issued and other companies engage in other genomic-related businesses.  If we infringe patents or proprietary rights of third parties, or breach licenses that we have entered into with regard to our technologies and products, we could experience serious harm. If litigation is commenced against us alleging intellectual property rights infringement or if we initiate a lawsuit to assert claims of infringement, protect or trade secrets or know-how or to determine the enforceability, scope and validity of the proprietary rights of others, we may incur significant costs in litigating, whether or not we prevail in such litigation.  Regardless of the outcome, litigation can be very costly.  These costs would also include diversion of management and technical personnel to defend us against third parties or to enforce our patents (once issued) or other rights against others.  In addition, parties making claims against us may be able to obtain injunctive or other equitable relief that could prevent us from being able to further develop or commercialize.  Further, these lawsuits could result in the invalidation or limitation of the scope of our patents or the forfeiture of the rights associated with these patents.  This could also result in the award of substantial damages against us.  In the event of a successful claim of infringement against us, we may be required to pay damages and obtain one or more licenses from third parties.  If we are not able to obtain these licenses at a reasonable cost, if at all, we could encounter delays in product introductions while we attempt to develop alternative methods or products. Defense of any lawsuit or failure to obtain any of these licenses could prevent us from commercializing available products, all of which could negatively impact our business, financial condition or results of operations.  Moreover, during the course of these suits, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation. Securities analysts or investors may perceive these announcements to be negative, which could cause the market price of our Common Stock to decline.

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Many of our services will be based on complex, rapidly developing technologies. Although we will try to identify all relevant third party patents, these products could be developed by the business without knowledge of published or unpublished patent applications that cover some aspect of these technologies. The biomarker industry has experienced intensive enforcement of intellectual property rights by litigation and licensing.  If we are found to be infringing the intellectual property of others, we could be required to stop the infringing activity, or we may be required to design around or license the intellectual property in question.  If we are unable to obtain a required license on acceptable terms, or are unable to design around any third party patent, we may be unable to sell some of our services, which could result in reduced revenue.

We may acquire or make strategic investments in other businesses and technologies in the future, and these could prove difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our operating results.

If opportunities arise, we may consider making acquisitions of or investments in businesses, technologies, services or products.  These activities may involve significant cash expenditures, debt incurrence, additional operating losses and expenses that may have a material adverse effect on the operating results of our business.  Moreover, even if we acquire complementary businesses or technologies, we may be unable to successfully integrate any additional personnel, operations or acquired technologies into our business.

Difficulties in integrating an acquired business or managing an investment could disrupt our business, distract our management and employees and increase our expenses.  Future acquisitions could expose us to unforeseen liabilities and result in significant charges relating to intangible assets.  Sizable acquisitions or investments may also divert senior management from focusing on our existing business plan.  Finally, if we make acquisitions using convertible debt or equity securities, existing stockholders may be diluted, which could affect the market price of our stock.

Risks Related to Our Industry

There are many risks of failure in the development of drugs, therapies, diagnostic products and other life science products. These risks are inherent to the development and commercialization of these types of products.

Risks of failure are inseparable from the process of developing and commercializing drugs, therapies, diagnostic products and other life science products. These risks include the possibility that any of these products will:

■	be found to be toxic or ineffective;

■	fail to receive necessary regulatory approvals;

■	be difficult or impossible to manufacture on a large scale;

■	be uneconomical to market;

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■	fail to be developed prior to the successful marketing of similar products by competitors; or

■	be impossible to market because they infringe on the proprietary rights of third parties or compete with superior products marketed by third parties.

We are dependent on our customers’ commercialization of our discoveries.  Any of these risks could materially harm our business and financial results.

The trend towards consolidation in the pharmaceutical and biotechnology industries may adversely affect us.

The trend towards consolidation in the pharmaceutical and biotechnology industries may negatively affect us in several ways.  These consolidations usually involve larger companies acquiring smaller companies, which results in the remaining companies having greater financial resources and technological capabilities, thus strengthening competition in the industry.  In addition, continued consolidation may result in fewer customers for our products and services.

We may be subject to product liability claims if products derived from our products or services harm people.

We may be held liable if any product that is made with the use, or incorporation of, any of our technologies or data causes harm or is found otherwise unsuitable.  These risks are inherent in the development of genomics, functional genomics and pharmaceutical products.  If we are sued for any harm or injury caused by products derived from our services or products, our liability could exceed our total assets.  In addition, such claims could cause us to incur substantial costs, divert management’s attention from executing the Company’s business plan and subject us to negative publicity even if we prevail in our defense of such claims.

Our business and the products developed by our collaborators may be subject to governmental regulation.

New therapeutic or diagnostic products that may be developed by our collaborators will have to undergo a lengthy and expensive regulatory review process in the United States and other countries before it can be marketed.  It may be several years, or longer, before any therapy or diagnostic product that is developed by using our technologies, will be sold or will provide us with any revenues.  This may delay or prevent us from becoming profitable.  Changes in policies of regulatory bodies in the United States and in other countries could increase the delay for each new therapy and diagnostic products.

Even if regulatory approval is obtained, a product on the market and its manufacturer are subject to continuing review.  Discovery of previously unknown problems with a product may result in withdrawal of the product from the market.

Although we intend to become involved in the clinical phases in the future, we still expect to rely mainly on collaborators of our discovery activities to file regulatory approval applications and generally direct the regulatory review process.  We cannot be certain whether they will be able to obtain marketing clearance for any product that may be developed on a timely basis, if at all.  If they fail to obtain required governmental clearances, it will prevent them from marketing therapeutic or diagnostic products until clearance can be obtained, if at all.  This will in turn reduce our chances of receiving various forms of payments, including those relating to sales of marketed therapeutic or diagnostic products by them.

The law applicable to us may change in a manner that negatively affects our prospects.

We must comply with various legal requirements, including requirements imposed by federal and state securities and tax laws. Should any of those laws change over the term of our existence, the legal requirements to which we may be subject could differ materially from current requirements, which could increase the cost of doing business or preclude us from undertaking certain parts of our business plan, would result in adverse consequences.

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If ethical and other concerns surrounding the use of genetic information become widespread, there may be less demand for our products and services.

Genetic testing has raised ethical issues regarding confidentiality and the appropriate uses of the resulting information.  For these reasons, governmental authorities may call for limits on or regulation of the use of genetic testing or prohibit testing for genetic predisposition to various conditions, particularly for those that have no known cure.  Any of these scenarios could reduce the potential markets for our technologies in the field of predictive drug response, which could materially harm our business and financial results.

ITEM 2. PROPERTIES

We do not own any real property.  We lease 908 square feet of office space in Savannah, Georgia, pursuant to a three year lease dated July 1, 2007. We currently pay base rent in the amount of $1,741 per month. Our principal executive office is located at 2 East Bryan Street, Suite #601, Savannah, Georgia 31401, and our telephone number is (912) 443-1987.  Our principal executive office is well maintained and suitable for the business conducted in it.

ITEM 3. LEGAL PROCEEDINGS

None.

ITEM 4. RESERVED

PART II

ITEM 5.	MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS, AND ISSUER PURCHASES OF EQUITY SECURITIES.

Our Common Stock is traded on the OTC Bulletin Board under the symbol HDVY.  The range of closing prices for our Common Stock, as reported on YahooFinance.com during each quarter of the last two fiscal years was as follows.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High	Low

First Quarter 2008	$0.08	$0.03
Second Quarter 2008	$0.08	$0.03
Third Quarter 2008	$0.09	$0.03
Fourth Quarter 2008	$0.07	$0.04

First Quarter 2009	$0.09	$0.04
Second Quarter 2009	$0.08	$0.03
Third Quarter 2009	$0.13	$0.03
Fourth Quarter 2009	$0.40	$0.09

At March 22, 2010, there were approximately 319 holders of record of our Common Stock.

We have not paid any cash dividends on shares of our Common Stock since inception, and we do not anticipate paying any in the foreseeable future.  We intend to retain future earnings, if any, after the payment of the Series B Special Dividend described below to support the development and growth of our business.  Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

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The Series B Preferred Stock accrues dividends at the rate of 10% of the Series B Original Issue Price per year, which shall be satisfied by the fifth anniversary of the issuance of such shares of the Series B Preferred Stock (the “Original Issue Date”) either by the Company’s issuance of the number of shares of Common Stock equal to such accrued dividends divided by the average closing price of the Company’s Common Stock as reported on the Over-the-Counter-Bulletin Board or other exchange on which the Company’s Common Stock trades during the prior ten business days or by the payment of cash, as the Company may determine in its sole discretion. Subject to the limitations set forth in the Amended and Restated Articles of Amendment to Articles of Incorporation and applicable law, as long as the Series B Preferred Stock remain outstanding, the Company also pays the holders of the Series B Preferred Stock a special dividend (the “Special Dividend”) equal to 15% of Company Net Revenue collected beginning with the Original Issue Date and ending on the date the Series B Preferred Stock cease to be outstanding.  Company Net Revenue will include, but not be limited to, revenue derived from development fees, license fees and royalties paid to the Company and revenue collected as a result of the sale of any asset of the Company or distributions from SVM Capital, LLC (each a “Revenue Contract”), but shall not include the proceeds of any capital infusions from the exercise of outstanding options or warrants or as a result of any capital raise undertaken by the Company.  At any time following the Original Issue Date, the Company may satisfy the Special Dividend in its entirety if the aggregate payments made to the Series B Holders is equal to that value which provides an internal annual rate of return of twenty percent (20%) on the Series B Preferred Stock.  The maximum Special Dividend to be paid each year shall be the aggregate Series B Original Issue Price, and no amounts in excess of such amount shall accrue or carry-over to subsequent years. On March 26, 2010, in accordance with the rights of the holders of the Series B Preferred Stock to receive Special Dividends, we paid an aggregate amount of $202.25 to the Series B holders whose subscriptions for shares of Series B Preferred Stock had been accepted by the Company as of October 23, 2009.

Under the Georgia Business Corporation Act, a company is prohibited from paying a dividend on any share of its Capital Stock if, after giving effect to that dividend, either the company would not be able to pay its debts as they become due in the usual course of business or the company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed if the company were to be dissolved at the time of the dividend to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the dividends.  The Company has had limited revenue since inception, has incurred recurring losses from operations, and has had to continually seek additional capital investment in order to fund operations.  Accordingly, depending on the Company’s financial condition, it may not be able to pay any dividends on any shares of its Capital Stock.  For further discussion of the Company’s liquidity and capital resources, see Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following table sets forth the equity securities of the Company which are authorized for issuance to employees, directors and consultants in consideration for services as of December 31, 2009:

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights
Equity compensation plans approved by security holders	0	0
Equity compensation plans not approved by security holders	16,500,000	$0.09
Total	16,500,000	$0.09

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Private Placements

In 2007, the Company issued 51,538,822 shares of restricted Common Stock in return for $2.55 million in cash and the conversion of approximately $1.6 million in debt.  Proceeds from the private placement were used for general working capital purposes.  Each purchaser of Common Stock also received one warrant to acquire an equal number of shares at $0.14 (the “Tranche 1 Warrants”) and one warrant to acquire an equal number of shares at $0.19 (the “Tranche 2 Warrants”).  As a result of the Company’s Common Stock achieving minimum trading price thresholds, the Company elected to require the exercise or forfeiture of certain of the Tranche 1 Warrants in November, 2009, and of the Tranche 2 Warrants in March 2010.  As a result of the Company’s election of its rights and other voluntary exercises by the holders of the warrants, the Company issued 33,763,712 shares of Common Stock for gross proceeds of $5,489,952 and warrants to acquire 4,761,222 shares were forfeited.  Warrants to purchase 31,276,358 shares at $0.14 and 33,276,355 shares at $0.19 remain outstanding.

Also in 2007, the Company issued 7,437,184 shares of Series A Preferred Stock in a conversion of $594,975 of secured debt to equity.  On November 4, 2009, as a result of the trading value of the  Common Stock exceeding $0.12 per share for a period of 30 consecutive calendar days, all outstanding shares of Series A Preferred Stock converted by its terms into 7,437,184 shares of Common Stock.

The shares and warrants offered and sold in each of the Company’s private placements were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  Based on information provided by each of the investors, all investors qualify as accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended).  There were no underwriters in connection with either of these transactions, and there were no underwriting discounts or commissions.

The Company has received letters from an investor in the Company’s 2007 private placement, (“2007 Private Placement”), claiming, among other things further described in Item 1A - Risk Factors to this Form 10-K, that the investor is entitled to receive additional shares of Common Stock for no additional consideration.  Pursuant to the terms of the securities purchase agreement in the 2007 Private Placement, the investors may be entitled to receive shares of Common Stock in certain circumstances.  The investor claims that the provision providing for the issuance of additional Common Stock was triggered as a result of certain actions taken by the Company.  The Company denies the investor’s allegations and intends to vigorously defend these claims.  If we are unsuccessful in our defense, the Company may be required under the terms of the securities purchase agreement to issue approximately 146,664,375 shares to the investor, and, if all of the other investors sought the same remedy as a result of the amendment to the warrant, the Company may be required to issue approximately 1,099,494,872 shares in the aggregate.  Issuing any significant portion of such shares of Common Stock would cause substantial dilution to existing shareholders.

As of December 31, 2009, pursuant to a Securities Purchase Agreement, as amended and restated (the “Purchase Agreement”), we completed the sale of Series B Preferred Stock for $1,490,015 in cash net of associated expenses.  The Series B Preferred Stock may be converted into Common Stock of the Company at the option of the holder, at a price of $0.08 per share (subject to adjustment) so long as the Company has a sufficient number of authorized shares to allow for the exercise of all of its outstanding derivative securities, and without the payment of additional consideration by the holder.  The Shares of Series B Preferred Stock must be converted into Common Stock of the Company upon the demand by the Company after the fifth anniversary of the date of issuance.  The Series B Preferred Stock will not be immediately registered under either federal or state securities laws and any may not be sold unless a registration statement covering such securities is declared effective by the Securities and Exchange Commission or an applicable exemption from registration applies.  In connection with the sale of the Series B Preferred Stock, we paid $51,748 in finder’s fees.

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Additional Issuance of Securities

In April 2009, in connection with the employment of the Company’s President and General Counsel, the Company granted to its President and General Counsel an option to purchase an aggregate of 4,500,000 shares of the Common Stock at an exercise price of $0.08.  One million of the options vested immediately, and one million five hundred thousand vested on January 1, 2010.  The remaining two million options vest on September 15, 2010.  The options expire on April 29, 2019.

Also during the second quarter of 2009, in connection with an appointment to the Company’s Board of Directors, the Company granted the new director an option to purchase 500,000 shares of the Common Stock. The options vest 250,000 shares every six months, have an exercise price of $0.08, and expire on April 29, 2015.

In February 2010, in connection with an appointment to the Company’s Board of Directors, the Company granted the new director an option to purchase 1,500,000 shares of Common Stock. The option vests 250,000 shares every six months, have an exercise price of $0.26, and expire on February 24, 2015.

All of these issuances of equity securities were made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

ITEM 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

Corporate Overview

Our Company is a pattern recognition company that uses advanced mathematical techniques to analyze large amounts of data to uncover patterns that might otherwise be undetectable.  Our Company operates primarily in the emerging field of molecular diagnostics and imaging where such tools greatly enhance scientific discovery.  Our primary business consists of licensing our intellectual property and working with prospective customers on the development of varied products that utilize pattern recognition tools.  We also endeavor to develop our own product line of newly discovered biomarkers and pathways that include human genes and genetic variations, as well as gene, protein, metabolite expression differences and image analysis techniques.  In drug discovery, biomarkers can help elicit disease targets and pathways and validate mechanisms of drug action.  They may also be pharmacodynamic indicators of drug activity, response and toxicity for use in clinical development.

We partnered and intend to continue partnering with clinical laboratories to commercialize our clinical diagnostic tests and to provide pharmaceutical and diagnostic companies with all aspects of diagnostic and drug discovery, from expert assessment of the clinical dilemma through proper selection and procurement of high quality specimens.  We will then apply our proprietary analytical evaluation methods and state-of-the-art computational analysis to derive relevant and accurate clinical data, with the goal of producing new diagnostic and prognostic tests as well as image analysis techniques.

Our business is based on the belief that in order to discover the most clinically relevant biomarkers, the computational component must begin at the inception of the clinical dilemma to be solved.  This process includes several critical levels of decision-making - all of which are part of our business strategy.  We intend to produce more relevant and predictable biomarkers for drug discovery so that new and better medicines and diagnostic markers can be developed for patients worldwide.

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Operational Activities

The Company actively markets its technology and related developmental expertise to several prospects in the healthcare field, including some of the world’s largest corporations in the pharmaceutical, biotech, and life sciences industries.  Given the scope of some of these prospects, the sales cycle can be quite long, but management believes that these marketing efforts will produce favorable results in the future.  In 2010, we plan to focus on the development, consulting and licensing of our technology in various fields of use.

Licensing and Commercialization Developments

We previously announced that the RT-PCR assay for the four genes comprising the Company's recently commercialized gene-based molecular diagnostic test for prostate cancer can be successfully used in urine samples for gene testing. The study, completed in collaboration with a world renowned academic cancer research hospital, demonstrated that the gene expression of all four genes comprising the molecular signature for clinically significant prostate cancer could be detected in urine samples spiked with as few as 50 prostate cancer cells.

On January 30, 2009, we entered into a license agreement with Abbott Molecular Inc. (“Abbott”), pursuant to which, among other things, the Company granted Abbott a worldwide, exclusive, royalty-bearing license for in-vitro diagnostic rights to develop and commercialize reagent test kits for the Company’s prostate cancer molecular diagnostic tests in both biopsy tissue and urine. We also granted Abbott a worldwide royalty bearing, co-exclusive license (co-exclusive with Quest) for developing and commercializing a Laboratory Developed urine based molecular diagnostic test ("LDT") for clinically significant prostate cancer, which could be commercialized in a clinical laboratory and sold directly to physicians for their patients. Abbott paid to us a one-time initial signing fee of $100,000 and then reimbursed us $100,000 in development costs as required by the license agreement.  In addition, with respect to products subject to the license (the “Products”), Abbott will pay milestone payments to us upon achievement of the following events:  $250,000 upon completion of Phases 1 and 2 as described in the FDA Submission Plan; $250,000 upon completion of Phases 3 and 4 as described in the FDA Submission Plan; $500,000 upon submission of either a 510(k) or Pre Market Approval (“PMA”) submission to the FDA; and $500,000 upon the receipt of a written notification by the FDA of the approval of the applicable 510(k) or PMA submission. We will also receive royalty payments of 10% of Abbott’s Net Sales for the Products with medical utility claims for use on prostate biopsy tissue samples, and 5% of Abbott’s Net Sales for the Products with medical utility claims for use on urine samples. In addition to the royalty payments, with respect to the urine based products, Abbott will also pay us certain amounts upon the achievement of certain milestones as follows:  after the sale of 50,000 tests in a calendar year, a milestone payment of $200,000; after a sale of 200,000 tests in a calendar year, a milestone payment of $750,000; and after a sale of 500,000 tests in a calendar year, a milestone payment of $1,500,000.  “Net Sales” is equal to Abbott’s gross revenue less 5%, subject to adjustments as described in the license.

On January 30, 2009, we entered into a license agreement with Quest, pursuant to which the Company granted to Quest a non-exclusive, royalty bearing license for developing and commercializing a urine-based LDT for clinically significant prostate cancer which could be commercialized and sold by Quest’s clinical laboratories directly to physicians for their patients.  In consideration of granting the license to Quest, Quest paid a license fee to the Company and will pay running royalty payments, certain milestone payments, and development fees.

The Company is continuing to advance the development of the urine based prostate cancer test. The Company is pleased with the data and results completed to date.  We continue to progress towards the goal of commercialization of the urine-based prostate cancer test at Quest and with Abbott as laboratory developed tests in the near future, as well as an in-vitro diagnostic test (IVD test kits) offered for sale by Abbott upon FDA approval of the test kits.   Upon regulatory approval, Abbott could begin commercialization and sale of the individual in-vitro diagnostic test kits to additional national, regional and local clinical laboratories, as well as hospital, academic and physician laboratories around the world.

On March 11, 2010, the Company, Quest Diagnostics Incorporated (“Quest”) and Smart Personalized Medicine, LLC (“SPM”) entered into a Development Agreement (the “Quest Development Agreement”) pursuant to which the Company and SPM will assist Quest in the development of new laboratory tests for aiding in the selection of breast cancer therapies. The Company, SPM and Quest also entered a related Licensing Agreement (the “Quest License”).

Pursuant to the Quest License, SPM granted a co-exclusive (with SPM) sublicense to utilize the Licensed Patent Rights to the extent necessary to enable Quest to develop Products and perform the Validation Work under the Quest Development Agreement. Quest has the right to use SPM’s Breast Cancer Database developed in association with a world renowned academic cancer center (the “Database”).

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In consideration for the license, Quest will separately make payments to SPM and us. Such payments to us will include a $500,000 up front “Development License Fee,” monthly “License Maintenance Fees” equal to $8,750 for the first year and $17,500 for each year thereafter (with such fees being credited against the “Royalty Payments” described below), upon the publication of a study performed for the Validation Work an “Initial Product License Fee” of $125,000 for each of the first two Products, and “Royalty Payments” equal to 2.45% of the Net Sales of each Licensed Product (i.e., each breast cancer test) sold by Quest. Quest will reimburse SPM and us for costs incurred related to any Validation Work done with respect to a Product.

Pursuant to the Quest Development Agreement, we are required to use the support vector machine technology and other intellectual property licensed to SPM to analyze data for the development and/or validation of applications of clinical laboratory services, In Vitro Diagnostic kits, clinical trial services and the other elements of “Field” (collectively, the “Products”). In consideration for our efforts under the Quest Development Agreement, Quest will pay us $375,000 (in addition to the $500,000 described above), which payments shall be made in equal monthly installments over the next nine months.

Effective March 11, 2010, the Company and SPM amended (the “Amendment”) the original License Agreement, dated August 22, 2008 (the “SPM License Agreement”), pursuant to which we had licensed our intellectual property to SPM for use in the development of breast cancer products. As amended, we will receive all payments under the Quest Development Agreement and License Agreement directly from Quest, and SPM will not be required to make any additional payments to the Company related to either such agreement.  With respect to SPM proceeds received unrelated to the arrangement with Quest, we will receive a per test royalty up to 7.5% based on net proceeds received from a Test (as defined in the SPM License Agreement) and such additional allocation and distribution of license fees and royalties received from future sublicenses with third parties as may be agreed.  In addition, our equity percentage interest in SPM was increased from 15% to 20%, and such equity percentage interest may be diluted only to the same extent and in the same manner as each other initial equity percentage interest holder; provided, however, that when raising additional equity, SPM must obtain our prior written approval of the terms and conditions of such equity offering.  SPM expects that once the laboratory test is developed with Quest, it can provide physicians and their patients a way to better determine the probability of relapse, allowing patients with good prognosis results an opportunity to avoid unnecessary expensive and traumatic chemotherapy treatments.

On July 31, 2007, we announced our alliance and licensing agreement with Clarient, Inc. for development of a new molecular diagnostic test for prostate cancer based on our discovered prostate cancer biomarker signature.  During 2008, we and Clarient successfully completed all phases of the clinical trial process with the hope of achieving the statistical significance necessary to validate the ability to commercialize a test.  Results from both the Phase I, Phase II and Phase III double-blinded clinical validation studies now completed at Clarient demonstrated a very high success rate for identifying the presence of Grade 3 or higher prostate cancer cells (clinically significant cancer), as well as normal BPH (benign prostatic hyperplasia) cells.   Although Clarient has not yet reported any commercial sales to us, the prostate gene expression test is available through Clarient’s PATHSiTETM virtual reporting tool and accessible to Clarient’s entire pathology network.

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In July 2008, the Company and DCL Medical Laboratories LLC (“DCL”) entered into a development and license agreement for the collaborative development and commercialization of SVM-based computer assisted diagnostic tests for the independent detection of ovarian, cervical and endometrial cancers.  Due to a change in the strategic direction involving DCL, we mutually terminated the development and license agreement in January 2010.  The Company is pleased with the development progress to date of its Pap Smear image analysis technique and is currently seeking a strategic partnership with a clinical laboratory capable of completing development, final validation and commercialization of this computer assisted diagnostic (CAD) test.

In January 2007, SVM Capital, LLC was formed as a joint venture between HDC and Atlantic Alpha Strategies, LLC (“Atlantic Alpha”) to explore and exploit the potential applicability of our SVM technology to quantitative investment management techniques.  Atlantic Alpha’s management has over thirty years of experience in commodity and futures trading.  SVM Capital has made significant progress since the formation of the joint venture.  Atlantic Alpha reports that the SVM technology is now working well with dynamic time series for S&P data accumulated over the past fifty-eight years as well as a limited pilot program of real-time trading activity, and that the latest SVM-derived models generated by SVM Capital have successfully outperformed the static buy-and-hold model both in increased returns as well as in reduced risk.  Once the stability of these models is confirmed, SVM Capital intends to apply the models to a wide range of financial asset classes such as interest rates, currencies, metals and petroleum products.  SVM Capital plans to apply the investment model either in a single fund or a series of related funds.  SVM Capital expects to charge a management fee and a performance fee related to its investment activities. HDC owns a 45% equity position in SVM Capital.

In August 2008, we entered into an agreement with Patent Profit International, a Silicon Valley-based patent brokerage firm, with the goal of marketing our patent portfolio and exclusive rights to SVM techniques and applications outside of biomarker discovery and the healthcare field, to prospective buyers/licensees.  In December 2009, the Company terminated the arrangement in favor of establishing internal resources to pursue the monetization of our intellectual property portfolio in non-healthcare fields using our own resources, including the hiring of our Executive Vice President and Managing Director of Global IP Strategies.  Our goal remains to monetize our significant intellectual property through non-medical licenses and development agreements such as we have accomplished in the healthcare space.

Management believes that our research agreement with a leading biotech company to develop an SVM-based diagnostic test to help interpret flow cell cytometry data for myelodysplastic syndrome (pre-leukemia) has resulted in a successful proof of concept The Company is pleased with the development progress to date, and the Company is now seeking a strategic partnership with a clinical laboratory capable of completing development, final validation and commercialization of the new diagnostic test for the interpretation of flow cytometry data.

We have developed, in association with a large international pharmaceutical company, a diagnostic test for use as a surrogate biomarker to determine treatment success in the clinical trial for its new drug to treat BPH (enlarged prostate).  This international pharmaceutical company was acquired by a larger pharmaceutical company during our final contract discussions, and the acquiring company has now subsequently been acquired by an even larger international pharmaceutical company. After the successful integration of these companies, we hope to renew interest in the BPH test that we developed for them. If the new pharmaceutical company chooses not to continue development of its BPH drug, then we intend to seek another strategic pharmaceutical partner, which has BPH drugs either in the market currently or under development to finish development, final validation and commercialization of our new molecular diagnostic test for BPH.

We have advanced our dialogue with other important industry players in the healthcare field and, in certain situations, related to the field of molecular diagnostics.  We will also continue to pursue development opportunities with our existing licensing customers.

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While we have a number of negotiations in process with potential licensing partners, there is a possibility that we will be unable to reach agreement with any party, that the negotiations continue but are not finalized, or that those that may be finalized do not provide the economic returns that we expect.

Intellectual Property Developments

The U.S. Patent and Trademark Office issued a new patent to the Company in January 2009, which covers a feature ranking technique for use with support vector machines.  In June 2009, the U.S. Patent and Trademark Office issued two new patents to the Company, one of which includes expanded claims to the Company’s proprietary RFE-SVM method for feature selection.  The second patent covers a web-based data mining system that utilizes multiple support vector machine models to analyze combinations of biological data of many different types, for example, genomic, proteomic, and clinical data, from many different sources, including measurement instruments, clinical databases, on-line databases and on-line journals to produce ranked lists of genes or proteins that may be used as biomarkers..  The U.S. Patent and Trademark Office issued another new patent to the Company in November 2009 covering an alternative method of feature selection that reduces the number of support vectors to create a sparse-SVM that can be used to generate a codebook for identifying patterns in data, including applications to signal compression. Also in November 2009, the U.S. Patent and Trademark Office issued the Company’s first patent covering a pre-processing method to greatly improve the effectiveness of SVMs for the analysis of mass spectrometry data for protein biomarker discovery.  Finally, in December 2009, the European Patent Office granted a patent on the Company’s claims covering the use of SVMs for computer-aided analysis of digitized images.  With the issuance of these patents, the Company now holds the exclusive rights to 41 issued U.S. and foreign patents covering uses of SVM and FGM technology for discovery of knowledge from large data sets.

In December 2009, the decision was made to allow the two remaining pending patent applications covering methods using Fractal Genomic Modeling to be abandoned following repeated rejections by the U.S. Patent and Trademark Office.  These rejections were based on a change in patentability criteria that was set forth in a 2008 decision by the U.S. Supreme Court in a case known as In re Bilski.  The applications, which had been filed prior to the ruling, did not contain certain descriptive material that would have been necessary to overcome a patentable subject matter rejection pursuant to Bilski.

On October 16, 2009, the U.S. Patent and Trademark Office issued a notice of allowance for the Company’s pending patent application entitled “Kernels and Kernel Methods for Spectral Data.”  This application includes claims covering an alternative pre-processing method for enhancing the analysis of protein expression data obtained using a mass spectrometer.   In December 2009, the Company filed a provisional application covering its new smart phone application for melanoma screening.   Also in December 2009, the Company filed an international patent application through the World Intellectual Property Organization (WIPO) with claims covering the four gene prostate cancer test and algorithm using tissue or urine specimens.  This application will allow further coverage of the prostate cancer test to be sought via foreign patent offices including Europe, China and Japan, among over one hundred other countries.

In October 2008, an Indian patent was issued to the Company covering the use of SVMs for knowledge discovery from multiple data sets.  Also that month, the U.S. Patent and Trademark Office issued a new patent to the Company covering a data mining platform with multiple SVM modules for use in analyzing bioinformatics data.

In August 2008, the U.S. Patent and Trademark Office granted a patent to us covering the use of SVMs in computer-aided image analysis of digitized microscopic images of medical specimens.  This patent focuses on a method and computer system for analyzing medical images generated during microscopic evaluation of cytology specimens and tissue samples.  SVM-aided image analysis using this patented method could permit automated and rapid analysis of a series of sample images that are typically examined visually by a technologist or pathologist, greatly increasing the sensitivity and accuracy of tests.

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The U.S. Patent and Trademark Office issued a new patent to the Company in June 2008, which covers the use of SVMs for computer-aided analysis of medical images, with particular applications in cytology and pathology.  Also in June 2008, the Company was issued a patent in Japan, which covers recursive feature elimination (RFE) using SVMs for selection and ranking of the most important features within large datasets. In May 2008, the U.S. Patent and Trademark Office issued two new patents to the Company, one of which claims a method for analysis of any type of data that has a structure.  The second patent covers additional feature selection techniques that can be used to successfully identify the most important pieces of information needed to solve complex pattern-recognition problems.  The U.S. Patent and Trademark Office issued one new patent to the Company in April 2008, which covers the use of FGM technology for visualization of data patterns.

Year Ended December 31, 2009 Compared with Year Ended December 31, 2008

Revenue

Since December 31, 2005, the Company has received cash from operating activities totaling $1,157,263, which consists of recorded revenue of $613,328 through December 31, 2009 and has deferred revenue yet to be recognized of $543,935 at December 31, 2009.

For the year ended December 31, 2009, revenue was $61,803 compared with $65,731 in revenue for the year ended December 31, 2008.  Revenue is recognized for licensing and development fees over the period earned, which in most cases is the length of the license.  The revenue recognized in 2009 was primarily the recognition of deferred revenue.  As of December 31, 2009, the Company had deferred revenue of $543,935, which includes $431,435 of cash received but not yet recognized as revenue and $112,500 in accounts receivable.  Deferred revenue was $453,715 at December 31, 2008, which has been reduced because we recognize the revenue over the life of the contract.

Operating and Other Expenses

Amortization expense, which is the amortization of costs of acquiring or filing of patents over their estimated useful lives, was $262,719 for the twelve months ended December 31, 2009 and 2008.

Professional and consulting fees totaled $406,786 for 2009 compared with $757,748 for 2008.  These fees, related primarily to legal, accounting, and scientific activities, decreased principally due to the change in accounting estimate related to equity grants for Scientific Advisory Board members.  A credit of $325,676 was recorded to reflect this change.

Compensation expense of $939,029 for the twelve months ended December 31, 2009 was higher than the $745,918 reported for the comparable period of 2008. This increase is due to additional compensation expense related to employees hired in 2009 to manage the business and to develop and nurture new strategic partnerships and the charge for employee options granted in 2009.

Other general and administrative expenses decreased from $484,806 in 2008 to $461,257 in 2009.  This decrease principally was due to reduced costs related to options granted to directors.  A charge of $49,375 was recorded in 2008 related to vesting of a director’s warrants.  No similar charge occurred in 2009.

Loss from Operations

The loss from operations for the twelve months ended December 31, 2009 was $2,007,988 compared to a loss from operations of $2,185,460 for the prior year.  The decreased loss was due to the decrease in expenses as previously discussed.

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Other Income and Expense

Interest income was $6,393 for the twelve months ended December 31, 2009 compared to $39,160 in 2008.  Decreased interest income was due to the lower average cash available to invest throughout 2009 and the decreasing interest rates available.

Interest expense was $15,276 in 2009 compared with $1,161 in 2008.  This increase relates to the $14,437 in interest paid to the holder of the $500,000 promissory note in 2009.  See Liquidity and Capital Resources – Cash Flow from Financing Activities for additional information regarding the issuance of the promissory note.

Net Loss

The net loss for the twelve months ended December 31, 2009 was $2,016,871 compared to a net loss of $2,147,460 for the twelve months ended December 31, 2008.  The decreased loss was due to the overall decrease in expenses as previously discussed.

Net loss per share attributable to common shareholders was $0.01 for both the twelve months ended December 31, 2009 and 2008.

Liquidity and Capital Resources

At December 31, 2009, the Company had $2,951,270 in cash and cash equivalents and total current liabilities of $824,334.  Additionally, during the first quarter of 2010, we received approximately $3,150,000 in cash from the exercise of warrants and from the receipt of a final payment under the settlement agreement with Vermillion.  On March 29, 2010, our total cash and cash equivalents was approximately $5,200,000.  As a result of the proceeds from the exercise of our warrants and the sale of the Series B Preferred Stock, we believe we have sufficient resources to meet all of our current obligations.  Our net loss for the twelve months ended December 31, 2009 was $2,016,871.  However, cash used by operating activities for the twelve months ended December 31, 2009 was $1,298,940. The net loss is favorably offset by net non-cash charges to operations and adjustments of $717,931, which did not require the use of cash.  Cash used by investment activities was $638,480 due to the acquisition of fixed assets and the addition of $622,358 in certificates of deposit.   Cash provided by financing activities was $3,940,445, comprised of the sale of Series B Preferred Stock for $1,490,015 and $2,450,430 from the issuance of Common Stock as a result of warrant exercises.

The Company has no future commitments for capital expenditures and anticipates no changes of circumstances likely to require material demands on liquidity.

Cash Flow from Operating Activities

In February 2009 in connection with the licensing agreement, Abbott paid to us a one-time initial signing fee of $100,000.  In addition, with respect to the Products, Abbott may be obligated to pay milestone payments outlined above if certain targets are met.  On August 7, 2009, Abbott reimbursed the Company $100,000 in development costs as required by the license agreement.

On January 30, 2009, we entered into a license agreement with Quest, pursuant to which the Company granted to Quest a non-exclusive, royalty bearing license for developing and commercializing a urine-based LDT for clinically significant prostate cancer which could be commercialized and sold by Quest’s clinical laboratories directly to physicians for their patients.  In consideration of granting the license to Quest, Quest paid a license fee to the Company and will pay running royalty payments, and certain milestone payments.

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In September 2009 and September 2008, we received royalty proceeds related to our licensing agreement with Bruker Daltonics.  The royalties relate to Bruker Daltonics’ sales of its ClinProTools™ clinical proteomics product line for its mass spectrometers, which contains HDC’s SVM technology.

Cash Flow from Financing Activities

Pursuant to the Company’s rights under certain warrants to acquire shares of Company Common Stock at an exercise price of $0.19 (the “Tranche 2 Warrants”), as a result of the Company’s stock achieving minimum trading price thresholds, in March 2010 the Company elected to require the exercise or forfeiture of certain of the Tranche 2 Warrants (the “Tranche 2 Call Right”).  As a result of the Company’s election with respect to its Tranche 2 Call Right and other voluntary exercises by holders of the Tranche 2 Warrants, the Company issued 11,729,390 shares of Common Stock for gross proceeds of $2,228,584 and warrants to acquire 3,001,827 shares were forfeited.  See Note L – Subsequent Events to our financial statement for the fiscal year ended December 31, 2009 for further information on the Company’s call of the Tranche 2 Warrants.

Pursuant to the Company’s rights under certain warrants to acquire shares of Company Common Stock at an exercise price of $0.14 (the “Tranche 1 Warrants”), as a result of the Company’s stock achieving minimum trading price thresholds, in November 2009, the Company elected to require the exercise or forfeiture of certain of the Tranche 1 Warrants (the “Tranche 1 Call Right”).  As a result of the Company’s election with respect to its Tranche 1 Call Right and other voluntary exercises by holders of the Tranche 1 Warrants, the Company issued 15,878,073 shares of Common Stock for gross proceeds of $2,222,930 and warrants to acquire 1,759,394 shares were forfeited.

In 2009, the Company, pursuant to the Purchase Agreement, sold 19,402,675 shares of Series B Preferred Stock for an aggregate purchase price of $1,490,015, net of associated expenses.

On June 30, 2009, we issued a promissory note for $500,000 to a director and long-term shareholder.  The promissory note contained an 8% annual interest rate and was due on January 4, 2010.  The promissory note was secured by certain intellectual property and other assets of the Company.  The proceeds from the promissory note were used for general working capital purposes.  This short term debt financing was intended to serve as a bridge to anticipated future licensing revenues in a manner which is not dilutive to shareholders.  On November 11, 2009, the Company paid in full the outstanding balance of $500,000, with a total payment, including interest, of $514,437, thus eliminating this debt and any collateral obligations on the Company’s intellectual property or other assets.

The Company continues to incur maintenance fees (fees to various governmental patent offices on previously filed patents) for its patent portfolio and expects those fees to be approximately $250,000 during 2010.

The Company has relied primarily on equity funding plus debt financing for liquidity.  While the Company has produced limited revenue, it must continue to do so in order to generate sufficient cash to continue operations.  The Company believes it currently has sufficient cash to support operations until it is able to generate revenue through royalty payments from the molecular diagnostic deals signed, revenue generation from the melanoma risk assessment and additional new licensing fees from its significant patent portfolio and additional new licensing fees from its significant patent portfolio and development fees for providing services related to those patents.  The Company expects to receive the $500,000 License Fee and the additional $375,000 development fees from Quest this year from the breast cancer molecular diagnostic test.  In addition, the Company has been and continues to be in meaningful discussions with a variety of parties related to the commercialization efforts discussed above, which if successful, may result in significant revenue.  Should it prove necessary, the Company may also consider such alternatives as raising additional equity through private placements and/or debt offerings.

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Subsequent Events

On March 11, 2010, the Company, SPM and Quest entered into a Development Agreement (the “Quest Development Agreement and related License Agreement related to the development of new laboratory tests for aiding in the selection of breast cancer therapies.  In consideration for the license, Quest will separately make payments to SPM and us. Such payments to us will include a $500,000 up front “Development License Fee,” monthly “License Maintenance Fees” equal to $8,750 for the first year and $17,500 for each year thereafter (with such fees being credited against the “Royalty Payments” described below), upon the publication of a study performed for the Validation Work an “Initial Product License Fee” of $125,000 for each of the first two Products, and “Royalty Payments” equal to 2.45% of the Net Sales of each Licensed Product (i.e., each breast cancer test) sold by Quest. Quest will reimburse SPM and us for costs incurred related to any Validation Work done with respect to a Product.  Pursuant to the Quest Development Agreement, we are required to use the support vector machine technology and other intellectual property licensed to SPM to analyze data for the development and/or validation of applications of clinical laboratory services, In Vitro Diagnostic kits, clinical trial services and the other elements of “Field” (collectively, the “Products”).  In consideration for our efforts under the Quest Development Agreement, Quest will pay us $375,000 (in addition to the $500,000 described above), which payments shall be made in equal monthly installments over the next nine months.

In February 2010, we announced that we are developing a melanoma/skin cancer mobile phone application which will enable customers to take a picture of a mole, lesion or birthmark, send it to us, and receive a risk assessment for melanoma and other skin cancer on their mobile phone.  This first-ever melanoma/skin cancer mobile phone application using our SVM technology will employ sophisticated image analysis techniques using patent protected algorithms for evaluating moles, lesions and birthmarks.  Since mid-February 2010, Health Discovery Corporation has made significant progress on our melanoma risk management mobile phone application.  We have selected Apple’s iPhone as our initial mobile platform and have been focused on tuning image capture and analysis capabilities for skin lesions and moles for that platform.  In addition, we have initiated discussions with potential U.S. and non-U.S. laboratory partners, dermatologists and marketing partners.  Discussions have also begun with the research arm of a major medical center expert in skin cancer for joint research opportunities.  We anticipate a limited beta release of the iPhone application around Memorial Day, 2010.  This release will enable us to optimize and refine the application prior to a subsequent public launch of the risk assessment tool. The application will combine free skin health educational and research services with the melanoma risk assessment available for a charge.  The retail price for a melanoma risk assessment will be competitive and reasonable for the service provided.   We expect to generate revenues from the iPhone application and website services in the third quarter 2010.

In February 2010, the Company entered into an exclusive agreement with the Pancreas, Biliary and Liver Surgery Center of New York at Saint Vincent Catholic Medical Centers in New York City to develop new molecular diagnostic tests for the early detection of pancreatic cancer. The Pancreas, Biliary and Liver Surgery Center is under the leadership of Drs. Michael Wayne, Franklin Kassim and Avram Cooperman.  Under the terms of the agreement, the Pancreas, Biliary and Liver Surgery Center will provide all specimens from their collected specimen banks, specimens on all new patients and all associated clinical and outcomes data. The specimens will include tissue, blood and urine.  The Company will use its patent protected SVM-based discovery technology and science team in an attempt to develop these new molecular diagnostic tests for pancreatic cancer in a similar fashion to the urine-based prostate cancer test developed by the Company and licensed for development and commercialization to Quest Diagnostics and Abbott on a royalty-based, world-wide co-exclusive basis.  The Company will own all of the intellectual property and commercialization rights to these newly discovered molecular diagnostic tests for pancreatic cancer, and the Company intends to partner with a large clinical laboratory for development, marketing and commercialization of these new pancreatic cancer tests.

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Also in February 2010, the Company entered into an exclusive agreement with the Pancreas, Biliary and Liver Surgery Center of New York to provide clinical specimens to be utilized to complete the final validation of HDC’s molecular diagnostic test for colon cancer. Under the terms of the agreement, the Pancreas, Biliary and Liver Surgery Center of New York will provide specimens from its collected specimen banks, as well as blood and tissue specimens on all new patients along with all associated clinical and outcomes data.  The Company owns all of the intellectual property and commercialization rights to this molecular diagnostic test for colon cancer, and HDC intends to partner with a large clinical laboratory for development, marketing and commercialization of this new colon cancer test.

In January 2010, the Company received the final payment of $150,000 that was due under an agreement that settled the Company’s patent infringement lawsuit against Vermillion, Inc. (formerly known as Ciphergen Biosystems, Inc.).

In February 2010, the Company appointed D. Paul Graham to the Board to fill the vacancy created by the resignation of Dr. Michael Hanbury, who resigned due to his acceptance of new senior executive responsibilities with Spectrum Laboratory Network in Greensboro, North Carolina. Dr. Hanbury will continue to assist the Company as an unpaid advisor.

On January 11, February 15 and February 26, 2010, three new provisional applications were filed in the U.S. Patent and Trademark Office covering stages in the Company’s development of the smart phone application for melanoma screening.  Also in January 2010, a new continuation application was filed in the U.S. Patent and Trademark Office seeking expanded claims covering the use of SVMs for analysis of spectral data.  With these new filings, the Company now has 33 pending U.S. and foreign patent applications.

In March 2010, the U.S. Patent and Trademark Office issued the Company’s second patent covering the use of SVMs for analysis of protein mass spectrometry data for using in biomarker discovery. With the issuance of this patent, the Company now holds the exclusive rights to 42 issued U.S. and foreign patents.

The Company has been selected by MDB Capital Group as one of its Top 50 “Best and Brightest” companies that will present at the invitation-only, 1st Annual Bright Lights Conference on May 10-12, 2010.  This will be the first public company conference to focus exclusively on companies with disruptive and market changing intellectual property.   The Company was selected to present on the basis of ranking in the top 10th percentile for IP leadership from over 1,600 small cap companies with U.S. patents granted, as rated by PatentVest, MDB Capital Group’s proprietary IP intelligence platform.  In addition, The Company is a nominee for MDB Capital Group’s first-ever “Provectus Award” to be handed-out at the conference.  The term “provectus” is Latin for “most advanced.”  This award will be presented to the top 5 companies across all industries with the highest combined Tech Score, Patent Application CAGR and number of patent grants.  The Provectus Award will recognize the strength of IP process and given to the “Best of the Best”.

Critical Accounting Policies, Estimates and Assumptions

We consider our accounting policies related to revenue recognition, impairment of intangible assets and stock based compensation to be critical accounting policies. A number of significant estimates, assumptions, and judgments are inherent in our determination of when to recognize revenue, how to evaluate our intangible assets, and stock-based compensation expense. These estimates, assumptions and judgments include deciding whether the elements required to recognize revenue from a particular arrangement are present, estimating the fair value of an intangible asset, which represents the future undiscounted cash flows to be derived from the intangible asset, and estimating the useful life and volatility of stock awards granted. We base our estimates and judgments on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ materially from these estimates.

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Valuation of intangible and other long-lived assets.

We assess the carrying value of intangible and other long-lived assets at least annually, which requires us to make assumptions and judgments regarding the future cash flows related to these assets.  The assets are considered to be impaired if we determine that the carrying value may not be recoverable based upon our assessment of events or changes in circumstances such as:

■	the asset’s ability to continue to generate income from operations and positive cash flow in future periods;

■	loss of legal ownership or title to the asset;

■	significant changes in our strategic business objectives and utilization of the asset(s); and

■	the impact of significant negative industry or economic trends.

If the assets are considered to be impaired, the impairment we recognize is the amount by which the carrying value of the assets exceeds the fair value of the assets. In addition, we base the useful lives and related amortization or depreciation expense on our estimate of the period that the assets will generate revenues or otherwise be used by us. We also periodically review the lives assigned to our intangible assets to ensure that our initial estimates do not exceed any revised estimated periods from which we expect to realize cash flows from the technologies. If a change were to occur in any of the above-mentioned factors or estimates, the likelihood of a material change in our reported results would increase.

Revenue Recognition

We recognize revenue principally from license and royalty fees for intellectual property and from development agreements with research partners. Each element of revenue recognition requires a certain amount of judgment to determine if the following criteria have been met: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the seller’s price to the buyer is fixed or determinable; (iv) collectability is reasonably assured, and (v) both title and the risks and rewards of ownership are transferred to the buyer. We are required to make significant estimates involving our recognition of revenue from license and royalty fees. Our license and royalty fees revenue estimates depend upon our interpretation of the specific terms of each individual arrangement and our judgment to determine if the arrangement has more than one deliverable and how each of these deliverables should be measured and allocated to revenue. In addition, we have to make significant estimates about the useful life of the technology transferred to determine when the risk and rewards of ownership have transferred to the buyer to decide the period of time to recognize revenue. In certain circumstances we are required to make judgments about the reliability of third party sales information and recognition of royalty revenue before actual cash payments for these royalties have been received.  Changes to these assumptions or market conditions could cause changes in revenues.

Share-Based Compensation

Share-based compensation expense is significant to our financial position and results of operations, even though no cash is used for such expense. In determining the period expense associated with unvested options, we estimate the fair value of each option at the date of grant. We believe it is important for investors to be aware of the high degree of subjectivity involved when using option pricing models to estimate share-based compensation. The determination of the fair value of share-based payment awards on the date of grant using an option-pricing model is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. These variables include, but are not limited to, our valuation methodology, the expected term, expected stock price volatility over the term of the awards, the risk-free interest rate, expected dividends and pre-vesting forfeitures. If any one of these factors changes and we employ different assumptions in future periods, the compensation expense that we record could differ significantly from what we have recorded in the current period.

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For share-based awards, we estimated the expected term by considering various factors including the vesting period of options granted, employees’ historical exercise and post-employment termination behavior; however, due to the limited history of our Company, such data is limited.  We estimated the expected life will be substantially longer than the vesting period given the early stage nature of our operations and accordingly have used the contractual life as the expected term. Our estimated volatility was derived using our historical stock price volatility. We have never declared or paid any cash dividends on our Common Stock and currently do not anticipate paying such cash dividends. The risk-free interest rate is based upon U.S. Treasury securities with remaining terms similar to the expected term of the share-based awards.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that provide financing, liquidity, market or credit risk support or involve leasing, hedging or research and development services for our business or other similar arrangements that may expose us to liability that is not expressly reflected in the financial statements.

ITEM 8. FINANCIAL STATEMENTS.

Financial statements appear beginning on page F1 of this Report.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

We have had no disagreements with our certifying accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

ITEM 9A(T).  DISCLOSURE CONTROLS AND PROCEDURES.

As of the end of the period covered by this report (the “Evaluation Date”), we carried out an evaluation regarding the fiscal quarter and year ended December 31, 2009, under the supervision and with the participation of our management, including our Chief Executive Officer and our President and General Counsel, who is also serving as our Principal Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rule 13a-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Based upon this evaluation, our management concluded that, as of the Evaluation Date, our disclosure controls and procedures were effective to provide reasonable assurance that information required to be disclosed in the reports that are filed or submitted under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified by the Securities and Exchange Commission’s rules and forms and that our disclosure controls and procedures are designed to ensure that information required to be disclosed in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management including our Chief Executive Officer, as appropriate to allow timely decisions regarding required disclosure.

Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that the Company’s disclosure controls and procedures will detect or uncover every situation involving the failure of persons within the Company to disclose material information otherwise required to be set forth in the Company’s periodic reports.

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The Company’s management is also responsible for establishing and maintaining adequate internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.  Internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect our transactions and dispositions of our assets; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with U.S. generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In connection with the preparation of our annual financial statements, management has undertaken an assessment of the effectiveness of our internal control over financial reporting as of December 31, 2009. Management’s assessment included an evaluation of the design of our internal control over financial reporting and testing of the operational effectiveness of those controls.

Based on this evaluation, management has concluded that our internal control over financial reporting was not effective as of December 31, 2009.  Our Chief Executive Officer and our President and General Counsel, who is also serving as our Principal Financial Officer, concluded that we have material weaknesses in our internal control over financial reporting because we do not have an adequate segregation of duties due to a limited number of employees among whom duties can be allocated. The lack of segregation of duties is due to the limited nature and resources of the Company.

This annual report does not include an attestation report of the Company’s registered public accounting firm regarding internal controls over financial reporting.  Management’s report was not subject to attestation by the Company’s independent registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the Company to provide only management’s report in this annual report.

ITEM 9B.  OTHER INFORMATION  -   None.

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PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS, CORPORATE GOVERNANCE, COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

Our executive officers, directors and significant employees are:

Name	Age	Position
Stephen D. Barnhill, M.D.	51	Chief Executive Officer and Chairman of the Board
R. Scott Tobin	55	President, General Counsel, Principal Financial Officer and Director
Thomas L. Gallagher	47	Executive Vice President and Managing Director of Global IP Strategies
D. Paul Graham	47	Director
Joseph McKenzie	60	Director
Ramananda K. Madyastha, M.D., Ph.D	73	Senior Vice President
John A. Norris	63	Chief Operating Officer
Hong Zhang, Ph.D.	48	Senior Vice President

In addition to the information presented in the biographical details below regarding each director’s specific experience, qualifications, attributes and skills that led us to conclude that he should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards.  They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

Stephen D. Barnhill, M.D., is currently our Chief Executive Officer and has been since September 2003. He also serves as our Chairman of the Board and has been a member of the Board of Directors since November 2003.  He is a physician trained in laboratory medicine and clinical pathology. He has developed and used artificial intelligence, pattern-recognition, and computational techniques in Medicine, Genomics, Proteomics, Diagnostics and Drug Discovery.

Dr. Barnhill is or has been a Fellow of the American College of Physician Inventors, the American College of International Physicians, the American Medical Association, the American College of Physician Executives, the American Association of Artificial Intelligence, the American College of Managed Care Medicine, the Association of Clinical Scientists, the American Society of Contemporary Medicine and Surgery, the American Society of Law, Medicine and Ethics, the Southern Medical Society, the American Federation for Clinical Research, and the National Federation of Catholic Physicians.

Dr. Barnhill founded the Barnhill Clinical Laboratories in 1988 and served as Chairman, CEO, President and Medical Director. This laboratory was later acquired by Corning-Metpath in 1989 and after the acquisition he served as Medical Director of this clinical laboratory until 1992.

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In 1992, Dr. Barnhill founded National Medical Specialty Laboratories and served as Chairman, CEO, President, and Medical Director. This research laboratory was founded to utilize pattern-recognition mathematics and artificial intelligence techniques in cancer diagnosis.  Dr. Barnhill is an inventor on the very first patents issued by the United States Patent and Trademark Office for the use of neural networks in medicine. This company was acquired by Horus Therapeutics, a New York based pharmaceutical company.  Dr. Barnhill served as Executive Vice-President and Chairman of the Scientific Advisory Board for Horus Therapeutics until 1998. Johnson & Johnson later acquired the Horus patents invented by Dr. Barnhill.

In 1999, Dr. Barnhill founded and served as Chairman, President and CEO of Barnhill BioInformatics, Inc., which later became Barnhill Genomics, Inc. and BioWulf Technologies, LLC and raised over $13.5 million in private placement funding.   The primary focus of these companies was to utilize the next generation of artificial intelligence and pattern-recognition techniques, known as support vector machines, to identify genes that cause cancer. Dr. Barnhill is the sole inventor on the very first patents issued by the United States Patent and Trademark Office for the use of support vector machines in medicine.  From the summer of 2000 until he organized The Barnhill Group L.L.C. in the summer of 2003, Dr. Barnhill was not engaged in any professional activities as the result of a non-compete agreement signed by Dr. Barnhill when he left the employment of Barnhill Genomics, Inc.

D. Paul Graham has been a member of the Board of Directors since March 2010.  In 1997, after a successful 12-year career with one of Canada’s premier transportation companies, Mr. Graham opened offices in Toronto, Canada to bring M&A experience and value to what he considered the underserviced sector of the small to middle market.  In 2002, he added offices in Atlanta, Georgia and in 2005 opened offices in Savannah, Georgia, which is now his principal office.

As CEO of Graham Capital Partners, LLC (“GCP”), Mr. Graham fuels the Company’s strategic direction.  GCP provides investment banking and business advisory services to the small and middle markets for companies achieving revenues between $10 million and $100 million.

GCP undertakes multi-industry transactions and mandates with an emphasis on transportation, logistics, distribution, manufacturing, and business services.  Mr. Graham has been involved in acquisitions, divestitures, and financings totaling over $200,000,000 in transaction value in North America and abroad.

Leveraging his multifaceted experience gained in over two decades of day to day operations and finance of privately held companies, Mr. Graham leads GCP in M&A and advisory services in North America, Europe and North Africa.

Mr. Graham was educated at Lakehead University and York University in the disciplines of accounting and finance.  Mr. Graham serves in an advisory capacity and as a director for a number of privately held corporations and is a member of the Atlanta chapter of the Association for Corporate Growth.

Joseph McKenzie, D.V.M., has been a member of the Board of Directors since April 2009. Dr. McKenzie practices veterinary medicine, having founded and managed the multi-million dollar growth of multiple veterinary practices in Georgia, South Carolina and Florida. He also created and built the community “drug dog” program, which over the years and across the nation has become a generally accepted and highly successful weapon against drug smuggling at the port of Savannah as well as in the community at large. Dr. McKenzie has also been honored for his years of valuable service on the Board of Directors of the Georgia Veterinary Medical Association. Dr. McKenzie holds a degree in chemistry from Armstrong Atlantic State University, where he was recently honored as its most outstanding alumnus. He also holds a doctorate in veterinary science from the University of Georgia’s College of Veterinary Medicine.

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R. Scott Tobin is our President, General Counsel and Director and has been since April 2009.  Mr. Tobin brings over twenty-five years of corporate law experience.  During his legal practice, Mr. Tobin primarily focused on mergers and acquisitions, corporate governance and finance.  He most recently practiced with the Savannah, Georgia, law firm of Hunter Maclean.  In addition, he has enjoyed success as a senior executive, entrepreneur and venture capitalist.  Mr. Tobin also served as Executive Vice President for Global Strategies at a publicly traded technology company, CEO of a North Carolina manufacturer, General Counsel to a global software firm, Managing Partner of the Atlanta office of a European law firm and an Assistant Attorney General for the State of Georgia. A graduate of the University of North Carolina at Chapel Hill and its School of Law, he now serves as President and Chairman of the law school’s foundation.  Mr. Tobin also has served as the founding director of the UNC School of Law Initiative for Corporate Governance and as a member of the UNC School of Law Council for Entrepreneurial Law. He was recognized in 2003 as one of the Top 10 business people in the Triad Region of North Carolina.

The following sets forth the biographical information for our executive officers and significant employees:

Thomas L. Gallagher has served as our Executive Vice President, Managing Director of Global IP Strategies and Associate General Counsel since December 2009.  Mr. Gallagher spent almost fifteen years on Wall Street as a securities and business transaction lawyer, as well as an assistant general counsel managing risk on a transaction and policy basis for a then-$9 billion publicly traded company. He went on to become a Vice President at Goldman, Sachs Co. (NYSE: GS - News), New York, NY, where he helped co-lead the restricted stock desk on the equity trading floor.  He pioneered the use of 10b5-1 selling plans, working with CEOs and other corporate executives to manage their large, single stock risk. He also assisted numerous companies in strategic buy backs of their stock. Subsequently, Mr. Gallagher was also a member of an investment management team at Goldman Sachs that advised clients with approximately $1.5 billion in assets.  In addition to his Wall Street experience, among other activities, Gallagher spent three years working on a pro bono basis for Mother Teresa’s religious order, the Missionaries of Charity, developing and administering the Mother Teresa of Calcutta Center, Inc., and traveling to Calcutta, India, among other locations. He spent a year working for a Jesuit-affiliated not-for-profit organization supporting Fe y Alegria, a network of 2,600 schools for the poor serving 1.3 million students in Latin America and the Caribbean.

Ramananda K. Madyastha, M.D., Ph.D, has served as our Senior Vice President of Research and Development since 2003.  Dr. Madyastha is the Recipient of the Raja Ravi Sher Singh of Kalsia Memorial Cancer Research Prize for outstanding contributions in the field of cancer research. He served on the Faculty of the Basic and Clinical Immunology and Microbiology Department at the Medical University of South Carolina. Dr. Madyastha has been an active member of the American Association of Cancer Research for more than 20 years. In addition, he is Board Certified by the American Board of Managed Care Medicine and is a licensed Clinical Laboratory Director. Dr. Madyastha was involved in the development of the first neural network based diagnostic tests for prostate and ovarian cancer.

John A. Norris has served as our Chief Operating Officer since September 2009.  Mr. Norris also serves as Chairman of Norris Capital.  From March 2007 to November 2008, Mr. Norris served as the Chairman and CEO of Needlebot, Inc.  From May 1999 to June 2005 Mr. Norris served as the Chairman and CEO of Coprindm Corporation (now Decision View). Mr. Norris is a Former Principal Deputy Commissioner and COO of the US FDA in Washington, DC, where he led the last major FDA-reform initiative, from May 1984 to May 1988.  This work was performed under the overall leadership and guidance of President Ronald Reagan, HHS Secretaries Margaret Heckler and Dr. Otis Bowen, FDA Commissioner Dr. Frank Young, Senator Orrin Hatch, and Congressman Paul Rogers.  Until recently, he also taught healthcare policy and management (including healthcare-reform, Medicare-reform, healthcare-IT-reform, personalized-medicine-reform, and FDA-reform) at Harvard University, and was Founder and Faculty-Editor-in-Chief of the American Journal of Law, Medicine, and Ethics, a leading academic publication covering healthcare policy, law, regulation, management, finance, and ethics.  Mr. Norris has been the CEO to a significant number of successful life-sciences and healthcare-IT companies and has served on the boards of and/or consulted with dozens more.  For example, he helped champion the billion dollar turn-around of the laser eye surgery company, Summit Technology, and he was Chairman of the Board of the American Society of Law, Medicine, and Ethics.  Additionally, he has consulted with senior executives of leading companies, including Pfizer, Merck, J&J, and Glaxo, among others.

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Hong Zhang, Ph.D. has been our Senior Vice President, Computational Medicine since 2004.  As visiting faculty at Johns Hopkins University, Dr. Zhang lectured at the Center for Biomarker Discovery on Bioinformatics: Peak Detection Methods for Mass Spectral Data.  Currently a Yamacraw Associate Professor at Armstrong Atlantic University, Dr. Zhang was the Vice President and CIO for a neural network and computer assisted medical diagnostic systems company that employs neural network and mathematical/statistical preprocessing techniques.  In this position, Dr. Zhang was involved in digital image processing and pattern recognition for medical image processing as well as software design and programming for support vector machine applications.  Dr. Zhang was a professor in the Department of Mathematical Sciences at Purdue University from 1989 to 1996.  He has held numerous academic positions, including Adjunct Associate Professor, Associate Professor with Tenure, and Assistant Professor.  He was a visiting Associate Professor in 1995 in the Department of Biometry at the Medical University of South Carolina.

Throughout his academic career, Dr. Zhang has consulted on many software and analytical development projects for Union Switch and Signal, Inc., General Electric Company, and the Department of Pharmacology at the University of Pittsburgh.  Dr. Zhang has published numerous articles on the use of neural networks in the detection of cancers.  He has been published in more than twenty medical and technical journals.  Dr. Zhang received a Ph.D., Mathematics at the University of Pittsburgh, 1989, M.A., Mathematics, University of Pittsburgh, 1986, M.S.E.E., Electrical Engineering, University of Pittsburgh, 1984, B.S., Computer Science, Fudan University, 1982.  Dr. Zhang’s numerous awards and honors include: National Cancer Institute SBIR Grant, 1999, 2000; Purdue Research Foundation Summer Faculty Grant, 1993; IPFW Summer Research Grant, 1992; Andrew Mellon Fellowship, 1986-1987; Andrew Mellon Fellowship, 1985-1986; First Place, Fudan University Mathematics Competition, 1979.

The directors named above will serve until the next annual meeting of our stockholders.  Absent an employment agreement, officers hold their positions at the pleasure of the Board of Directors.

Audit Committee

We do not have a separately designated standing audit committee.  The entire board of directors is acting as our audit committee.  Given the size of the Company and the difficulty in attracting additional directors, the Board has not designated an audit committee financial expert.

Audit Report

The Board of Directors oversees the Company’s accounting and reporting practices, financial reports, internal controls and audit functions. Management is responsible for the preparation and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, disclosure controls and procedures, internal control over financial reporting, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm (the “independent auditors”) is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles, as well as performing an independent audit and expressing an opinion on the effectiveness of internal control over financial reporting.

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The Board, in overseeing the audit function, provides advice, counsel and direction to management and the Company’s independent auditors on the basis of the information it receives, through discussions with management and the independent auditors, and the experience of the Board in business, financial and accounting matters. The Board’s audit functions are not intended to duplicate or certify the activities of management or the independent auditors. The Board meets with management and the independent auditors to review the Company’s financial statements and discuss various topics and events, including, but not limited to, items related to the Company’s internal control over financial reporting, critical accounting policies and the adequacy of disclosure in the Company’s consolidated financial statements. In accordance with law, the Board has also established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, including the confidential, anonymous submission of concerns regarding questionable accounting and auditing matters.

The Board reports as follows with respect to the audit of the Company’s 2009 consolidated financial statements:

●
The Board has reviewed and discussed the Company’s 2009 audited consolidated financial statements with its management, including the reasonableness of significant estimates and judgments and the clarity of disclosure in the Company’s financial statements, including the disclosures related to the Company’s critical accounting policies;

●
The Board has discussed with Hancock Askew & Co LLP, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements;

●
The Board has received written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Board concerning independence; and

●
Based on review and discussions of the Company’s 2009 audited consolidated financial statements with management and discussions with Hancock Askew & Co LLP, the Board recommended that the Company’s 2009 audited consolidated financial statements be included in its Annual Report on Form 10-K.

This report is provided by the entire Board of Directors.

Nominees for Directors

In filling vacancies and otherwise identifying candidates for our Board of Directors, we seek individuals who will be able to guide our operations based on their business experience, both past and present, or their education. Responsibility for our operations is centralized within management.

Shareholder Nomination of Candidates for Board of Directors

We have not made any material changes to the procedures by which our shareholders may recommend nominees to the Board of Directors.  Nominations of persons for election to the Board of Directors may be made by any shareholder who complies with the notice provisions set forth in Section 3.8 of the Bylaws, which provides that a shareholder’s notice must be delivered or mailed and received at the principal executive office of the Company not less than thirty days before the date of the meeting; provided, however, that in the event that less than forty days’ notice or prior public disclosure of the date is given, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which the public announcement of the meeting date was made.  Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person as required to be disclosed in solicitation of proxies for election of Directors made in compliance with Regulation 14A under the Securities and Exchange Act of 1934, as amended (including such person’s written consent to being named in a proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the books of the Company, of such shareholder and (B) the class and number of shares of the Company’s capital stock that are beneficially owned by such shareholder.  At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Company that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.  No person shall be eligible for election as a Director of the Company unless nominated in accordance with the provisions of Section 3.8 of the Company’s Bylaws.

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Code of Ethics

The Company has adopted a Code of Ethics applicable to our Chief Executive Officer and Principal Financial Officer.  This Code of Ethics is posted on our website at www.healthdiscoverycorp.com.  The Code of Ethics is also available without charge upon request directed to Investor Relations, Health Discovery Corporation, 2 East Bryan Street, Suite #601, Savannah, GA  31401.  The Company intends to disclose amendments or waivers of the Code of Ethics required to be disclosed by posting such information on its website.

ITEM 11. EXECUTIVE COMPENSATION.

Summary Compensation Table

The following table sets forth various elements of compensation for our Named Executive Officers for each of the last two calendar years:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)		All Other Compensation ($)		Total

Stephen D. Barnhill, M.D. Chief	2009	$300,000	$8,508	$-	(1)	$31,855	(2)	$340,363
Executive Officer	2008	$300,000	$50,000	$172,485	(1)	$38,291	(2)	$560,776

R. Scott Tobin	2009	$84,461	—	$175,331	(1)	$8,752	(2)	$268,544
President & General Counsel	2008	—	—	—		—		—

(1)	See Note I –Stock Compensation, to the Company’s Financial Statements for the fiscal year ended December 31, 2009 for disclosure of assumptions made in the valuation of options.

(2)	Represents health insurance premiums and reimbursed healthcare costs.

Employment Agreements

On August 15, 2008, the Company entered into an employment agreement with Dr. Stephen Barnhill for his employment as Chief Executive Officer.   The employment agreement has a term of two years.  Under the terms of the employment agreement, Dr. Barnhill received a one-time retention signing bonus of $50,000 and his annual base salary is $300,000.  Dr. Barnhill will also be eligible to receive a cash bonus equal to 10% of the Company’s revenue received during the term of the employment agreement; but such cash bonus cannot exceed 300% of his annual base salary.  Dr. Barnhill was also granted an option to purchase an aggregate of 6,000,000 shares of the Company’s Common Stock at an exercise price of $0.08; 5,000,000 of which have vested with the remaining 1,000,000 vesting upon the Company’s Common Stock achieving a minimum share price.  Dr. Barnhill is eligible to be reimbursed monthly for reasonable and necessary business expenses and to receive health insurance benefits and other benefits maintained by us for our executives.  Dr. Barnhill will be entitled to twenty paid vacation days during the calendar year.  If Dr. Barnhill’s employment is terminated for Cause, as that term is defined in the employment agreement, or if Dr. Barnhill terminates the employment agreement for Good Reason, as that term is defined in the employment agreement, then Dr. Barnhill will receive as severance the amount of his base salary for the remainder of the term and an amount equal to the actual cost of ninety days of his COBRA premium payments.  If the employment agreement is terminated for any other reason than for Cause or for Good Reason, Dr. Barnhill is not eligible to receive severance.  The employment agreement also generally provides that Dr. Barnhill will keep confidential information confidential and that he will not compete with us in our business nor solicit our customers or employees for a period of 12 months following termination of employment.

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We entered into an employment agreement with Mr. R. Scott Tobin  effective April 15, 2009. The employment agreement has an initial term of eighteen (18) months, beginning April 15, 2009, and will automatically renew and continue for successive twelve (12) month periods unless otherwise terminated.   Mr. Tobin will receive an annual base salary of $120,000 and will also be eligible to receive a bonus, which may be paid in cash, stock, enhanced employee benefits or a combination thereof as determined by the Company, of up to one hundred percent (100%) of his salary, based on objectives jointly determined by Mr. Tobin and the Chairman and CEO.   Mr. Tobin was also granted an option to purchase an aggregate of 4,500,000 shares of the Company’s Common Stock at an exercise price of $0.08, which vest over an eighteen (18) month period, and with respect to a portion of the options, the Company attaining certain performance metrics, since achieved.  Mr. Tobin is eligible to receive health insurance benefits and other benefits maintained by us for our executives.   If Mr. Tobin’s employment is terminated without Cause, as defined in the employment agreement, or if Mr. Tobin terminates the employment agreement for Good Reason, as defined in the employment agreement, then Mr. Tobin will receive as severance (i) the maximum incentive bonus he would have received had he remained employed by the Company the later of the entire calendar year in which the termination occurs or the end of the term, (ii) the amount of his base salary for the remainder of the term of the agreement plus ninety (90) days, and (iii) an amount equal to the actual cost of ninety (90) days of his COBRA premium payments.  If the employment agreement is otherwise terminated, Mr. Tobin is not eligible to receive severance, and will only receive his base salary accrued up to the effective date of the termination, any unpaid earned and accrued incentive bonus, payment for accrued and unused vacation, and reimbursement of expenses, if any.  The employment agreement also generally provides that Mr. Tobin will keep confidential information confidential and that he will not compete with us in our business nor solicit our customers or employees for a period of twelve (12) months following termination of employment.

On September 15, 2009, we entered into an employment agreement with Mr. John A. Norris for his employment as Chief Operating Officer.  In connection with his service as Chief Operating Officer, Mr. Norris is responsible for business development, primarily creating new strategic partnerships, licenses and contracts to complement the Company’s existing agreements.  The employment agreement with Mr. Norris had an initial term of four months, effective September 1, 2009, and the parties are continuing to perform under the current agreement on a month to month basis. Mr. Norris receives a monthly salary of $10,000. If Mr. Norris’ employment is terminated without Cause, as defined in the employment agreement, or if Mr. Norris terminates the employment agreement for Good Reason, as defined in the employment agreement, then Mr. Norris will receive as severance the amount of his base salary for the remainder of the term of the agreement. If the employment agreement is otherwise terminated, Mr. Norris is not eligible to receive severance, and will only receive his base salary accrued up to the effective date of the termination and reimbursement of expenses, if any. The employment agreement also generally provides that Mr. Norris will keep confidential information confidential and that he will not compete with us in our business nor solicit our customers or employees for a period of ninety days following termination of employment.

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Effective December 1, 2009, we entered into an employment agreement with Mr. Thomas L. Gallagher for his employment as Managing Director, SVM Diversified Strategies.  In connection with his service, Mr. Gallagher’s responsibilities include executing on new licensing opportunities for the Company’s SVM technology in the non-medical space.  Mr. Gallagher receives a monthly salary of $10,000.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date
Stephen Barnhill M.D.	3,000,000	3,000,000	(1)	$0.08	August 15, 2018
R. Scott Tobin	1,000,000	3,500,000	(2)	$0.08	April 29, 2019

(1) The options vest according to the following vesting schedule:  2,000,000 vest on January 1, 2010 and upon the Company’s Common Stock’s closing price for any 20 consecutive trading days achieving a minimum share price of $0.20 (which occurred on December 1, 2009); and 1,000,000 vest on January 1, 2010 and upon the Company’s Common Stock’s closing price for any 20 consecutive trading days achieving a minimum share price of $0.25.

(2) The options vest according to the following vesting schedule:  On the designated vesting dates, January 1, 2010 (1,500,000 vest) and September 15, 2010 (2,000,000 vest), based upon the Company’s having achieved during the term of the agreement cash on hand in excess of $800,000 or a positive trailing 90-day EBITDA or raising an additional $1,000,000 in capital from new investors excluding the exercise of warrants and options.

Director Compensation

Outside directors are paid $1.00 each year.  Each outside director is awarded options to purchase shares of Company Common Stock as described below.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Stephen D. Barnhill, M.D.	$0.00	$0.00	$0.00
R. Scott Tobin	$0.00	$0.00	$0.00
Michael Hanbury (1)	$1.00	$28,400	$28,401
Joseph McKenzie (2)	$1.00	$21,206	$21,207

(1)	1,500,000 warrants granted in 2008. 750,000 remain outstanding as of March 30, 2010 and 750,000 were forfeited upon Dr. Hanbury’s resignation from the Board.

(2)	500,000 options granted in 2009 and remaining outstanding as of December 31, 2009.

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ITEM 12.          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth information concerning the beneficial ownership of our Common Stock as of March 22, 2010 by (i) each of our directors, (ii) each of our executive officers, (iii) each person who is known to us to be the beneficial owner of more than five percent of our Common Stock, and (iv) all of our executive officers and directors as a group.  At March 22, 2010, there were 210,723,486 shares of Common Stock outstanding and 19,402,675 shares of Series B Preferred Stock outstanding.  At March 22, 2010 there were no shares of Series A Preferred Stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class (1)
Dr. Stephen D. Barnhill Chairman of the Board, Chief Executive Officer and Director 2 East Bryan Street, Suite #601 Savannah, GA 31401	24,855,722	(2)	11.58%
R. Scott Tobin President & General Counsel, Director 2 East Bryan Street, Suite #601 Savannah, GA. 31401	2,500,000	(3)	1.17%
D. Paul Graham Director 2 East Bryan Street, Suite #601 Savannah, GA. 31401	0	(4)	0%
Joseph McKenzie Director 2 East Bryan Street, Suite #601 Savannah, GA. 31401	6,056,225	(5)	2.84%
William Quirk 2 East Bryan Street, Suite #601 Savannah, GA 31401	55,461,664	(6)	22.71%
All executive officers and directors as a group (4 persons)	33,411,947		11.99%

(1)
The percentage assumes the exercise by the stockholder or group named in each row of all options or warrants for the purchase of our Common Stock held by such stockholder or group and exercisable within 60 days as of March 31, 2010.

(2)	Includes 5,000,000 of vested options. The shares are held by The Barnhill Group LLC, which is wholly owned by Dr. Barnhill.

(3)	Consists of vested options.

(4)	None of Mr. Graham’s options are exercisable within the next 60 days.

(5)	Includes 2,219,802 vested options.

(6)	Includes 33,527,778 vested warrants.

For Equity Compensation Plan Information Table, see Item 5 – Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

52

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

On June 30, 2009, we issued a promissory note for $500,000 to Joseph McKenzie, a director and long term shareholder.  The promissory note contained an 8% annual interest rate and was due on January 4, 2010.  The promissory note was secured by certain intellectual property and other assets of the Company.  The proceeds from the promissory note were used for general working capital purposes.  This short term debt financing was intended to serve as a bridge to anticipated future licensing revenues in a manner which is not dilutive to shareholders.  On November 11, 2009, the Company paid in full the outstanding balance of $500,000, with a total payment, including interest, of $514,437, thus eliminating this debt and any collateral obligations on the Company’s intellectual property or other assets.

In July 2008, the Company and DCL Medical Laboratories LLC (“DCL”) entered into a development and license agreement for the collaborative development and commercialization of SVM-based computer assisted diagnostic tests for the independent detection of ovarian, cervical and endometrial cancers.  Due to a change in strategic direction involving DCL, we mutually terminated the development and license agreement in January 2010.  At the time we entered into the development and license agreement, Dr. Hanbury, our former director, was President, CEO and a shareholder of DCL Medical Laboratories.

The Company has adopted the independence standards promulgated by the New York Stock Exchange and has made a determination that, as of March 30, 2010, the following directors are independent according to those standards: Joseph McKenzie and Paul Graham.

ITEM 14.  PRINCIPAL ACCOUNTANT FEES AND SERVICES.

The following table sets forth the fees billed by Hancock Askew & Co. LLP for 2009 and 2008.

	2009	2008

Audit Fees	$72,938	$86,000

Audit-Related Fees	$12,325	---

Tax Fees	---	---

Sub-Total	$85,263	$86,000

All Other Fees	$-	$4,083

Total Fees	$85,263	$90,083

Audit Fees.  This category includes aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2009 and 2008, review for the annual report on Form 10-K and for the limited reviews of quarterly condensed financial statements (Forms 10-Q) included in periodic reports filed with the SEC during 2009 and 2008, including out of pocket expenses.

Audit-Related Fees.  This category includes fees billed for professional services associated with consultation concerning financial accounting and reporting standards.  No such fees were billed in 2008.

Tax Fees.  This category includes the aggregate fees billed or to be billed for tax services for the years ended December 31, 2009 and 2008.  No such fees were billed in 2009 or 2008.

53

All Other Fees.  This category includes the aggregate fees billed for all other services, exclusive of the fees disclosed above, rendered to the Company.

The services provided by the independent auditors were pre-approved by the Board of Directors of the Company to the extent required under applicable law.  The Board of Directors of the Company requires pre-approval of all audit and allowable non-audit services.

54

ITEM 15.  EXHIBITS.

The following exhibits are attached hereto or incorporated by reference herein (numbered to correspond to Item 601(b) of Regulation S-K, as promulgated by the Securities and Exchange Commission) and are filed as part of this Form 10-K:

3.1	Articles of Incorporation. Registrant incorporates by reference Exhibit 3.1 to Form 8-K filed July 18, 2007.

3.1(a)	Articles of Amendment to Articles of Incorporation. Registrant incorporates by reference Exhibit 99.1 to Form 8-K filed October 10, 2007.

3.1(b)	Articles of Amendment to Articles of Incorporation. Registrant incorporates by reference Exhibit 3.1(b) to Form 10-K filed March 31, 2009.

3.1(c)	Amended and Restated Articles of Amendment to Articles of Incorporation. Registrant incorporates by reference Exhibit 3.1 to Form 10-Q filed November 16, 2009.

3.2	By-Laws. Registrant incorporates by reference Exhibit 3.2 to Form 8-K filed July 18, 2007.

4.1	Copy of Specimen Certificate for shares of Common Stock. Registrant incorporates by reference Exhibit 4.1 to Registration Statement on Form SB-2, filed June 4, 2001.

4.1(a)	Copy of Specimen Certificate for shares of Common Stock. Registrant incorporates by reference Exhibit 4.1 (b) to Form 10-KSB, filed March 30, 2004.

4.1(b)	Copy of Specimen Certificate for shares of Series A Preferred Stock. Registrant incorporates by reference Exhibit 4.1(b) to Form 10-K filed March 31, 2008.

4.1(c)	Copy of Specimen Certificate for shares of Series B Preferred Stock. Registrant incorporates by reference Exhibit 4.1(c) to Form 10-K filed March 31, 2009.

10.1	Employment Agreement between the Company and Stephen Barnhill dated August 15, 2008. Registrant incorporates by reference Exhibit 10.2 to Form 8-K filed August 18, 2008. *

10.2	License Agreement between the Company and Clarient, Inc. dated July 31, 2007. Registrant incorporates by reference Exhibit 10.1 to Form 8-K filed August 3, 2007.

10.2(a)	Amendment to License Agreement between Health Discovery Corporation and Clarient, Inc., dated January 13, 2009. Registrant incorporates by reference Exhibit 10.2 to Form 8-K filed February 5, 2009.

10.3	Securities Purchase Agreement by and among the Company, the Cash Purchasers and the Lender Purchasers. Registrant incorporates by reference Exhibit 10.11 to Form 10-QSB filed August 16, 2007.

10.4	Form of Warrant to Cash and Lender Purchasers. Registrant incorporates by reference Exhibit 10.14 to Form 10-K filed March 31, 2008.

10.5	Amendment to Stock Purchase Warrant with Dr. Richard Caruso. Registrant incorporates by reference Exhibit 10.1 to Form 8-K filed August 18, 2008.

10.6	Option Award to Stephen D. Barnhill, M.D. dated August 15, 2008. Registrant incorporates by reference Exhibit 10.3 to Form 8-K filed August 18, 2008. *

10.7
License and Development Agreement by and between the Company and DCL Medical Laboratories, LLC dated July 14, 2008.  Registrant incorporates by reference Exhibit 10.17 to Registration Statement on Form S-1 filed September 19, 2008.

55

10.7(a)	Mutual Termination and Release Agreement between the Company and DCL Medical Laboratories, LLC dated January 28, 2010. Filed herewith.

10.8	License Agreement between Health Discovery Corporation and Abbott Molecular Inc., dated January 30, 2009. Registrant incorporates by reference Exhibit 10.13 to Form 10-K filed March 31, 2009.**

10.9
License Agreement between Health Discovery Corporation and Quest Diagnostics Incorporated, dated January 30, 2009. Registrant incorporates by reference Exhibit 10.3 to Form 8-K filed February 5, 2009. **

10.10	Form of Securities Purchase Agreement. Registrant incorporates by reference Exhibit 10.15 to Form 10-K filed March 31, 2009.

10.10(a)	Form of Amendment to Securities Purchase Agreement. Filed herewith.

10.10(b)	Form of Amended and Restated Securities Purchase Agreement. Filed herewith.

10.11	Employment Agreement between the Company and R. Scott Tobin dated as of April 15, 2009. Registrant incorporates by reference Exhibit 10.1 to Form 8-K filed May 5, 2009. *

10.12	Option Award to R. Scott Tobin dated April 29, 2009. Registrant incorporates by reference Exhibit 10.2 to Form 8-K filed May 5, 2009. *

10.13	Employment Agreement between the Company and John Norris dated as of September 1, 2009. Registrant incorporates by reference Exhibit 10.1 to Form 8-K filed September 18, 2009. *

10.14	Secured Promissory Note by the Company in favor of Joseph McKenzie. Registrant incorporates by reference Exhibit 99.1 to Form 8-K filed July 7, 2009. *

10.15	Form of 2009 Option Award. Filed herewith. *

10.16	Form of 2010 Option Award. Filed herewith. *

10.17	Development Agreement by and among the Company, Smart Personalized Medicine, LLC and Quest Diagnostics Incorporated dated March 11, 2010. Filed herewith.

10.18	Licensing Agreement by and among the Company, Smart Personalized Medicine, LLC and Quest Diagnostics Incorporated dated March 11, 2010. Filed herewith.

10.19	License Agreement, dated August 22, 2008, by and between the Company and Smart Personalized Medicine, LLC. Filed herewith.

10.20	Amendment to License Agreement by and between the Company and Smart Personalized Medicine, LLC dated as of March 11, 2010. Filed herewith.

10.21	Employment Agreement by and between the Company and Thomas Gallagher effective December 1, 2009. Filed herewith. *

21.1	Subsidiaries of the Registrant. Filed herewith.

31.1	Rule 13a-14(a)/15(d)-14(a) Certifications of Chief Executive Officer.

31.2	Rule 13a-14(a)/15(d)-14(a) Certifications of Principal Financial Officer.

32.1	Section 1350 Certification of Chief Executive Officer and Principal Financial Officer.

* management contract or compensatory plan or arrangement

** portions of exhibit have been omitted pursuant to a request for confidential treatment

56

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

By:	/s/ Stephen D. Barnhill, M.D.

Stephen D. Barnhill, M.D.

Chairman and Chief Executive Officer

Date: March 31, 2010

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/Stephen D. Barnhill M.D.	Chief Executive Officer and Chairman	March 31, 2010
Stephen D. Barnhill M.D.

/s/R. Scott Tobin	President, General Counsel,	March 31, 2010
R. Scott Tobin	Principal Financial Officer and Director

/s/Joseph McKenzie, D.V.M.	Director	March 31, 2010
Joseph McKenzie, D.V.M.

/s/D. Paul Graham	Director	March 31, 2010
D. Paul Graham

57

Hancock Askew & Co LLP
100 Riverview Drive
Savannah, GA 31404

Report of Independent Registered Public Accounting Firm

Board of Directors
Health Discovery Corporation
Savannah, Georgia

We have audited the accompanying balance sheets of Health Discovery Corporation as of December 31, 2009 and 2008, the related statements of operations, changes in stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2009.  These financial statements are the responsibility of the management of Health Discovery Corporation.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we expressed no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Health Discovery Corporation as of December 31, 2009 and 2008 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Hancock Askew & Co., LLP

Savannah, Georgia
March 30, 2010

HEALTH DISCOVERY CORPORATION

Balance Sheets

December 31, 2009 and 2008

Assets
	2009	2008

Current Assets
Cash	$2,328,912	325,887
Certificates of Deposit	622,358	-
Accounts Receivable	112,500	112,500
Prepaid Expense and Other Current Assets	15,569	34,355

Total Current Assets	3,079,339	472,742

Equipment, Less Accumulated Depreciation of $19,251 and $25,947	24,667	14,888

Other Assets
Deferred Charges	10,336	-
Patents, Less Accumulated Amortization of $1,468,412 and $1,205,693	2,517,382	2,780,101

Total Assets	$5,631,724	3,267,731
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable – Trade	$570,837	220,972
Accrued Liabilities	214,122	245,742
Deferred Revenue	39,375	57,153

Total Current Liabilities	824,334	523,867

Deferred Revenue – Long Term	504,560	396,562

Dividends Payable	14,993	-
Total Liabilities	1,343,887	920,429

Commitments and Contingencies

Stockholders’ Equity
Series A Preferred Stock, Convertible, Stated Value of $0.08 per Share,
7,437,184 Authorized, Issued and Outstanding 0 and 7,437,184 respectively	-	594,975
Series B Preferred Stock, Convertible, 20,625,000 Shares Authorized, Issued
and Outstanding 19,402,675 and 0 Shares, respectively	1,490,015	-
Common Stock, No Par Value, 300,000,000 Shares Authorized,
Issued and Outstanding 194,462,847 and 169,522,590 Shares, respectively	18,807,239	15,744,873
Accumulated Deficit	(16,009,417)	(13,992,546)

Total Stockholders' Equity	4,287,837	2,347,302

Total Liabilities and Stockholders' Equity	$5,631,724	3,267,731

See accompanying notes to financial statements.

HEALTH DISCOVERY CORPORATION

Statements of Operations

For the Years Ended December 31, 2009 and 2008

	2009	2008

Revenues
Licensing and Development	$61,803	65,731

Expenses:
Amortization	262,719	262,719
Professional and Consulting Fees	406,786	757,748
Compensation	939,029	745,918
Other General and Administrative Expenses	461,257	484,806
Total Expenses	2,069,791	2,251,191
Net Loss from Operations	(2,007,988)	(2,185,460)

Other Income (Expense):
Interest Income	6,393	39,160
Interest Expense	(15,276)	(1,161)
Total Other Income (Expense)	(8,883)	37,999
Net Loss	$(2,016,871)	(2,147,461)

Preferred stock dividends	14,993	-

Loss attributable to common shareholders (Basic and Diluted)	$(2,031,864)	(2,147,461)

Weighted Average Outstanding Shares (Basic and Diluted)	173,418,302	169,165,786

Loss Per Share (Basic and Diluted)	$(.01)	(.01)

See accompanying notes to financial statements.

HEALTH DISCOVERY CORPORATION
Statements of Changes in Stockholders’ Equity

For the Year Ended December 31, 2009 and 2008

	Issued and Outstanding
	A Preferred Shares	B Preferred Shares	Common Shares	A Preferred Amount	B Preferred Amount	Common Amount	Accumulated Deficit	Total Stockholders' Equity
Balance – January 1, 2008	7,437,184	-	169,007,206	$594,975	$-	$15,390,609	$(11,845,085)	$4,140,499
Shares issued pursuant to the terms of the Securities Purchase Agreement for no additional consideration	-		515,384	-	-	36,077	-	36,077
Share-based Compensation and Expense	-		-	-	-	318,187	-	318,187

Net Loss	-		-	-	-	-	(2,147,461)	(2,147,461)

Balance - December 31, 2008	7,437,184	-	169,522,590	$594,975	$-	$15,744,873	$(13,992,546)	$2,347,302
Shares issued pursuant upon the exercise of warrants			17,503,073	-	-	2,450,430	-	2,450,430
Stock issued in connection with sales of Series B Preferred Stock	-	19,402,675			1,490,015			1,490,015
Share-based Compensation and Expense	-		-	-	-	31,954	-	31,954
Series A Preferred Stock Exchanged for Common Stock	(7,437,184)		7,437,184	(594,975)	-	594,975	-	-
Series B Preferred Stock Dividends						(14,993)		(14,993)

Net Loss	-		-	-	-	-	(2,016,871)	(2,016,871)

Balance - December 31, 2009	-	19,402,675	194,462,847	$-	1,490,015	$18,807,239	$(16,009,417)	$4,287,837

See accompanying notes to financial statements.

HEALTH DISCOVERY CORPORATION
Statements of Cash Flows

For the Years Ended December 31, 2009 and 2008

	2009	2008
Cash Flows From Operating Activities:
Net Loss	$(2,016,871)	$(2,147,461)
Adjustments to Reconcile Net Loss to Net Cash
Used by Operating Activities:
Stock Issued Pursuant to Shareholder Agreement	-	36,077
Share-based Compensation and Expense	31,954	318,187
Depreciation and Amortization	269,062	268,147

Changes in Assets and Liabilities:
Decrease (Increase) in Accounts Receivable	-	112,500
(Increase) Decrease in Prepaid Expense & Other Assets	8,448	(526)
Increase (Decrease)in Accounts Payable – Trade	349,865	159,799
(Decrease) Increase in Deferred Revenue	90,220	(62,708)
(Decrease) Increase in Accrued Liabilities	(31,618)	6,153

Net Cash Used by Operating Activities	(1,298,940)	(1,309,832)

Cash Flows From Investing Activities:
Purchase of Equipment	(16,122)	(12,720)
Purchase of Certificates of Deposits	(622,358)	-

Net Cash Used by Investing Activities	(638,480)	(12,720)

Cash Flows From Financing Activities:
Proceeds from Related Party Note Payable	500,000	-
Repayment of Related Party Note Payable	(500,000)	-
Proceeds from Warrant Exercise	2,450,430	-
Proceeds from Issuance of Preferred B Stock	1,490,015	-

Net Cash Provided by Financing Activities	3,940,445	-

Net Increase (Decrease) in Cash	2,003,025	(1,322,552)

Cash, at Beginning of Period	325,887	1,648,439

Cash, at End of Period	$2,328,912	$325,887

Supplemental Disclosures of Cash Flow Information:
Cash Paid for Interest	$15,276	$1,161

See accompanying notes to financial statements.

HEALTH DISCOVERY CORPORATION

Notes to Financial Statements

Note A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Health Discovery Corporation (the “Company”) is a biotechnology-oriented company that has acquired patents and has patent pending applications for certain machine learning tools, primarily pattern recognition techniques using advanced mathematical algorithms to analyze large amounts of data thereby uncovering patterns that might otherwise be undetectable.  Such machine learning tools are currently in use for diagnostics and drug discovery, but are also marketed for other applications.  The Company licenses the use of its patented protected technology and may provide services to develop specific learning tools under development agreements or to sell to third parties.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Accordingly, actual results could differ from those estimates.  Significant estimates that are particularly suspectible to change in the near-term include the valuation of share-based compensation and consideration for services and the recoverability of the patents.

RECLASSIFICATIONS

Certain amounts from 2008 have been reclassified to conform to the presentation used in 2009.  Items previously classified as cost of revenues have been reclassified to operating expenses.

REVENUE RECOGNITION

Revenue is generated through the sale or license of patented technology and processes and from services provided through development agreements.  These arrangements are generally governed by contracts that dictate responsibilities and payment terms.  The Company recognizes revenues as they are earned over the duration of a license agreement or upon the sale of any owned patent once all contractual obligations have been fulfilled.  Revenue is recognized under development agreements in the period the services are performed.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and monies invested in overnight funds with financial institutions.

ACCOUNTS RECEIVABLE

Trade accounts receivable for licensing fees and development services are recorded at net contract value based upon the written agreement with the customer. In certain cases, accounts receivable may include royalties receivable from customers based upon those customers estimated sales of the products or diagnostic tests containing patented processes and technologies. The Company considers amounts past due based on the related terms of the agreement and reviews its exposure to amounts receivable based upon collection history and specific customer credit analysis.  The Company provides an allowance for doubtful amounts if collectability is no longer reasonably assured.  As of December 31, 2009 and 2008, all amounts receivable were from a single customer and considered fully collectable.

PROPERTY AND EQUIPMENT

Property and equipment, which consists of office furniture, computer equipment and leasehold improvements, are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from 3 to 10 years. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the assets or the term of the lease, whichever is shorter.

HEALTH DISCOVERY CORPORATION

Notes to Financial Statements, continued

Note A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

PATENTS

Initial costs paid to purchase patents are capitalized and amortized using the straight line method over the remaining life of the patent. The Company capitalizes the external and in-house legal costs and filing fees associated with obtaining patents on its new discoveries and amortizes these costs using the straight-line method over the shorter of the legal life of the patent or its economic life, generally 17 years, beginning on the date the patent is issued.  If the applied for patents are abandoned or are not issued, the Company will expense the capitalized costs to date in the period of abandonment or earlier if abandonment appears probable.  The carrying value of patents is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. As of December 31, 2009, the Company does not believe there has been any impairment of its intangible assets.

INVESTMENTS

The Company uses the equity method to account for its equity investments in ventures for which it has 50% or less ownership and the ability to exercise significant influence over operating and financial policies, but does not control. The Company uses the cost method to account for its investments in companies that it does not control and for which it does not have the ability to exercise significant influence over operating and financial policies.

INCOME TAXES

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for future tax benefits and expenses or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income for the years in which those temporary differences are expected to be recovered or settled.

In the event the future tax consequences of differences between the financial reporting bases and tax bases of the Company’s assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such assets is made. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizabilty of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income and tax planning strategies.

STOCK-BASED COMPENSATION

Stock-based compensation cost is measured at grant date, based on the fair value of the award, and is recognized as expense over the requisite service period.

Valuation and Amortization Method – The fair value awards of stock which do not contain a market condition target are estimated on the grant date using the Black-Scholes option-pricing model. The fair value of options which contain a market condition, such as a specified hurdle price, is estimated on the grant date using a probability weighted fair value model similar to a lattice valuation model.  Both the Black-Scholes and the probability weighted valuation models require assumptions and estimates to determine expected volatility, expected life, expected dividend yield and expected risk-free interest rates.

Expected Term – The expected term of the award represents the period that the Company’s stock-based awards are expected to be outstanding and was determined based on historical experience, giving consideration to the contractual terms of the stock-based awards, vesting schedules and expectations of future employee behavior.  Given the lack of historical data and early-stage nature of the Company's operations, the expected term is estimated as the contractual term.

Expected Volatility – Volatility is a measure of the amounts by which a financial variable such as stock price has fluctuated (historical volatility) or is expected to fluctuate (expected volatility) during a period. The Company uses the historical volatility, employing prior period equivalent to the expected term to estimate expected volatility.

Risk-Free Interest Rate – The Company bases the risk-free interest rate used in the Black-Scholes valuation method on the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equivalent to the expected term of a stock award.

HEALTH DISCOVERY CORPORATION

Notes to Financial Statements, continued

Note A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

RESEARCH AND DEVELOPMENT EXPENSE

The Company’s past research and development costs have been minimal due to the unique relationships we have maintained with the members of our scientific team and their institutions.  Our total R&D costs have consisted  primarily of the consultant fees paid to members of our scientific advisory board. The consultant fees consisted of $13,697 for 2009 and $14,160 for 2008.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash, accounts receivable, accounts payable and accrued expenses.  The Company considers the carrying values of its financial instruments in the financial statements to approximate their fair value due to the short term nature of such items.

NET LOSS PER SHARE

Basic Earnings Per Share (“EPS”) includes no dilution and is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution of securities that could share in the earnings or losses of the entity. Due to the net loss in all periods presented, the calculation of diluted per share amounts would cause an anti-dilutive result and therefore is not presented. Potentially dilutive shares at December 31, 2009 and 2008 include options and warrants outstanding of 100,615,177 and 128,777,644 at December 31, 2009 and 2008, respectively.

CONCENTRATIONS OF CREDIT RISK

The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per account.  From time-to-time, the Company’s cash balances exceed the amount insured by the FDIC.  Management believes the risk of loss of cash balances in excess of the insured limit to be low.

NEW ACCOUNTING PRONOUNCEMENTS

ASC Topic 105 incorporates the July 2009, FASB issuance of SFAS No. 168, Codification and the Hierarchy of Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification (the “Codification” or “ASC”) and supersedes all existing accounting standards as the single source of authoritative non-governmental U.S. GAAP.  All other accounting literature not included in the Codification is considered non-authoritative, except for additional authoritative rules and interpretive releases of the SEC and applicable only to SEC registrants.  The Codification is organized by topic, subtopic, section, and paragraph, each of which is identified by a numerical designation.  This statement applied beginning in the third quarter 2009.  All accounting references have been updated, and therefore SFAS references have been replaced with ASC references.

In November 2008, the FASB issued Codification No. 323, Equity Method Investment Accounting Considerations ("ASC 323"). ASC 323 clarifies accounting for certain transactions and impairment considerations involving the equity method, including initial measurement, decrease in investment value and change in level of ownership or degree of influence. ASC 323 is effective on a prospective basis for fiscal years beginning on or after December 15, 2008. We adopted ASC 323 on January 1, 2009, and the adoption did not have an impact on our financial statements.

In June 2009, the FASB issued ASC 810, Consolidations, to improve financial reporting by enterprises involved with variable interest entities by addressing (1) the  elimination of the qualifying special-purpose entity concept  and (2) constituent concerns about the application of  accounting and disclosures which do not provide timely and useful information about an enterprise’s involvement in a variable interest entity. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2009, with earlier adoption prohibited. We are currently assessing the potential impacts, if any, on our consolidated financial statements.

HEALTH DISCOVERY CORPORATION

Notes to Financial Statements, continued

Deferred revenue represents the unearned portion of payments received in advance for licensing or service agreements.

The Company received $150,000 in cash in February 2009 in connection with two licensing agreements completed in the first quarter of 2009. Deferred revenue of $150,000 was recorded and will be recognized as income over the estimated remaining term of the underlying patents of approximately 15 years, subject to the terms of the license agreement.

The Company treats the incremental direct cost of revenue arrangements, which consists principally of employee bonuses, as deferred charges and such incremental direct costs are amortized to expense using the straight-line method over the same term, subject to the terms of the license agreement.

The Company had total unearned revenue of $543,935 as of December 31, 2009. The long term portion of unearned revenue represents the remaining term of the agreements or the remaining lives of the underlying patents, as appropriate, and ranges from one to sixteen years.

The expected future annual recognition of revenue is as follows:

For the Year Ending December 31,

2010	$39,375
2011	39,375
2012	39,375
2013	39,375
2014	39,375
Thereafter	347,060
Total expected future annual amortization	$543,935

Note C – PATENTS

The Company has acquired a group of patents related to biotechnology and certain machine learning tools used for diagnostic and drug discovery.

The cost and accumulated amortization for 2009 and 2008 are as follows:

	2009	2008
Cost of Patents	$3,985,794	$3,985,794
Accumulated Amortization	(1,468,412)	(1,205,693)
Patents, net of Amortization	$2,517,382	$2,780,101

Amortization charged to operations for each of the years ended December 31, 2009 and 2008 was $262,719.  The weighted average amortization period for patents is 14 years.  Estimated amortization expense for the next five years is $262,719 per year.

Note D – INVESTMENTS

At December 31, 2009 the Company had certificates of deposit at a financial institution with maturities ranging from 3 months to 9 months.  These certificates of deposits bear interest at rates from 1.00% to 1.39%.  The fair value of the certificates of deposit approximate the carrying value due to the short maturity on the investment and comparison to similar instructions.

On March 27, 2007, the Company and an investment partner formed SVM Capital LLC as an equity investment for purposes of utilizing SVMs as a quantitative investment management technique.  The Company owns 45% of the membership interest and has significant influence with the operation of the entity but does not have control over the entity and is not considered the primary beneficiary.  Accordingly, the investment is accounted for using the equity method of accounting.  The Company’s initial investment was $5,000 and the license to use the SVM technology applied to financial markets.  The carrying value of this investment was zero as of December 31, 2009 and December 31, 2008.

HEALTH DISCOVERY CORPORATION

Notes to Financial Statements, continued

Note D – INVESTMENTS- continued

In August 2008, pursuant to a license agreement, as amended, we contributed a license to Smart Personalized Medicine, LLC (“SPM”) in return for a 20% equity interest.  SPM is a company founded by a former director and current senior advisor to attempt to develop a breast cancer prognostic test using our SVM technology in collaboration with a prominent cancer research hospital. There was no financial activity in this entity in 2008 or 2009.  In March 2010, the Company announced a deal with Quest Diagnostics and SPM to develop breast cancer products.  See Note L for additional detail regarding the transaction with Quest Diagnostics.  With respect to SPM revenues received unrelated to the arrangement with Quest Diagnostics, we will receive a per test royalty up to 7.5% based on net proceeds received from the sale of the new breast cancer prognostic test.   The Company has no contractual obligation to provide any funds to this venture.   The net value of the investment was zero as of December 31, 2009 and December 31, 2008.

Note E – LICENSE FEES EXPENSE - LICENSE AGREEMENT

Effective September 26, 2004, the Company was assigned a patent license agreement with Lucent Technologies GRL Corporation (“Lucent”).  The patent license agreement was associated with the patents acquired July 30, 2004. The Company agreed to pay royalty fees to Lucent in the amount of the greater of an annual fee of $10,000 or at the rate of five percent (5%) on each licensed product which is sold, leased, or put into use by the Company, until cumulative royalties equal $40,000 and at the rate of one percent (1%) subsequently.  The license granted will continue for the entire unexpired term of Lucent’s patents.  During both 2009 and 2008, the Company paid  $10,000 in royalty fees to Lucent.

Note F – INCOME TAXES

The Company has incurred net losses since inception, and we have determined that it is more likely than not we will be unable to benefit in the future from the accumulated  net operating loss.  Consequently, we have not recorded any U.S. federal or state income tax expense or benefit.  We have no recorded income tax provision or benefit for the fiscal years ending December 31, 2009 or 2008.

The following items comprise the Company’s net deferred tax assets (liabilities) as of December 31, 2009 and 2008.

	2009	2008
Deferred tax assets:
Net operating loss carry-forward	$4,305,217	$3,655,365
Deferred revenue	184,938	154,263
Contributions	3,341	2,491
Depreciation and amortization	894	1,148
Warrants and options granted	272,026	560,136

Total	4,766,415	4,373,403
Less valuation allowance	(4,766,415)	(4,373,403)

Net deferred taxes	-	-

As of December 31, 2009, an increase in the valuation allowance of $393,013 has been recorded for the deferred tax asset, as management has determined that it is more likely than not that the deferred tax asset will not be realized.

HEALTH DISCOVERY CORPORATION

Notes to Financial Statements, continued

Note F – INCOME TAXES - continued

Total income tax expense (benefit) differed from the amounts computed by applying the U.S. Federal statutory tax rates to pre-tax loss for the fiscal years ending December 31, 2009 and 2008 as follows:

	2009	2008
Total expense (benefit) computed by:
Applying the U.S. Federal statutory rate	(34.0)%	(34.0)%
State income taxes, net of federal tax benefit	(3.0)	(3.0)
Valuation allowance	37.0	37.0
Effective tax rate (benefit)	-	-

The Company has unused net operating loss carry-forwards of approximately $12.6 million that are available to offset future income taxes payable. The net operating losses will expire beginning in 2021.

 Based in its evaluation of tax positions, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements.  The Company’s evaluation was performed for all tax years which remain subject to examination and adjustment by major tax jurisdictions as of December 31, 2009.

Note G – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

On June 30, 2009, the Company issued a secured promissory note to a director of the Company in the amount of $500,000.  The note contained an 8% annual interest rate and was due on January 4, 2010.  The note was completely repayable by the Company at any time without any related fees or penalties.  The holder had the right to demand payment of the note upon certain Events of Default (as defined in the note).  The note was secured by certain intellectual property and other assets of the Company. On November 11, 2009, the Company paid in full the outstanding balance of this $500,000 secured promissory note with a total payment, including interest, of $514,437, thus eliminating all Company debt under the note and any collateral obligations on the Company's intellectual property or other assets.

Note H – COMMITMENTS

The Company is a party to a three year lease for the corporate office.  The Company currently pays $1,741 per month. The lease is considered an operating lease and terminates June 30, 2010.  Future lease payments under the term of the lease will be $10,446 in 2010.

Note I – STOCK COMPENSATION AND OTHER DERIVATIVE SECURITIES

Information about options and warrants outstanding for 2009 and 2008 is summarized below:

Number of Derivative Securities Issued	2009	Weighted Average Exercise Price	2008	Weighted Average Exercise Price
Outstanding beginning of year	128,777,644	$0.16	162,599,644	$0.17
Granted	5,000,000	$0.08	8,750,000	$0.08
Exercised	(17,503,073)	$0.14	0
Expired un-exercised	(15,659,394)	$0.15	(42,572,000)	$0.21
Outstanding end of the year	100,615,177	$0.16	128,777,644	$0.16
Exercisable December 31	92,615,177	$0.16	120,527,644	$0.16

HEALTH DISCOVERY CORPORATION

Notes to Financial Statements, continued

Note I – STOCK COMPENSATION AND OTHER DERIVATIVE SECURITIES, continued

December 31, 2009
Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life (years)	Number Exercisable	Weighted Average Remaining Contractual Life (years) of Exercisable Warrants

$0.08	14,300,000	7.75	6,300,000	7.03
$0.13	2,500,000	2.0	2,500,000	2.0
$0.14	32,276,355	0.75	32,276,355	0.75
$0.19	51,538,822	0.75	51,538,822	0.75
Total	100,615,177	1.8	92,615,177	1.3

As of December 31, 2009, there was approximately $126,017 of unrecognized cost related to stock option and warrant grants.  The cost is to be recognized over the remaining vesting periods that average approximately 1 year.  The aggregate intrinsic value of all options and warrants outstanding and exercisable as of December 31, 2009 was $8,013,729.

In the first quarter of 2008, the Company fully vested a 1,500,000 warrant grant for a retiring director by accelerating the vesting of 375,000 warrant shares exercisable at $0.13.  A charge of $44,438 was recorded as directors’ fees.

In June 2008, a warrant to purchase 1,500,000 shares of Company common stock at an exercise price of $0.08, vesting over three years and expiring in six years, was issued by the Company to a new director.  The value of $85,200 has been charged as directors’ fees over the vesting period.   See Note L – Subsequent Events, regarding the forfeiture of a portion of the warrant shares.

The Company granted 1,250,000 options to an advisor during the third quarter of 2008.  The fair value of each option granted was $0.06 and was estimated on the date of grant using the Black-Scholes pricing model with the following assumptions: dividend yield at 0%, risk-free interest rate of 2.62%, an expected life of 5 years, and volatility of  98.61%.  The aggregate computed value of these options was $74,693, and this amount will be charged as expense over the two-year vesting period.

The Company entered into an award agreement on August 15, 2008 with the Chief Executive Officer granting 6,000,000 stock options.  The options vest in the following increments once both the service condition, indicated by the applicable Vesting Date, and the market condition, indicated by attaining the minimum share price for any 20 consecutive trading days, are satisfied.

Vesting Date	Minimum Share Price	Number of Options

August 15, 2008	$0.10	1,000,000

January 1, 2009	$0.15	2,000,000

January 1, 2010	$0.20	2,000,000

January 1, 2010	$0.25	1,000,000

HEALTH DISCOVERY CORPORATION

Notes to Financial Statements, continued

Note I – STOCK COMPENSATION AND OTHER DERIVATIVE SECURITIES, continued

The August 15, 2008, January 1, 2009 and January 1, 2010 conditions have been satisfied with respect to 5,000,000 of these stock options.

The fair value of each option was $0.03 and was estimated on the date of the grant using a probability weighted fair value model similar to a lattice valuation model with the following assumptions: dividend yield at 0%, risk free interest rate of 3.50%, an expected life of 6 years, and volatility of 106.52%.  The aggregate computed value of these options was $172,485 and this amount will be charged as expense over the 1.4 year vesting period.  Expense of $119,898 and $52,587 was recorded in 2009 and 2008 respectively.

On April 29, 2009, the Company entered into an employment agreement with the Company’s President and General Counsel.  Pursuant to the terms of the employment agreement, an option to purchase an aggregate of 4,500,000 shares of the Company’s common stock at an exercise price of $0.08 was granted.  One million of the options vested immediately and the rest vest over an eighteen (18) month period provided that the Company attains certain performance metrics, as more fully described below.

Each portion of the option grant vests as shown in the table below only if and when (1) the executive has been continuously employed by the Company through the applicable Vesting Date, and (2) with respect to the options that have Vesting Dates of January 1 and September 15, 2010, the option shall not vest until either the Company has (i) cash on hand in excess of $800,000, or (ii) a positive, trailing 90-day EBITDA, or (iii) raised an additional $1,000,000 in capital from new investments, excluding any proceeds from the exercise of any warrants or options.

Vesting Date	Number of Options

April 10, 2009	1,000,000

January 1, 2010	1,500,000

September 15, 2010	2,000,000

One million options granted vested immediately.  The January 1, 2010 conditions have been satisfied, as have the performance metrics related to the September 15, 2010 vesting date stock options.

The fair value of each option was $0.03 and was estimated on the date of the grant using a probability weighted fair value model similar to a lattice valuation model with the following assumptions: dividend yield at 0%, risk free interest rate of 3.50%, an expected life of 6 years, and volatility of 104.86%.  The aggregate computed value of these options was $175,331 and this amount will be charged as expense over the 1.7 year vesting period. Expense of $120,774 was recorded in 2009 in connection with this option grant.

Also during the second quarter of 2009, in connection with an appointment to the Company’s Board of Directors, the Company granted the new director an option to purchase 500,000 shares of the Company’s common stock. The options vest 250,000 shares every six months, have an exercise price of $0.08, and expire on April 29, 2015.  The fair value of each option granted was $0.06 and was estimated on the date of grant using the Black-Scholes pricing model with the following assumptions: dividend yield at 0%, risk-free interest rate of 3.50%, an expected life of 6 years, and volatility of  104.91%.  The aggregate computed value of these options was $28,292, and this amount will be charged as expense over the one year vesting period.

Stock-based expense included in the 2009 net loss consisted of $31,954 in compensatory warrants, options and stock for professional consulting services and compensation.  Stock-based expense included in the net loss for 2008 consisted of $318,187 for the issuance of common stock, warrants and options.

HEALTH DISCOVERY CORPORATION

Notes to Financial Statements, continued

Note I – STOCK COMPENSATION AND OTHER DERIVATIVE SECURITIES, continued

The following table shows stock-based compensation and expense recorded in 2009 and 2008:

	2009	2008
Options and Warrants Issued for Services	$86,967	$227,002

Stock Based Compensation Expense	240,663	91,185

Stock Based Compensation Expense reversal	(295,676)	-

Net Increase	$31,954	$318,187

During the fourth quarter of 2009, the Company reversed a previous accrual of expense for warrants for consulting services in the amount of $361,000 as the warrants were not issued and the Company has no obligation or intent to do so.  Of the $361,000 reversed, approximately $65,000 was accrued ratably during the first three quarters of 2009 and $296,000 had been accrued through December 31, 2008.  This amount was not considered material for restatement and was recorded in the fourth quarter of 2009 as a reduction in stock compensation expense.

Note J - STOCKHOLDERS’ EQUITY

In August 2008, the Company issued 515,384 shares of common stock to certain investors, pursuant to the terms of the Securities Purchase Agreement dated August 15, 2007, for no additional consideration.  The Company recorded expense of $36,076 or $0.07 per share.  The Company did not issue any other shares during the twelve months ended December 31, 2008.

 In connection with the 2007 private placement, the Company issued warrants to purchase 51,538,822 shares of restricted common stock at an exercise price of $0.14 (the “Tranche 1 Warrants”). Pursuant to the terms of the Tranche 1 Warrants, certain of the holders were obligated to exercise fifty percent of the Tranche 1 Warrants if the market price for the Company’s common stock is $0.17 for a period of thirty consecutive calendar days, which occurred on November 6, 2009, or forfeit the right to acquire those shares.  On November 7, 2009, the Company exercised its call rights related to certain of the Tranche 1 Warrants.  As a result, the holders of the Tranche 1 Warrants who received the Company’s call notice were obligated to purchase 17,637,467 shares of common stock or forfeit an equal number of Tranche 1 Warrants.  The number of Tranche 1 warrant shares not called by the Company was 8,131,944. As of December 31, 2009, 15,878,073 shares of common stock have been purchased relating to the call notice and Tranche 1 Warrants to purchase 1,759,394 shares were forfeited. Additional warrants not subject to the call notice totaling 1,625,000 shares were also exercised.  As of December 31, 2009, the total remaining unexercised Tranche 1 Warrants is 31,276,358.

Series A Preferred Stock

The shares of Series A Preferred Stock were entitled to be converted by the holders into common stock by of the Company at any time without the payment of additional consideration.  The Series A Preferred Stock had to be converted into common stock of the Company when the trading value of the common stock of the Company exceeded $0.12 per share for a period of 30 consecutive calendar days.  The holder of the Series A Preferred Stock had the right to receive dividends, the right to vote on matters presented to the common stockholders, and a preference right in the event of liquidation in an amount equal to $594,975.  The Company had a right to redeem the shares of Series A Preferred Stock upon the fifth anniversary of the issue date at a redemption price of $0.08 per share if not previously converted.  On November 4, 2009, as a result of the trading value of the Company’s common stock exceeding $0.12 per share for a period of 30 consecutive calendar days, all outstanding shares of Series A Preferred Stock converted by its terms into 7,437,184 shares of common stock.

HEALTH DISCOVERY CORPORATION

Notes to Financial Statements, continued

Note J – STOCKHOLDERS’ EQUITY - continued

Series B Preferred Stock

During the first quarter of 2009 the Board of Directors authorized the designation of Series B Preferred Stock. The number of shares originally constituting the Series B Preferred Stock was 13,750,000, however, during the fourth quarter of 2009 the Board of Directors authorized the increase in the number of shares constituting the Series B Preferred Stock to 20,625,000. The Company sold to individual investors a total of 19,402,675 shares of Series B Preferred Stock for $1,490,015, net of associated expenses, in 2009.  The Series B Preferred Stock has not been registered under either federal or state securities laws and must be held until a registration statement covering such securities is declared effective by the Securities and Exchange Commission or an applicable exemption applies.

The Series B Preferred Stock may be converted into Common Stock of the Company at the option of the holder, without the payment of additional consideration by the holder, so long as the Company has a sufficient number of authorized shares to allow for the exercise of all of its outstanding warrants and options. The Shares of Series B Preferred Stock must be converted into Common Stock of the Company upon the demand by the Company after the fifth anniversary of the date of issuance.

The Series B Preferred Stock  accrues dividends at the rate of 10% of the Series B Original Issue Price per year, which shall be satisfied by the fifth anniversary of the issuance of such shares of the Series B Preferred Stock (the “Original Issue Date”) by the Companys issuance of the number of shares of Common Stock equal to such accrued dividends divided by the average closing price of the Company’s Common Stock as reported on the Over-the-Counter-Bulletin Board or other exchange on which the Company’s Common Stock trades during the prior ten business days or by the payment of cash, as the Company may determine in its sole discretion. Dividends in the amount of $14,993 have been accrued for Series B Preferred stock as of December 31, 2009.

Subject to the limitations set forth in the Amended and Restated Articles of Amendment to Articles of Incorporation and applicable law, as long as the Series B Preferred Stock remain outstanding, the Company pay the holders of the Series B Preferred Stock a special dividend equal to 15% of Company Net Revenue collected beginning with the Original Issue Date and ending on the date the Series B Preferred Stock cease to be outstanding (the “Cash Bonus”).  Company Net Revenue will include, but not be limited to, revenue derived from development fees, license fees and royalties paid to the Company and revenue collected as a result of the sale of any asset of the Company or distributions from SVM Capital, LLC (each a “Revenue Contract”), reduced by the amount of any out-of-pocket costs or expenses that are directly related to obtaining, negotiating or documenting the Revenue Contracts and the performance of such Revenue Contracts, but shall not include the proceeds of any capital infusions from the exercise of outstanding options or warrants or as a result of any capital raise undertaken by the Company.  At any time following the Original Issue Date, the Company may satisfy the special dividend right in its entirety if the aggregate payments made to the Series B Holders is equal to that value which provides an internal annual rate of return of twenty percent (20%) on the Series B Preferred Stock.  The maximum Cash Bonus to be paid each year shall be the aggregate Series B Original Issue Price, and no amounts in excess of such amount shall accrue or carry-over to subsequent years.

No dividend payment will be made if, after the payment of such dividend, the Company would not be able to pay its debts as they become due in the usual course of business, or the Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved, to satisfy the preferential rights upon the dissolution to shareholders whose preferential rights are superior to those receiving the dividend.

Note K - RELATED PARTY TRANSACTIONS

The Company acquired a specialized cryogenic freezer system used to keep tissue samples from the Chief Executive Officer on July 11, 2008 for $9,752.

HEALTH DISCOVERY CORPORATION

Notes to Financial Statements, continued

Note L – SUBSEQUENT EVENTS

The Company received the final payment of $112,500, net of certain legal fees, that was due under an agreement that settled the Company’s patent infringement lawsuit against Vermillion, formerly known as Ciphergen Biosystems.

One of our directors resigned during the first quarter of 2010.  As a result of his resignation, he forfeited options to acquire 750,000 shares of common stock at $0.08 because the vesting provisions will not be satisfied.  A new outside director has been appointed to replace a director who resigned for personal reasons and in connection with such appointment, the new director was granted options to acquire 1,500,000 shares of common stock at $0.26 per share.

In connection with the 2007 private placement, the Company issued warrants to purchase 51,538,822 shares of restricted common stock at an exercise price of $0.19 (the “Tranche 2 Warrants”). Pursuant to the terms of the Tranche 2 Warrants, certain of the holders were obligated to exercise fifty percent of the Tranche 2 Warrants if the average of the last reported closing bid and asked prices on such day on the Over-the-Counter Bulleting Board for the Company’s common stock was $0.24 for a period of thirty consecutive calendar days, which occurred on February 28, 2010, or forfeit the right to acquire those shares.  The Company exercised its call rights relating to certain of the Tranche 2 Warrants.  As a result, the holders of the Tranche 2 Warrants who received the Company’s call notice were obligated to purchase 14,731,217 shares of restricted common stock or forfeit an equal number of Tranche 2 Warrant shares.  The number of Tranche 2 warrant shares not called was 8,131,944 and 2,906,250 of the subject Tranche 2 Warrant shares had already been exercised. The number of shares of common stock purchased relating to the call notice was 11,729,390 and 3,001,827 Warrants were forfeited.  The Company has received $2,228,584 in gross proceeds from the purchase of the common stock related to the call provision.

Exercised warrants from January 1, 2010 through March 23, 2010 that were not subject to the Tranche 2 Warrant call totaled 4,531,250 warrant shares with proceeds to the Company of $810,939.  There are Tranche 2 Warrants to acquire 33,276,355 common shares outstanding.

On March 11, 2010, the Company, Smart Personalized Medicine, LLC  and Quest Diagnostics Incorporated  entered into a Development Agreement.  The Company, SPM and Quest also entered a related Licensing Agreement (the “Quest License”).  In consideration for the license, Quest will separately make payments to the Company and SPM.  Payments to the Company will include a $500,000 up front “Development License Fee,” monthly “License Maintenance Fees” equal to $8,750 per month for the first year and $17,500 per month for each year thereafter. Quest will also pay, upon the publication of a study performed for the Validation Work, an Initial Product License Fee of $125,000 for each of the first two Products, and Royalty Payments equal to 2.45% of the net sales of each Licensed Product.

Effective March 11, 2010, the Company and SPM amended the original License Agreement, dated August 22, 2008  pursuant to which HDC had licensed its intellectual property to SPM for use in the development of breast cancer products.  As amended, the Company will receive all payments under the Quest Development Agreement and License Agreement directly from Quest, and SPM will not be required to make any additional payments to the Company related to either such agreement.  In addition, the Company’s equity percentage interest in SPM was increased from 15% to 20%, and such equity percentage interest may be diluted only to the same extent and in the same manner as each other initial equity percentage interest holder; provided, however, that when raising additional equity, SPM must obtain the Company’s prior written approval of the terms and conditions of such equity offering.

HEALTH DISCOVERY CORPORATION

Notes to Financial Statements, continued

Note M – COMMITMENTS AND CONTINGENCIES

The Company is subject to various claims primarily arising in the normal course of business.  Although the outcome of these matters cannot be determined, the Company does not believe it is probable that any such claims will result in material costs and expenses.

The Company has received letters from an investor in the Company’s 2007 private placement (“2007 Private Placement”), claiming (a) that  certain rights to receive additional common stock of the Company for no additional consideration have been triggered by certain actions of the Company, (b) breaches of its contractual rights to approve certain issuances of derivative securities, (c) breaches of other covenants made by the Company in the 2007 Private Placement, (d) the Company had violated its SEC disclosure obligations, and (e) various breaches by the members of the Board of Directors of their fiduciary duties.  The Company denies the allegations and intends to vigorously defend these claims.  However, due to the uncertainties inherent in litigation, we cannot predict the outcome of this matter if the investor brings suit against the Company.  Such a lawsuit would be time consuming, distract our management from the business of the Company and result in substantial expenditures to defend the claim, each of which could have a material adverse impact on our business, financial condition and results of operations.  Moreover, if we are unsuccessful in defending against the claims, the Company may be required, among other things, to issue approximately 146,664,375 shares to such investor, and, if all of the other investors in the 2007 Private Placement sought the same remedy, the Company may be required to issue approximately 1,099,494,872 shares in the aggregate.  Issuing any significant portion of such shares of Common Stock would cause substantial dilution to existing shareholders.

Exhibit 10.7(a)

MUTUAL TERMINATION AND RELEASE AGREEMENT

This Mutual Termination and Release Agreement (“Release”) is entered into on January 28, 2010 (“Closing Date”) with an effective date of January 31, 2010 (“Effective Date”) between Health Discovery Corporation, a Georgia corporation (“HDC”), and DCL Medical Laboratories, LLC, a Delaware limited liability company (“DCL”), collectively referred to as the “Parties.”

WHEREAS, the Parties entered into a License and Development Agreement dated as of July 14, 2008 (the “Agreement”).

WHEREAS, each Party acknowledges that for reasons unrelated to the Agreement or the Parties’ performance thereunder, that the Agreement is no longer in their mutual strategic interest.

Therefore, the Parties to this Release have mutually agreed to completely terminate their respective obligations under the Agreement, unless otherwise provided in this Release.

NOW, for good and valuable consideration, the receipt of which is acknowledged by all Parties to this Release, the Parties agree as follows:

1.
Termination.  Neither Party will have any further obligations to the other under the Agreement and the Agreement is terminated and of no further force and effect, provided however that this Paragraph 1 shall not apply to the obligations of the Parties to: (i) indemnify and hold the other Party harmless as set forth in Article IV, Section C of the Agreement; (ii) any obligation of DCL to protect the confidentiality of HDC’s Confidential Information as set forth in Article IV, Section D(1) of the Agreement; or (iii) any obligation of HDC to return to DCL or destroy any Slides, Images, Clinical Data or DCL Confidential Information at the direction of DCL as set forth in Article IV, Section D(2) of the Agreement.

2.
Termination of Liability. Neither Party shall have any liability or obligation whatsoever to each other under the Agreement, provided however that, nothing contained herein shall  release the Parties from: (i) any obligation to indemnify and hold the other Party harmless as set forth in Article IV, Section C of the Agreement; (ii) any obligation of DCL to protect the confidentiality of HDC’s Confidential Information as set forth in Article IV, Section D(1) of the Agreement; or (iii) any obligation of HDC to return to DCL or destroy any Slides, Images, Clinical Data or DCL Confidential Information at the direction of DCL as set forth in Article IV, Section D(2) of the Agreement.

3.
Mutual Release.  As of the Effective Date, the Parties, their successors, assigns, officers, directors, employees, agents, attorneys, accountants, divisions, subsidiaries, and all corporations or other entities wholly or partially owned or controlled by each of the Parties, past or present, hereby mutually release each other from any and all claims, debts, losses, covenants, agreements, contracts, liabilities, obligations, accounts, expenses, causes of action or suits (whether accrued or not as of the Effective Date), known or unknown, past, present or in the future, arising from or in connection with the Agreement, provided however, that nothing contained herein shall release a Party and any of its affiliates from: (i) any obligation to indemnify and hold the other Party harmless as set forth in Article IV, Section C of the Agreement; (ii) any obligation of DCL to protect the confidentiality of HDC’s Confidential Information as set forth in Article IV, Section D(1) of the Agreement; or (iii) any obligation of HDC to return to DCL or destroy any Slides, Images, Clinical Data or DCL Confidential Information at the direction of DCL as set forth in Article IV, Section D(2) of the Agreement.

4.
Counterparts and Fax Signatures.  This Release may be executed by fax signature, by delivery of scanned copies or other electronic means and in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute a single agreement.

5.
Headings; Context. The headings of the sections and paragraphs contained in this Release are for convenience of reference only and do not form a part of and in no manner modify, interpret or construe the meaning of this Release.

6.	Benefit. This Release shall be binding upon and inure to the benefit of the Parties to this Release.

7.
Severability. Should any provision or provisions of this Release be determined to be unenforceable for any reason, or found to be in violation of any law, governmental regulation or order, such unenforceability or violation shall not affect the remaining provisions of this Release which shall continue in full force and effect and be binding upon the Parties and all entities and individuals set forth in paragraph 3 above.

8.
No Strict Construction. The language of this Release shall be construed as a whole, according to its fair, expressed and intended meaning, and not strictly for or against any of the Parties to this Release, regardless of who drafted or was principally responsible for drafting this Release or any term or condition of this Release.

9.
Attorneys Fees. Should any of the Parties to this Release institute any action, suit or arbitration to enforce this Release or to secure relief from any default or breach of this Release, the breaching, defaulting or Party (Parties) against relief is granted or awarded shall reimburse the non-breaching, non-defaulting Party (Parties) for all costs, including reasonable attorneys fees, incurred in connection with such efforts in enforcing or collecting any judgment or award entered.

10.
Governing Law, Forum, Consent to Jurisdiction and Waiver. This Release shall be construed, interpreted and governed in accordance with the laws of the State of Delaware. Each of the Parties irrevocably and unconditionally submits itself in any legal action relating to or arising in connection with this Release to the exclusive general jurisdiction of the Courts of the State of Delaware and any arbitration proceeding in the State of Delaware.

11.
Entire Agreement. This Release represents the entire agreement of the Parties relating to the subject matter set forth in this Release and supersedes and replaces any prior oral or written agreements or undertakings among or between the Parties relating to or concerning the contents of this Release. There are no other understandings, agreements, representations or warranties, written or oral, expressed or implied, except as contained in this Release. This Release may not be amended, canceled, revoked or otherwise modified except by written agreement executed by all Parties to this Release.

IN WITNESS WHEREOF, the Parties to this Release have caused this Release to be executed by their respective duly authorized officers or representatives and entered into as of the effective date set forth above.

HEALTH DISCOVERY CORPORATION

By:	/s/ R. Scott Tobin

Its:	President and General Counsel

DCL MEDICAL LABORATORIES, LLC

By:	/s/ Robert Dunn

Its:	Vice President

Exhibit 10.10(a)

AMENDMENT 1
TO
SERIES B SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT 1 TO THE SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made as of November 1, 2009, by and among HEALTH DISCOVERY CORPORATION, a Georgia corporation (the “Company”), and the investors listed on the signature page hereto (the “Purchasers”).

WHEREAS, the Company and the Purchasers executed a Securities Purchase Agreement (the “Agreement”) pursuant to which the Company has issued and sold to the Purchasers shares (the “Shares”) of Series B Preferred Stock of the Company (the “Preferred Stock”);

WHEREAS, the Company and the Purchasers would like to amend the Agreement to increase the Maximum Amount of Additional Shares (each as defined in the Agreement) that may be sold under the Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein, the Company and the Purchasers hereby agree as follows:

1.1  Amendment to the Agreement.  Section 1.3(a) of the Agreement shall be deleted and replaced with the following:

   1.3  Sale of Additional Shares.

a.            After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement (subject to equitable and proportional adjustment in the event of any stock dividend, stock split, reverse stock dividend or reverse stock split, or any capital reorganization or recapitalization or similar event affecting the common stock of the Company, which becomes effective after the date of this Agreement and on or before the Closing Date), additional shares of Series B Preferred Stock (the “Additional Shares”) to one or more purchasers (the “Additional Purchasers”) in one or more subsequent closings provided that (i) such subsequent sales, together with the sales to the Purchasers, do not result in gross proceeds to the Company of greater than $1,650,000 (the “Maximum Amount”), (ii) such subsequent sales are consummated on or prior to December 31, 2009, and (iii) each Additional Purchaser shall become a party to this Agreement, as defined below, by executing and delivering a counterpart signature page to this Agreement.  Schedule A to this Agreement shall be updated to reflect the number of Additional Shares purchased at each such Closing and the parties purchasing such Additional Shares.

1.2  Amendment to the Certificate of Incorporation.  To provide for the sale of the Additional Shares, the Company shall amend, and the Purchasers hereby consent to the amendment of, the Company’s  Certificate of Incorporation to increase the number of preferred shares designated as Series B Preferred Stock to 20,625,000, and make all requisite conforming changes to reflect the increase in the number of Additional Shares, including increasing the percentage of Company Net Revenue (as defined in the Certificate of Incorporation) subject to the special dividend to 15%.

1.3  Entire Agreement.  This Amendment, together with the Agreement and the Schedules and Exhibits thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.  The Agreement, except as amended hereby, remains in full force and effect in accordance with its terms.

1.4  Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

1.5  Successors and Assigns; Assignability; No Third-Party Beneficiaries.  Neither this Amendment nor any right, remedy, obligation or liability arising hereunder, or by reason hereof, shall be assignable by the Purchasers without the prior written consent of the Company; provided, however, that each Purchaser may assign any of its rights under this Agreement to any of its affiliates.  If this Amendment is assigned, all covenants contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.  This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

1.6  Counterparts; Execution.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

[the remainder of this page is intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Securities Purchase Agreement to be duly executed by their respective authorized persons as of the day and year below.

HEALTH DISCOVERY CORPORATION

By:
Name:
Title:
Date:

PURCHASERS:

By:
Name:
Date:

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Exhibit 10.10(b)

AMENDED & RESTATED
SERIES B SECURITIES PURCHASE AGREEMENT

THIS AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the 17th day of November, 2009, by and among HEALTH DISCOVERY CORPORATION, a Georgia corporation (the “Company”), and the investors listed on Schedule A hereto (the “Purchasers”).

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desires to purchase from the Company, shares (the “Shares”) of Series B Preferred Stock of the Company, no par value (the “Preferred Stock”);

WHEREAS, this Agreement and the sale of the Shares to the Purchasers is a part of a private offering (the “Offering”) with an aggregate minimum gross proceeds of at least $100,000.00 (the “Minimum Amount”);

WHEREAS, the Company and the initial purchasers listed on Schedule A hereto entered into the original Series B Securities Purchase Agreement, dated as of March ___, 2009 (the “Original Purchase Agreement”), related to the Offering, and Amendment 1 to Series B Securities Purchase Agreement, as of November 1, 2009, which increased the Maximum Amount of the Offering to $1,650,000.00 (the “Amendment”);

WHEREAS, to reflect the Amendment and to update the Company’s Disclosure Schedules, the Original Purchase Agreement has been Amended and Restated.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein, the Company and the Purchasers hereby agree as follows:

ARTICLE I.
PURCHASE AND SALE

1.1   Purchase and Sale.  Subject to the terms and conditions set forth herein, the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, at the Closing (as defined below) that number of Shares set forth opposite the Purchaser’s name on Schedule A for the amount set forth on such Schedule (the “Purchase Price”).

1.2   Closing.

a.   The Closing.  The initial closing (the “Initial Closing” or the “Closing”) of the purchase and sale of the Shares shall take place on March 31, 2009, or such other time as the Company and the Purchasers shall otherwise agree (the “Closing Date”).

b.   Purchasers’ Deliveries at Closing.  At each Closing, each Purchaser must deliver to the Company the following:

(i)   a copy of this Agreement, duly executed by such Purchaser,

(ii)   a completed Purchaser Questionnaire in for form of Exhibit A, attached hereto; and

(iii)          the Purchase Price to be paid by wire transfer, bank check or money order.

c.   Company Deliveries at Closing.  At the Closing, the Company shall deliver to each Purchaser (at each Purchaser’s address listed on the signature page of this Agreement):

(i)   one copy of this Agreement, duly executed by the Company, and

(ii)   a certificate evidencing the Shares registered in the books and records of the Company in the name of each Purchaser or the Purchaser’s nominee.

1.3   Sale of Additional Shares.

a.   After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement (subject to equitable and proportional adjustment in the event of any stock dividend, stock split, reverse stock dividend or reverse stock split, or any capital reorganization or recapitalization or similar event affecting the common stock of the Company, which becomes effective after the date of this Agreement and on or before the Closing Date), additional shares of Series B Preferred Stock (the “Additional Shares”) to one or more purchasers (the “Additional Purchasers”) in one or more subsequent closings provided that (i) such subsequent sales, together with the sales to the Purchasers, do not result in gross proceeds to the Company of greater than $1,650,000 (the “Maximum Amount”), (ii) such subsequent sales are consummated on or prior to December 31, 2009, and (iii) each Additional Purchaser shall become a party to this Agreement, as defined below, by executing and delivering a counterpart signature page to this Agreement.  Schedule A to this Agreement shall be updated to reflect the number of Additional Shares purchased at each such Closing and the parties purchasing such Additional Shares.

b.   Prior to the Initial Closing, Additional Purchasers may, with the written consent of the Company, become a party to this Agreement by executing and delivering a counterpart signature page to this Agreement, in which event (i) such Additional Purchasers will purchase their Additional Shares at the Initial Closing and (ii) Schedule A to this Agreement will be updated to reflect the number of Additional Shares purchased and the parties purchasing such Additional Shares.  Notwithstanding the foregoing, any Additional Purchasers may not become a party to this Agreement to the extent his, her or its purchase of Additional Shares at the Initial Closing would result in the aggregate Purchase Price for total sales of Shares to all Purchasers in the Offering in an amount exceeding the Maximum Amount.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

2.1   Representations and Warranties of the Company.  The Company represents and warrants to the Purchasers that, to its knowledge, the statements contained in this Section 2.1 are true, correct and complete, in all material respects, as of the date of this Agreement, and will be true correct and complete, in all material respects, as of the Closing Date.

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a.   Organization and Qualification.  The Company is duly incorporated, validly existing and in good standing under the laws of the State of Georgia, with the requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of this Agreement or any of the transactions contemplated hereby, (y) have or result in a material adverse effect on the condition (financial or otherwise), business, operations, results of operations, assets, capitalization, financial condition, licenses, permits, rights or privileges (whether contractual or otherwise) or prospects of the Company, taken as a whole, or (z) impair the Company’s ability to perform fully on a timely basis its obligations hereunder (an effect caused by or change resulting from any event or circumstance described in clause (x), (y) or (z), being a “Material Adverse Effect”).  The Company has made available to the Purchasers true and correct copies of the Company’s Articles of Incorporation, as in effect on the date of this Agreement (the “Articles of Incorporation”), and the Company’s Bylaws, as in effect on the date of this Agreement (the “Bylaws”).

b.   Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action by the Company. This Agreement has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application and except that rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto.

c.   Capitalization.  Except as set forth on Schedule 2.1(c), as of the date of this Agreement, the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, of which 169,522,590 shares are issued and outstanding, 30,000,000 shares of preferred stock, of which 7,437,184 shares are issued and outstanding and designated “Series A Preferred Stock,” and 13,750,000 shares will be designated “Series B Preferred Stock,” and options and warrants to acquire 126,277,644 shares of Common Stock have been granted and remain outstanding.  Except as described in Section 2.1(c) of the attached Disclosure Schedule, no Person (as hereinafter defined) has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.  The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, exchange, conversion or reset price under such securities.

d.   Authorization and Validity; Issuance of Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens.

e.   No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Articles of Incorporation, Bylaws or other organizational documents of the Company, (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject or by which any material property or asset of the Company is bound.

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f.      Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, regulatory or self regulatory agency, or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i)  any required application(s) or any letter(s) acceptable to the Over-the-Counter Bulletin Board (“OTCBB”), and (ii) any filings, notices or registrations under applicable federal or state securities laws (the “Required Approvals”), except where failure to do so has not resulted or would not reasonably result, individually, or in the aggregate, in a Material Adverse Effect.  “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

g.   Litigation; Proceedings. Except as specifically set forth on in the SEC Documents or Section 2.1(g) of the attached Disclosure Schedule there is no action, suit, notice of violation, proceeding or investigation pending or threatened against or affecting the Company or any of its subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement, or (ii) would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.  There has not been, and there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director that was a director of the Company at any time during the last three years or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any subsidiary under the Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act.

h.   No Default or Violation.  The Company (i) is not in default under or in violation of any indenture, loan or other credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound and which is required to be included as an exhibit to any SEC Document, (ii) is not in violation of any order of any court, arbitrator or governmental body applicable to it, (iii) is not in violation of any statute, rule or regulation of any governmental authority to which it is subject, (iv) is not in default under or in violation of its Articles of Incorporation, Bylaws or other organizational documents, respectively in the case of (i), (ii) and (iii), except where such violations have not resulted or would not reasonably result, individually or in the aggregate, in a Material Adverse Effect.

i.      SEC Documents; Financial Statements.  Since January 1, 2007, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it, with the Commission, pursuant to Section 13, 14 or 15(d) of the Exchange Act (collectively referred to herein as the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Document.  Except to the extent that information contained in any SEC Document filed and publicly available prior to the date of this Agreement has been revised or superseded by a later filed SEC Document, which later filed SEC Document was filed prior to the date of this Agreement, none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

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j.   Material Changes.  Since the date of the latest audited financial statements included within the SEC Documents, except as specifically disclosed in the SEC Documents, (i) there has been no event, occurrence or development that has had a Material Adverse Effect, (ii) the Company has not incurred any liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

k.   Listing and Maintenance Requirements.  The Company has not, in the two years preceding the date of this Agreement, received notice from the OTCBB or any other exchange or market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements of the OTCBB. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the OTCBB and approval of the shareholders of the Company is not required for the Company to issue and deliver to the Purchasers the number of Shares contemplated by this Agreement.

l.       Broker’s Fees.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of any broker, finder or other intermediary retained by the Company that may be due in connection with the transactions contemplated by this Agreement.

2.2   Representations, Warranties and Covenants of the Purchasers.

a.   Purchasers Status.  Purchasers represent and warrant to, and covenants with, the Company that: (i) each Purchaser is an “accredited investor” as defined in Regulation D under the Securities Act, and each Purchaser is also knowledgeable, sophisticated and experienced in making, and is qualified to evaluate the risks and merits and make decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares and is able to bear the risks of this investment; (ii) each Purchaser is acquiring the Shares in the ordinary course of its business and for its own account for investment only and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act; (iii) each Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv)  each Purchaser has, in connection with its decision to purchase the Shares, relied only upon the SEC Documents and the representations and warranties of the Company contained herein, (v) each Purchaser has answered all questions on the Investor Questionnaire and the answers thereto are true, correct and complete in all material respects as of the date hereof and will be true, complete and correct in all material respects as of the Closing Date; and (vi) each Purchaser will notify the Company immediately of any material change in any of such information until the Closing.  Purchasers understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchasers’ investment intent as expressed herein, and the Company is not required and never intends to so register the Shares.

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b.   Resale Restrictions.  Each Purchaser hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement and without satisfying all requirement of an applicable exemption under the Securities Act for such sale.  Each Purchaser acknowledges that the Shares will be imprinted with the following legend that prohibits their transfer except in accordance therewith:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

c.   Short Position.  Each Purchaser hereby covenants with the Company not to use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.

d.            No Advice.  Each Purchaser understands that nothing in the SEC Documents, this Agreement or any other materials presented to the Purchasers in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  Each Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

e.   Organization; Authority.  Each Purchaser is either an individual residing in the state as set forth on the signature page of this Agreement, or a corporation, limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and to carry out the obligations hereunder.  The purchase by Purchasers of the Shares hereunder has been duly authorized by all necessary action on the part of the Purchasers.  This Agreement has been duly executed and delivered by each Purchaser and constitutes the valid and legally binding obligation of each Purchaser, enforceable against each Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity and except that rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto.

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f.     Risk.  Each Purchaser has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of the Shares, and an investment in the Company.  Each Purchaser has adequate means of providing for its current needs and possible future contingencies, and each Purchaser has no need, and anticipates no need in the foreseeable future, to sell or otherwise transfer the Shares.  Each Purchaser is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, each Purchaser is able to hold the Shares for an indefinite period of time and has sufficient net worth to sustain a loss of its entire investment in the Company if such loss should occur.  Each Purchaser understands that the purchase of the Shares is a highly speculative investment, which involves a high degree of risk of loss of each Purchaser’s entire investment therein.

g.   Reliance.  Each Purchaser understands and acknowledges that (i) the Shares are being offered and sold to the Purchasers without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder, and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this Section 2.2, including, without limitation, the accredited investor status and the investment intent of the Purchasers, and each Purchaser hereby consents to such reliance.

h.   Information.  Each Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Purchasers or its advisors.  Each Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and receive answers concerning the terms and conditions of the offering and obtain any additional information, which the Company possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of any representations or information set forth in any such material. Representatives of the Company have adequately answered all inquiries that the Purchasers have made of them concerning the Company or any other matters relating to the operation of the Company and sale of the Shares.

i.      Taxes.  Each Purchaser is aware that the Company and its representatives assume no responsibility for the tax consequences to the Purchasers of any investment in the Company.

j.      No Representation or Promise.  No one has ever represented or promised expressly or by implication, any of the following: (i) the approximate or exact length of time that Purchasers will be required to remain as owner of the Shares, (ii) the amount or type of profit, or loss (including tax write-offs and/or tax benefits) to be realized, if any, as a result of the Purchasers’ investment, or (iii) that the past performance or experience of the officers or directors of the Company or any affiliate, their associates, agents, or employees or of any other person gives any assurance that the Company will be a success.

k.   Offering Literature; No Advertisement.  No Purchaser has been furnished any offering literature other than, and has relied only on the information contained in, (i) the SEC Documents, and (ii) this Agreement, including the exhibits and schedules thereto.  No Purchaser is purchasing the Shares as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting in which representatives of the Company were in attendance.

l.   Governmental Review.  Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

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ARTICLE III.
CONDITIONS

3.1   Closing.

a.   Conditions Precedent to the Obligation of the Company to Sell the Shares.  The obligation of the Company to sell the Shares is subject to the satisfaction or waiver by the Company, at or before the Closing Date, of each of the following conditions:

(i)   the representations and warranties of the Purchasers in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date;

(ii)   the Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or before the Closing Date; and

(iii)   no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

b.   Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares.  The obligation of the Purchasers hereunder to acquire and pay for the Shares at the Closing is subject to the satisfaction or waiver by the Purchasers, at or before the Closing Date, of each of the following conditions:

(i)   the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date;

(ii)   the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or before the Closing Date;

(iii)   no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement;

(iv)   all Required Approvals shall have been obtained;

(v)   delivery of all items deliverable under Section 1.2(c);

(vi)   no Material Adverse Effect shall have occurred or been threatened (and no condition, event or development shall have occurred or been threatened involving a prospective Material Adverse Effect) in respect of the Company or any of its subsidiaries between the date of this Agreement and the Closing Date; and

(vii)         the sales to the Purchasers hereunder shall not result in gross cash proceeds to the Company in excess of the Maximum Amount.

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ARTICLE IV.
INDEMNIFICATION & CONFIDENTIALITY

4.1   Indemnification.

a.   By the Company.  The Company will indemnify and hold Purchasers harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that Purchasers may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by the Company in this Agreement; provided, however, that any and all payments made or due to a Purchaser by the Company as a result of the obligations of this Section 4.1 shall be limited to, and in no case shall exceed, the Purchase Price paid by such Purchaser, as stated in Section 1.1 herein.

b.   By the Purchasers.  Purchasers will indemnify and hold the Company harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that the Company may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by such Purchasers in this Agreement; provided, however, that any and all payments, in the aggregate, made or due by such Purchasers as a result of the obligations of this Section 4.1 shall be limited to, and in no case shall exceed, the amount of the Purchase Price (but no credit shall be granted for such payment for any obligation of the Purchasers pursuant to this Section 4.1) paid by such Purchaser, as stated in Section 1.1 herein.

4.2   Confidential Information.  Purchasers represents to the Company that, at all times during the Company’s offering of the Shares, the Purchasers have maintained in confidence and have not used except in connection with its purchase of the Shares pursuant hereto, all non-public information regarding the Company received by the Purchasers from the Company or its agents (“Confidential Information”), and covenants that it will continue to maintain in confidence such information until such information becomes generally publicly available other than through a violation of this provision by the Purchasers or its agents.  If Purchasers are required to disclose any Confidential Information in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process) Purchasers may do so without violating this Agreement; provided, however, that before making any use or disclosure in reliance on this paragraph the Purchasers shall give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the Confidential Information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

ARTICLE V.
MISCELLANEOUS

5.1   Entire Agreement.  This Agreement, together with the Schedules and Exhibits hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

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5.2   Notices.  Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to any of the parties by another, or whenever any of the parties desires to give another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing, and shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

If to the Company:	With a Copy to:

Health Discovery Corporation 2 East Bryan Street, Suite #601 Savannah, GA 31401 Attn: Stephen D. Barnhill, M.D. Facsimile: (912) 443-1989	Bryan Cave LLP 1201 W. Peachtree Street, N.E., 14th Floor Atlanta, Georgia 30309 Attn: Todd Wade, Esq. Facsimile: (404) 572-6999

If to the Purchasers:

To the addresses listed on the signature pages of this Agreement.

or at such other address as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the business day following the date of mailing, if sent by a U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. As used herein, a “business day” means any day except Saturday, Sunday or a day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

5.3   Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

5.4   Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

5.5   Successors and Assigns; Assignability; No Third-Party Beneficiaries.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder, or by reason hereof, shall be assignable by the Purchasers without the prior written consent of the Company; provided, however, that each Purchaser may assign any of its rights under this Agreement to any of its affiliates.  If this Agreement is assigned, all covenants contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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5.6   Governing Law; Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Georgia, without regard to the principles of conflicts of law thereof.  Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) (each a “Proceeding”) shall be commenced exclusively in the state and federal courts sitting in the Atlanta, Georgia.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Atlanta, Georgia for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

5.7   Survival.  The representations, warranties, agreements and covenants contained herein shall survive following the Closing.

5.8   Counterparts; Execution.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.9   Publicity.  The Purchasers shall not issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the Company in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law.

5.10         Severability.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute thereof, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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5.11         Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.12         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages will not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[the remainder of this page is intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the day and year below.

HEALTH DISCOVERY CORPORATION

By:
Name:
Title:
Date:

IN MAKING AN INVESTMENT DECISION, THE PURCHASERS MUST RELY ON ITS OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE SALE OF THE SHARES AND WARRANT, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

By:
Name:
Date:
Address:

Resident of the State of

Disclosure Schedule
Section 2.1(c)

In accordance with the Amendment, the Company amended its Articles of Incorporation to increase the number of shares designated as “Series B Preferred Stock” to 20,675,000.

On November 4, 2009, as a result of the trading value of our common stock exceeding $0.12 per share for a period of 30 consecutive calendar days, the outstanding shares of Series A Preferred Stock converted by its terms into 7,437,184 shares of common stock.

As of November 13, 2009, warrants to purchase 8,491,928 shares of our common stock at $0.14 per share have been exercised, which increases the number of shares of Common Stock outstanding to 181,491,025 and reduces the number of options and warrants to acquire shares of Common Stock to 112,485,716.  Pursuant to the terms of a significant number of these outstanding warrants, the Company may force the exercise or forfeiture of such warrants; accordingly, the Company expects additional exercises in the near term.

In connection with the Securities Purchase Agreement dated August 15, 2007, Prime Mover Capital Partners, LP (“Prime Mover”) has a right to elect to purchase up to 10% of the Shares issued in connection with the consummation of the transactions contemplated by this Agreement.  The Company must provide notice of the consummation of the transactions contemplated by this Agreement within thirty days of the Closing.  Prime Mover must notify the Company of its intention to purchase additional securities within twenty days of receiving such notice, and the sale must close within sixty days of the date of such notice.

Disclosure Schedule
Section 2.1(g)

On September 8, 2008, January 6, 2009, January 8, 2009 and January 15, 2009, the Company received letters from an investor in the Company’s 2007 private placement (“2007 Private Placement”), claiming (a) that its anti-dilution rights received on the 2007 Private Placement had been triggered by various amendments to the vesting provisions of outstanding warrants and that, as a result, it is entitled to receive additional shares of Company common stock, (b) breaches of its contractual rights to approve certain issuances of derivative securities, (c) breaches of other covenants made by the Company in the 2007 Private Placement, (d) the Company had violated its SEC disclosure obligations, and (e) various breaches by the members of the Board of Directors of their fiduciary duties.  If the investor’s position is correct, the Company may be required, among other things, to issue approximately 98,500,000 shares to such investor, and, if all of the other investors in the 2007 Private Placement sought the same remedy, the Company may be required to issue approximately 739,000,000 shares in the aggregate.  Issuing such shares of common stock would cause substantial dilution to existing shareholders and would exceed the number of the Company’s authorized shares of common stock.

Exhibit 10.15

The issuance of the Option evidenced by this certificate and the securities issuable upon exercise of this Option have not been registered under the Securities Act of 1933, and such securities may not be sold or transferred unless there is an effective registration statement under such act covering such sale or transfer or the company receives an opinion of counsel (which may be counsel for the company) stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such act.

Dated: As of __________, 2009 No. of Shares: _______ Shares of Common Stock Holder: _________________

HEALTH DISCOVERY CORPORATION
STOCK PURCHASE OPTION

This is to certify that, for value received, _________________ and his permitted assigns (“Holder”) is entitled upon the due exercise hereof at any time during the time periods set forth in Section 2 (the first date of each period being the “Commencement Date”) and terminating at 5:00 p.m. E.S.T., on __________, 2015 (the “Termination Date”), to purchase ___________ shares of the Common Stock (subject to adjustment as provided herein), of HEALTH DISCOVERY CORPORATION, a Georgia corporation (the “Company”), at a price per share as specified in Section 2 of this Option and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions specified herein.

1. Certain Definitions. In addition to terms defined elsewhere in this Option, the following terms as used in this Option shall have the following meanings:

(a)   Appraised Value. The going concern value of all outstanding shares of Common Stock, as determined by a written appraisal prepared by an appraiser acceptable to the Company and the Holder. “Going concern value” is defined for this purpose as the price in a single transaction determined on a going-concern basis that would be agreed upon by the most likely hypothetical buyer for 100% of the equity capital of the Company. The Company shall pay for the cost of any such appraisal.

(b)   Closing Price. If the primary market for the security in question is a national securities exchange, The NASDAQ Stock Market, or other market or quotation system in which last sale transactions are reported on a contemporaneous basis, the last reported sales price, regular way, of such security on such exchange or in such quotation system for such day, or, if there shall not have been a sale on such exchange or reported through such system on such trading day, the highest closing or last bid quotations therefor on such exchange or quotation system on such trading day. If the primary market for such security is not such an exchange or quotation market in which last sale transactions are contemporaneously reported, the last bid quotation in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through NASDAQ, its automated system for reporting quotations, or its successor or such other generally accepted source of publicly reported bid quotations as the Company may reasonably designate. If the Closing Price per share of Common Stock cannot be ascertained by any of the methods set forth in the two preceding sentences, the Closing Price per share of outstanding Common Stock shall be deemed to be the price equal to the quotient determined by dividing the Appraised Value by the number of shares of Common Stock then outstanding.

(c)   Common Stock. The Company’s no par value common stock, any stock into which such shares shall have been changed or any stock resulting from reclassification of such shares.

(d)   Exercise Price. The price specified in Section 2 hereof, as the same shall be adjusted from time to time pursuant to the provisions of this Option.

(e)   Fair Market Value. The fair value thereof as shall be determined in good faith by the Board of Directors of the Company.

(f)   Option Shares. The shares of Common Stock issuable upon exercise of the Option.

2.  Exercise Price; Vesting.

(a)  Subject to the adjustments provided for elsewhere in this Option, the Exercise Price per share shall be $______.

(b)  The Option Shares shall become vested in equal installments of _______ Option Shares at each six-month anniversary of the Grant Date (the “Vested Portion”).  The right of the Holder to vest in Option Shares shall cease upon termination of the Holder’s directorship with the Company, whether by reason of death, disability or otherwise and, thereafter, no further Option Shares shall become vested.

(c)  Notwithstanding the vesting limitations set forth in this Section 2, in the event of a Change in Control, the Option will be fully vested and exercisable as of a date determined by the Company which is no less than thirty (30) days prior to the effective date of the Change in Control; provided that the Holder is director of the Company on the date of the Change in Control.  For purposes of this Agreement, a Change in Control means the consummation of (i) a merger, consolidation, share exchange, combination, reorganization, or like transaction involving the Company in which the shareholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Company or its successor immediately after such transaction, or (ii) the sale or transfer (other than as security for the Company's obligations) of all or substantially all of the assets of the Company in any transaction or a series of related transactions, in which the Company, any corporation controlled by the Company, or the shareholders of the Company immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquirer immediately after the transaction.

3.   Exercise of Option.

(a)   The Holder may exercise this Option with respect to the Vested Portion, in whole or in part, by delivering to the Company at its office maintained pursuant to Section 4 for such purpose (i) a written notice of such Holder’s election to exercise this Option, which notice shall specify the number of shares to be purchased, (ii) this Option and (iii) a sum equal to the Exercise Price therefor in cash or by certified check or cashier’s check. Such notice may be in the form of an election to subscribe attached hereto. Upon delivery thereof, the Company shall as promptly as practicable and in any event within ten (10) business days thereafter, cause to be executed and delivered to such Holder a certificate or certificates representing the aggregate number of fully-paid and nonassessable Option Shares issuable upon such exercise. The stock certificate or certificates for such shares so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such Holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such Holder or any other person so designated to be named therein shall be deemed to have become a Holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time said notice together with the Exercise Price are delivered to the Company as aforesaid. If this Option shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such Holder a new Option dated the date it is issued, evidencing the rights of such Holder to purchase the remaining Option Shares called for by this Option, which new Option shall in all other respects be identical with this Option, or, at the request of such Holder, appropriate notation may be made on this Option and the Option shall be returned to such Holder.

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(b)   The Company shall pay all expenses, issuance taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section 3, except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates shall be paid by the Holder hereof at the time of delivering the notice of exercise mentioned above.

4.   Option Registration. The Company shall at all times while any portion of this Option remains outstanding and exercisable keep and maintain at its principal office a register in which the registration, transfer and exchange of this Option shall be provided for. The Company shall not at any time, except upon the dissolution, liquidation or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Option.

5.   Transfer. The Option granted hereunder shall not be assignable or transferable by Holder, absent the prior written consent of the Company.

6.   Representations, Warranties and Covenants of Issuer.

(a)   The Company is a corporation duly organized and validly existing under the laws of the State of Georgia. The Company has the corporate power and authority to execute and deliver this Option and to perform the terms hereof, including the issuance of shares of Common Stock issuable upon exercise of this Option. The Company has taken all action necessary to authorize the execution, delivery and performance of this Option and the issuance of the shares of Common Stock issuable upon exercise of this Option. This Option has been duly authorized and executed and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.

(b)   The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Option and the payment of the Exercise Price will, upon issuance, be fully paid and nonassessable and free from all issuance taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(c)   The Company shall from time to time take all action which may be necessary or appropriate so that the Option Shares, immediately upon their issuance following an exercise of this Option (in whole or in part), will be listed or quoted, as the case may be, on the principal securities exchanges or markets within the United States of America on which other shares of Common Stock of the Company are then listed. Nothing contained herein shall require the Company to register or maintain a current registration statement or prospectus for the Option Shares.

(d)  The Company shall not by any action, including, without limitation, amending its organizational documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Options but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment.

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(e)   At any time when shares of stock received upon exercise are permitted to be transferred without restriction pursuant to Rule 144(k) promulgated under the Securities Act, the holder thereof shall be entitled to receive from the Company, without expense, upon delivery to the Company of the existing certificate representing shares of Capital Stock, a new certificate not bearing any Securities Act legend.

7.   Adjustments to Exercise Price and Number of Shares Purchasable. The Exercise Price and number of Option Shares purchasable pursuant to this Option shall be subject to adjustment from time to time as follows:

(a)   In case the Company shall at any time exchange as a whole, by subdivision or combination in any manner or by the making of a stock split or stock dividend, the number of shares of Common Stock then outstanding into a different number of shares, with or without par value, then thereafter the number of Option Shares which the Holder of this Option shall be entitled to purchase (calculated immediately prior to such change), shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such change, and the Exercise Price of such Option Shares after such change shall, in case of an increase in the number of shares of Common Stock, be proportionately reduced, and, in case of a decrease in the number of shares of Common Stock, be proportionately increased.

(b)   In case of any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend as provided for in Section 7(a)), or in case of any consolidation of the Company with, or merger of the Company into, another corporation, or in case of any sale of all, or substantially all, of the property, assets, business and good will of the Company as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall provide that the Holder of this Option shall thereafter be entitled to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger or sale by a holder of the number of shares of Common Stock which this Option entitles the Holder hereof to purchase immediately prior to such reclassification, change, consolidation, merger or sale. Any such successor entity shall be required to assume each and every covenant and condition of this Option to be performed and observed by the Company, and thereafter shall be deemed to be the Company for purposes of this Option.

8.   Holder’s Rights. This Option shall not entitle the Holder to any rights of a stockholder of the Company.

9.   Notices. If there shall be any adjustment as provided above in Section 7, or if securities or property other than shares of Common Stock shall become purchasable in lieu of shares of Common Stock upon exercise of this Option, the Company shall forthwith cause written notice thereof to be sent by registered mail, postage prepaid, to the registered Holder of this Option at the address of such Holder shown on the books of the Company, which notice shall be accompanied by an explanation prepared by the Company setting forth in reasonable detail the basis for the Holder’s becoming entitled to purchase such shares and the number of shares which may be purchased and the Exercise Price thereof, or the facts requiring any such adjustment and the Exercise Price and number of shares purchasable after such adjustment, or the kind and amount of any such securities or property so purchasable upon the exercise of this Option, as the case may be. At the request of Holder and upon surrender of this Option, the Company shall reissue this Option in a form conforming to such adjustments.

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10.  Cash in Lieu of Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of this Option. If, by reason of any change made pursuant to Sections 7 or 8 hereof, the Holder of this Option would be entitled, upon the exercise of any rights evidenced hereby, to receive a fractional interest in a share, the Company shall, upon such exercise, purchase such fractional interest for an amount in cash equal to the Fair Market Value of such fractional interest, determined as of the date of exercise of this Option.

11.  Lost Stolen, Mutilated, or Destroyed Options. If this Option shall become lost, stolen, mutilated, or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its reasonable discretion impose upon the registered Holder thereof (as shown on the register of Options maintained by the Company), issue a new option of like denomination, tenor, and date as the option so lost, stolen, mutilated, or destroyed.

12.  Applicable Law. The validity, interpretation, and performance of this Option shall be governed by the internal laws of the State of Georgia without regard to conflicts of laws provisions.

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IN WITNESS WHEREOF, the Company has caused this Option to be executed, effective as of the Commencement Date.

HEALTH DISCOVERY CORPORATION

By:

Name: Stephen D. Barnhill

Title: Chief Executive Officer

EXHIBIT A

[Subscription Form to Be Executed Upon Exercise of Option]

The undersigned, registered holder or assignee of such registered holder of the within Option, hereby (1) subscribes for Option Shares which the undersigned is entitled to purchase under the terms of the within Option, (2) makes the full cash payment therefor called for by the within Option, and (3) directs that the shares issuable upon exercise of said Option be issued as follows:

(Name)

(Address)

Signature

Dated

Exhibit 10.16

NON-QUALIFIED STOCK OPTION AWARD
OF HEALTH DISCOVERY CORPORATION

THIS NON-QUALIFIED STOCK OPTION AWARD (the “Award”) is made as of the Grant Date by HEALTH DISCOVERY CORPORATION, a corporation organized under the laws of the State of Georgia (the “Company”) to _________________ (the “Optionee”).

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Optionee a non-qualified stock option (the “Option”), as described below, to purchase the Option Shares. Capitalized terms used but not defined herein have the meanings ascribed to them in the Terms and Conditions.

A.	Grant Date: _________________, 2010.

B.	Type of Option: Non-Qualified Stock Option.

C.	Plan under which Option is granted: This Award is not granted under or pursuant to any plan.

D.	Option Shares: All or any part of _________________ shares of the Company’s common stock (the “Common Stock”), subject to adjustment as provided in the attached Terms and Conditions.

E.
Exercise Price:  $____ per share, subject to adjustment as provided in the attached Terms and Conditions.  The Exercise Price is, in the judgment of the Board of Directors, not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

F.
Option Period: The Option may be exercised only during the Option Period which commences on the Grant Date and ends on the earliest of (a) the fifth (5th) anniversary of the Grant Date; or (b) upon termination of the Optionee’s directorship with the Company, whether by reason of death, disability or otherwise; provided, however, that the Option may be exercised as to no more than the vested Option Shares determined pursuant to the Vesting Schedule.  Note that other restrictions to exercising the Option, as described in the attached Terms and Conditions, may apply.

G.	Vesting Schedule: The Shares shall become vested in accordance with Schedule 1.

IN WITNESS WHEREOF, the parties have executed and sealed this Award as of the Grant Date set forth above.

OPTIONEE	HEALTH DISCOVERY CORPORATION

By:

	Title:	Director

TERMS AND CONDITIONS TO THE
NON-QUALIFIED STOCK OPTION AWARD
OF HEALTH DISCOVERY CORPORATION

1.             Exercise of Option.  Subject to the provisions provided herein or in the Award:

(a)           The Option may be exercised with respect to all or any portion of the vested Option Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which Optionee desires to exercise all or any portion of the Option; and (ii) payment to the Company of the Exercise Price multiplied by the number of shares being purchased (the “Purchase Price”) in the manner provided in Subsection (b).

(b)The Purchase Price shall be paid in full upon the exercise of an Option and no Option Shares shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made:

(i)          by tendering cash or certified check in an amount equal to the Purchase Price;

(ii)         by the delivery to the Company of a number of shares of Common Stock owned by the Optionee prior to the date of the Option’s exercise, having a Fair Market Value on the date of exercise equal to the Purchase Price;

(iii)        if and when the Common Stock becomes traded by brokers, whether on a national securities exchange or otherwise, by delivery of the Purchase Price in cash from a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Company of instructions in a form acceptable to the Company regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised;

(iv)        by having the number of shares of Common Stock to be issued upon exercise of the Option reduced by the number of whole shares of Common Stock having a Fair Market Value equal to the Purchase Price; or

(v)         in any combination of the foregoing.

Upon acceptance of such notice and receipt of payment in full of the Purchase Price, the Company shall cause to be issued a certificate representing the Option Shares purchased.

2.           Rights as Shareholder.  Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares.  The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as this Award otherwise provides.

3.              Restriction on Transfer of Option and Option Shares.

(a)           The Option evidenced hereby is nontransferable other than pursuant to Section 3(b) below and by will or the laws of descent and distribution.  The Option shall be exercisable during the lifetime of the Optionee or the Permitted Transferee (as defined below in Section 3(b)), if applicable, only by the Optionee or such Permitted Transferee, if applicable (or in the event of the his Disability, if applicable, by his personal representative) and after his death, only by his legatee or the executor of his estate.  In the event the Permitted Transferee is an entity, the Option shall be exercisable during the Option Period only by an authorized representative of the Permitted Transferee, such as the grantor or trustee of a trust or the general partner of a family partnership, as applicable.

(b)           The Optionee may transfer the Option to one or more members of his immediate family, provided any such family member has attained age 21 on or before the intended date of transfer, to a trust established solely for the benefit of the Optionee’s immediate family, or to a partnership, provided the only partners in the partnership on the intended date of transfer are members of the Optionee’s immediate family (a “Permitted Transferee”).  Solely in accordance with the following, for purposes of this Section 3(b), the term “immediate family” means only individuals with one of the following relationships to the Optionee: spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, nieces, nephews and in-laws.

(c)           In the event the Option is transferred by the Optionee to a Permissible Transferee, the Permissible Transferee shall be prohibited from making any subsequent transfer other than, to the extent applicable, by will or the laws of descent and distribution.

(d)           Notwithstanding the foregoing, the Company shall not be obligated to give effect to any transfer of the Option to a Permitted Transferee unless the Optionee has provided the Company with advance written notice of the transfer.

4.           Changes in Capitalization.

(a)           The number of Option Shares and the Exercise Price shall be proportionately adjusted for nonreciprocal transactions between the Company and the holders of capital stock of the Company that cause the per share value of the shares of Common Stock underlying the Option to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)    In the event of a merger, consolidation, extraordinary dividend, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock that in each case is not an Equity Restructuring, the Board of Directors or its designee shall take such action to make such adjustments in the Option or the terms of this Award as the Board of Directors or its designee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Option, with a corresponding adjustment in the Exercise Price, substituting a new option to replace the Option, accelerating the termination of the Option Period or terminating the Option in consideration of a cash payment to the Optionee in an amount equal to the excess of the then Fair Market Value of the Option Shares over the aggregate Exercise Price of the Option Shares. Any determination made by the Board of Directors or its designee pursuant to this Section 4(b) will be final and binding on the Optionee.  Any action taken by the Board of Directors or its designee need not treat all optionees equally.

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(c)     The existence of the Option granted pursuant to this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section may provide, in the Board of Directors’ discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option.

5.             Special Limitation on Exercise.  No purported exercise of the Option shall be effective without the approval of the Board of Directors, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Board of Directors, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state.  If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities law with respect to shares of Common Stock purchasable or otherwise deliverable under the Option, the Optionee (a) shall deliver to the Company, prior to the exercise of the Option or as a condition to the delivery of Common Stock pursuant to the exercise of an Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws and (b) shall agree that the shares of Common Stock so acquired will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities law.

6.             Legend on Stock Certificates.  Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth in this Award.

7.             Governing Laws.  This Award and the Terms and Conditions shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, the Option may not be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.

8.             Successors.  This Award and the Terms and Conditions shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

9.             Notice.  Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient.  Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

10.           Severability.  In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

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11.           Entire Agreement.  This Award and these Terms and Conditions express the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all proposals or understandings, other communications between the parties, whether written or oral, relating to such subject matter.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board of Directors regarding any question relating to the terms of this Award.  This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

12.           Violation.  Except as provided in Section 3, any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Award and these Terms and Conditions and shall be void and without effect.

13.           Headings.  Section headings used herein are for convenience of reference only and shall not be considered in construing this Award or these Terms and Conditions.

14.           Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award and these Terms and Conditions, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

15.           No Right to Continued Retention.  The award of Option Shares hereunder shall not be construed as giving the Optionee the right to continued service with the Company or any Affiliate or the continued use of the Optionee’s services by the Company or any Affiliate.

16.           Definitions.

(a)           “Affiliate” means (i) any subsidiary or parent of the Company; (ii) an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or (iii) any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate,” as determined in the sole discretion of the Company.

(b)           “Board of Directors” means the board of directors of the Company.

(c)           “Change in Control” means the consummation of (i) a merger, consolidation, share exchange, combination, reorganization, or like transaction involving the Company in which the shareholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding capital stock of the Company or its successor immediately after such transaction, or (ii) the sale or transfer (other than as security for the Company's obligations) of all or substantially all of the assets of the Company in any transaction or a series of related transactions, in which the Company, any corporation controlled by the Company, or the shareholders of the Company immediately prior to the transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquirer immediately after the transaction.

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(d)           “Fair Market Value” means the value of a share of Common Stock as of a date, determined as follows:

(i)           if the shares of Common Stock are traded on any national securities exchange or through any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the closing price at which Common Stock shall have been sold on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Board of Directors on or through which the shares of Common Stock are then traded;

(ii)         if the shares of Common Stock are not actively traded on any such exchange or through any such system, Fair Market Value shall mean the closing price for the Common Stock for the most recent trading day immediately preceding such date, as reported by such exchange or system; or

(iii)        if the shares of Common Stock are not actively traded or reported on any exchange or through any such system and have not experienced a recent trading day, Fair Market Value shall mean the fair market value of a share of Common Stock as determined by the Board of Directors taking into account such facts and circumstances deemed to be material by the Board of Directors to the value of the Common Stock in the hands of the Optionee.

Notwithstanding the foregoing, for purposes of Subsections (i), (ii), or (iii) above, the Board of Directors may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Common Stock, or any other method which the Board of Directors determines is reasonably indicative of fair market value.

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EXHIBIT 1

NOTICE OF EXERCISE OF
STOCK OPTION TO PURCHASE
COMMON STOCK OF
HEALTH DISCOVERY CORPORATION

Name:
Address:

Date:

Health Discovery Corporation
2 East Bryan Street, Suite 601
Savannah, GA  31401
Attn:  Secretary

Re:           Exercise of Non-Qualified Stock Option

Dear Sir or Madam:

Subject to acceptance hereof in writing by Health Discovery Corporation (the “Company”), pursuant to the provisions of the terms and conditions of the Non-Qualified Stock Option Award (the “Award”), I hereby give at least ten days but no more than thirty days prior notice of my election to exercise options granted to me to purchase ______________ shares of common stock of the Company (“Common Stock”) under the Award dated as of ____________.  The purchase shall take place as of ___________________ (the “Exercise Date”).

On or before the Exercise Date, I will pay the applicable purchase price as follows:

[ ]	by delivery of cash or a certified check for $___________ for the full purchase price payable to the order of Health Discovery Corporation;

[ ]	by having the number of shares of Common Stock to be issued upon exercise of the Option reduced by the number of whole shares of Common Stock having a Fair Market Value equal to the purchase price;

[ ]
by the delivery to the Company of a number of shares of Common Stock owned by the Optionee prior to the date of the Option’s exercise, having a Fair Market Value on the date of exercise either equal to the purchase price;

[ ]
by delivery of the purchase price by _________________________, a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System.  I hereby authorize the Company to issue a stock certificate for the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.  Note:  This choice is available only if and when the Common Stock becomes traded by brokers.

Exhbit 1 - Page 1 of 3

As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the “1933 Act”), I hereby represent, warrant, covenant, and agree with the Company as follows:

The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

The Common Stock was not offered to me by means of any publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions.  The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act may not now be available and no assurance has been given that it or they will become available.  The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

Exhbit 1 - Page 2 of 3

I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records.  I have examined such of these documents as I wished and am familiar with the business and affairs of the Company.  I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs.  I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Award.  Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice.  I also understand that capitalized terms used, but not defined herein, shall have the meaning ascribed to them in the Award.

Very truly yours,

Name:

AGREED TO AND ACCEPTED
HEALTH DISCOVERY CORPORATION

By:

Name:

Title:

Date:

Exhbit 1 - Page 3 of 3

SCHEDULE 1

VESTING SCHEDULE

The Option Shares shall vest in equal installments of ____________ at each six-month anniversary of the Grant Date (each, a “Vesting Increment”); provided, however, that each Vesting Increment shall become vested only if and when the Optionee has continuously served as a director of the Company through the applicable anniversary date.  No Vesting Increment that has not vested as of the date the Optionee ceases to be a director of the Board of Directors shall vest thereafter.

Notwithstanding the foregoing, in the event a Change in Control occurs while the Optionee continues to serve on the Board of Directors, the Optionee shall immediately become fully vested in all of the Option Shares (as adjusted for changes in capitalization as provided in the attached Terms and Conditions.

Schedule 1 - Page 1 of 1

EXHIBIT 10.17

DEVELOPMENT AGREEMENT

THIS DEVELOPMENT AGREEMENT (this “Agreement”) dated as of March 11, 2010 (the “Effective Date”) is entered into among and between SMART PERSONALIZED MEDICINE, LLC, a Delaware limited liability company (“SPM”), having a registered office at 203 NE Front Street, Suite 201, Milford, Kent County, DE 1996, QUEST DIAGNOSTICS INCORPORATED (“QUEST”), having a place of business located at 3 Giralda Farms, Madison, New Jersey 07940 and HEALTH DISCOVERY CORPORATION, a Georgia corporation (“HDC”) having a place of business located at 2 East Bryan Street, Suite 601, Savannah, GA 31401 (each, a “Party,” and collectively, the “Parties”).

RECITALS

WHEREAS, SPM is a research and development company in the medical industry which is working to develop breast cancer tests; and

WHEREAS, HDC is the owner of intellectual property, including patents, pending and issued, and know-how, all relating to support vector machine (“SVM”) and other learning machine technology, based upon which it has developed, or is engaged in developing, applications including, inter alia, digital image analysis, biomarker discovery, and gene- and protein-based diagnostic and prognostic testing; and

WHEREAS, HDC and SPM entered into a License Agreement dated August 22, 2008 (as amended from time to time, the “HDC License Agreement”) pursuant to which HDC licensed its intellectual property, hereinafter referred to as the “Licensed Technology” (as further defined in the HDC License Agreement) to SPM for use in the Field of Use (as defined in the HDC License Agreement) for development of breast cancer Product(s)) (the “Development Technology”); and

WHEREAS, SPM entered into a Sponsored Research Agreement (the “Sponsored Research Agreement”) dated May 1, 2009 with The University of Texas, M.D. Anderson Cancer Center (“MD Anderson”), a member institution of The University of Texas System, pursuant to which MD Anderson and SPM agreed to undertake a Research Project (as defined in said Sponsored Research Agreement, relevant portions of which are attached hereto as Exhibit C) to develop a statistical database (the “Database”) including clinical and genomic information using gene expression data, tissue biopsies and related patient historical information of breast cancer patients, which Database would be exclusively owned by MD Anderson, but would be available for use by SPM for the development of Product(s); and

WHEREAS, Quest Diagnostics is a provider of reference laboratory diagnostic services providing diagnostic and/or prognostic technology, know-how and information to patients and their caregivers; and

WHEREAS, concurrently with the execution of this Agreement, SPM, HDC and QUEST will enter into a license agreement (the “Quest License Agreement”) to sublicense the Development Technology to QUEST for use in the Field (as that term is defined herein); and

WHEREAS, SPM, HDC and QUEST desire to enter into this Agreement to develop information to be included in the Database, to enable Quest to develop Product(s) (as defined herein) and to validate such Product(s) for commercialization.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the terms defined in this Article 1 shall have the respective meanings set forth below:

1.1           “Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least thirty five percent (35%) of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

1.2            “Background IP” shall mean a Party’s solely owned and/or Controlled (as defined below in Section 1.3) Technology existing prior to the Effective Date. For purposes of clarification, SPM Background IP shall include, without limitation, the Development Technology. HDC Background IP shall include all Technology owned or Controlled by HDC, including the Licensed Patents, to the extent that they are not licensed to SPM pursuant to the HDC License Agreement, and QUEST Background IP shall include, without limitation, its proprietary diagnostic testing methods, processes, SOPs, expertise and technologies.

1.3            “Controlled” in the context of specific Technology shall mean either having a sole ownership interest in, having a license for, or having the right to grant licenses or sublicenses to such Technology.

1.4            “Database” shall mean the statistical database that is to be developed in conjunction with the Research Project that is the subject of the Sponsored Research Agreement.

1.5            “Database Development” shall mean the portion of the Program related to the development of the Database.

1.6            “Field” shall mean clinical laboratory services, In Vitro Diagnostic kits, research use, clinical trials services (including provision of clinical trial services to customers utilizing Quest Diagnostics’ testing services for pharma discovery programs) to provide predisposition, early detection, screening, diagnosis, prognosis, chemoprediction/companion and recurrence/monitoring applications on all types of samples (e.g. tissue, blood, serum, etc.) using genomic and/or any other biomarkers related to breast cancer or the exclusion of breast cancer. For purposes of clarification, the Field includes, but is not limited to, methods involving immunohistochemistry (“IHC”) markers, expression, microRNA, digital pathology, pathological features, SNPs and other methods to be determined but expressly excluding radiologic imaging applications.

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1.7            “HDC Development Costs” shall mean any and all costs incurred by HDC and associated with using the Development Technology and their know-how to analyze the data in the Database for development of Product(s), as requested by QUEST.

1.8            “Person” shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.9            “Product(s)” shall mean the applications in the Field developed under the Program using the Development Technology and/or the Database.

1.10         “Product Inventions” shall mean Technology which is developed by the Parties, independently or jointly, as part of the development of the Product(s) under the Program. The definition of Product(s) Inventions shall not include Background IP, the Database or Quest Inventions. All Product Inventions developed by QUEST or HDC under this Agreement shall be the property of SPM but shall be included in the license grant to QUEST under the Quest License Agreement for developed Commercialized Product(s) applications on the terms hereof.

1.11         “Program” shall mean the QUEST and SPM development program described below in Article 3, including Database Development and all Project(s) relating to the development of each Product.

1.12          “Program Period” shall mean the period of time running from initiation of Database Development to completion of the final Project Plan.

1.13         “Project” shall mean a development project which uses the Database for the development of Product(s). A project plan describing the Project will be prepared for each Product (the “Project Plan”). Each Project Plan will be appended to this Agreement as a part of Exhibit A and will be assigned a number upon its incorporation in the Agreement. Project Plan 1 and Project Plan 2 are the first and second Project Plans approved by the Parties and are or will be attached as Exhibit A. The Parties contemplate the potential for the attachment of additional Project Plans (as Project Plan 3, Project Plan 4, and so forth) during the course of the Program Period.

1.14         “Project Period” for each Product shall mean the period commencing on the date that Exhibit A with respect to a Project is attached to this Agreement pursuant to Section 1.12 above and ending on earlier of (i) the date that the Steering Committee determines that a Product is ready to for Commercialization or (ii) the date that the Steering Committee determines that a Product cannot be Commercialized.

1.15         “Quest Development Costs” shall mean any and all costs and expenses associated with and incurred in the analysis of the tissue biopsies provided by MD Anderson and other data required in the development of the Database and in the development of Product(s) and shall include the payments made by QUEST to SPM and HDC under Section 3.6 hereof but shall exclude SPM Development Costs and HDC Development Costs.

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1.16         “Quest Inventions” shall mean Technology which is developed by QUEST, does not incorporate any Background IP of SPM or HDC or the Database, and is an improvement or modification to QUEST Background IP. Quest Inventions shall include Products where the underlying Product Invention is non-patentable and the Steering Committee has decided to publish the proprietary Technology; provided, however that no amount is owed to MD Anderson with respect to such Product pursuant to any contractual obligation under the Sponsored Research Agreement.

1.17         “SPM Development Costs” shall mean the costs incurred by SPM to gain access to the tissue biopsies and related patient histories from MD Anderson pursuant to the Sponsored Research Agreement.

1.18         “SPM Improvements” shall mean Technology with applications for use in the Field that is developed outside of this Agreement or the Development Agreement, either by SPM or by a Third Party working with or licensed by SPM as part of a collaboration with such Third Party, which Technology may be useful to improve the Products.

1.19         “Quest License Agreement” shall mean the license agreement between SPM, HDC and QUEST executed concurrently with this Agreement. The form of the Quest License Agreement is attached hereto as Exhibit B.

1.20         “Technology” shall mean any patents, patent applications, provisional patent applications or foreign equivalents, including any patent extensions, certificates of invention and .applications for certificates of invention, together with any divisionals, continuations, continuations-in-part, reissues, renewals, reexaminations or additions thereof, as well as know-how, discoveries, claims, formulae, processes, methods, techniques, practices, trade secrets, technologies, specifications, designs, knowledge, data, results, information, financial and business processes and information, whether or not patentable.

1.21          “Territory” shall mean worldwide.

1.22          “Third Party” shall mean any Person other than SPM, QUEST, HDC and their respective Affiliates.

1.23         “Validation Work” shall mean such commercially reasonable and necessary primary testing associated with the validation of a Product, including without limitation, gene expression test training and test set(s) and additional technical and clinical support for final CLIA (Clinical Laboratory Improvement Amendments) validation, but expressly excluding any filing or approval process with the U.S. Food & Drug Administration.

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ARTICLE 2

REPRESENTATIONS AND WARRANTIES

 2.1            SPM hereby represents and warrants to QUEST and HDC as follows:

 2.1.1          Corporate Existence and Power. SPM (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has the requisite power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under this Agreement.

 2.1.2          Authorization and Enforcement of Obligations. SPM (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of SPM, and constitutes a legal, valid, binding obligation, enforceable against SPM in accordance with its terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors rights generally.

 2.1.3          No Consents. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by SPM in connection with this Agreement have been obtained.

 2.1.4          Rights in Development Technology. SPM Controls the Development Technology to the extent required to perform its obligations, and grant the rights granted, hereunder. Except as otherwise set forth in this Agreement, SPM has not sold, assigned, conveyed, mortgaged, encumbered, transferred or granted any license or other right to the Development Technology to any Person to develop, make, have made, use and sell products for use in the Field. SPM will not sell, assign, convey, mortgage, encumber, transfer or grant any license or other rights to the Development Technology for use in the Field except as permitted under the Quest License Agreement.

 2.1.5          No Infringement. SPM has no actual knowledge (without any independent investigation), that the use of the Development Technology or the granting of a license to practice the Development Technology violates, infringes or otherwise conflicts or interferes with any patent or any other intellectual property or proprietary right of any Third Party. To the best of SPM’s knowledge, no Third Party is currently infringing upon the Development Technology in the Field.

2.2            QUEST hereby represents and warrants to SPM and HDC as follows:

 2.2.1          Corporate Existence and Power. QUEST (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under this Agreement.

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 2.2.2          Authorization and Enforcement of Obligations. QUEST (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of QUEST, and constitutes a legal, valid, binding obligation, enforceable against QUEST in accordance with its terms except to the extent that such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors rights generally.

 2.2.3          No Consents. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by QUEST in connection with this Agreement have been obtained.

2.3            HDC hereby represents and warrants to QUEST and SPM as follows:

 2.3.1          Corporate Existence and Power. HDC (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia; (b) has the requisite power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under this Agreement.

 2.3.2          Authorization and Enforcement of Obligations. HDC (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of HDC, and constitutes a legal, valid, binding obligation, enforceable against: HDC in accordance with its terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors rights.

 2.3.3          No Consents. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by HDC in connection with this Agreement have been obtained.

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 2.3.4          Development Technology Applications. HDC has know-how and access to expertise to be able to apply the Development Technology to the extent required herein in order to perform its Product(s) development obligations for QUEST hereunder. Except as otherwise set forth in this Agreement and in the Quest License Agreement, HDC has not sold, assigned, conveyed, mortgaged, encumbered, transferred or granted any license or other right under the Development Technology to any Person to develop, make, have made, use and sell Product(s) for use in the Field except as indicated in this Agreement. HDC hereafter will not sell, assign, convey, mortgage, encumber, transfer or grant any license or other right under the Development Technology to develop Product(s) for use in the Field or directly or indirectly provide services, know-how or expertise in the use of the Development Technology in the Field, except as permitted under this Agreement and under the Quest License Agreement.

 2.3.5          No Infringement. To the best of HDC’s knowledge, neither the rise of the Development Technology nor the granting of a license to practice the Development Technology violates, infringes or otherwise conflicts or interferes with any patent or any other intellectual property or proprietary right of any Third Party. To the best of HDC’s knowledge, no Third Party is currently infringing upon the Development Technology in the Field.

 2.3.6          Notwithstanding Section 9.5 below, nothing in this Agreement shall be construed to expand or modify the Licensed Technology rights and obligations of SPM under the HDC License Agreement.

ARTICLE 3

THE PROGRAM

3.1            Development of Database Information: Obligations of SPM:

 3.1.1          Upon execution of this Agreement, SPM shall obtain from MD Anderson and deliver, or cause to be delivered, to QUEST any and all tissue biopsies available to SPM under the Sponsored Research Agreement and identified as necessary for proceeding with and pursuing the goals of a specified Project Plan (the “Database Samples”), expected to be approximately one thousand (1,000) samples. Project Plan 1 and Project Plan 2 are attached hereto as of the Effective Date. As additional Project Plans are agreed upon by SPM and QUEST, SPM will obtain any and all additional Database Samples identified by SPM and QUEST as being necessary for performance of the applicable Project Plan

 3.1.2          Upon delivery of the data generated by QUEST’s laboratory data development work pursuant to Section 3.2 hereof, SPM will communicate such data to MD Anderson for use in the development of the Database.

 3.1.3          Notwithstanding the foregoing, neither Quest nor HDC shall work directly with MD Anderson in connection with the development of the Product(s). The Parties acknowledge that ownership rights to the Database shall remain with MD Anderson.

 3.1.4          SPM shall permit QUEST to access the Database Samples and Database as necessary to perform its obligations in conjunction with development of the Database.

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3.2            Development of Database Information: Obligations of QUEST

 3.2.1          Upon receipt of the Database Samples provided by SPM pursuant to Section 3.1.1 above, QUEST will commence gene expression analysis and any other work described in the applicable Project Plan to generate the data and information needed for development of the Database and will deliver such data and information to SPM in a computer-readable format specified by SPM.

 3.2.2          QUEST acknowledges that the Database Samples are to be used solely for performing its obligations under this Agreement (including Validation Work) and that no further use of the Database Samples is authorized. Database Samples that are no longer being utilized in the development of the Database or Product(s) shall be returned to SPM for return to MD Anderson. In addition, upon the termination or expiration of this Agreement or the Sponsored Research Agreement, any remaining Database Samples shall be returned to SPM for return to MD Anderson.

3.3            Development of the Database: Obligations of HDC

 3.3.1          HDC shall have no obligations with regard to development of the Database.

 3.3.2          HDC shall have no access to the Database or information contained in the Database except as set forth in Section 3.6.1.

3.4            Development of the Products: Obligations of SPM

 3.4.1          SPM shall provide access to the Database as required by QUEST to perform its obligations related to development of Product(s) and will provide any other assistance as reasonably requested by QUEST.

 3.4.2          Except where otherwise provided in this Agreement, SPM shall be responsible for any and all SPM Development Costs.

 3.4.3          At least one time per year, SPM shall notify the Steering Committee of any SPM Improvements generated during the previous year and provide enough information for the Steering Committee to evaluate the utility of such SPM Improvements to the Products.

3.5   Development of the Products: Obligations of QUEST.

 3.5.1          QUEST will develop the Product(s) utilizing the Technology: licensed under the License Agreement and, with the prior written consent of SPM and HDC, any other Background IP or Technology Controlled by one of the Parties hereto.

 3.5.2          QUEST acknowledges that the Database is to be used solely for performing its obligations under this Agreement and that no further use of the Database or the information set forth therein is authorized.

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 3.5.3          With respect to those Product(s) for which QUEST has issued a Commercialization Notice to SPM (as set forth in Section 5.3 below), QUEST will perform Validation Work for each such Product.

 3.5.4          QUEST will perform the services set forth in Sections 3.2, and 3.5 (the “Services”) in accordance with all applicable standards, laws, rules and regulations. All Services shall be performed in accordance with QUEST’s professional standards.

 3.5.5          QUEST shall be responsible for the QUEST Development Costs relating to the Services and for any and all other costs and expenses relating to the work to be performed hereunder except for the HDC Development Costs and the SPM Development Costs.

3.6            Development of the Products: Obligations of HDC

 3.6.1          HDC will use the Development Technology to analyze the data in the Database for development and/or validation of Product(s) and will provide any other assistance as reasonably requested by QUEST. HDC acknowledges that the Database is to be used solely for performing its obligations under this Agreement and that no further use of the Database or the information set forth therein is authorized.

 3.6.2          Except where otherwise provided in this Agreement, HDC shall be responsible for any and all HDC Development Costs.

3.7            SPM and HDC Service Charges - Project Plans 1 and 2. In consideration of the right and opportunity to develop the Product(s) identified in Project Plan 1 and Project Plan 2 and the right to Commercialize the Product(s) as set forth herein, QUEST hereby agrees to pay to each of SPM and HDC an amount equal to Three Hundred Seventy-five Thousand Dollars ($375,000) (the “Development Fee”). The Development Fee shall be paid to each of HDC and SPM in nine (9) equal monthly installments of Forty-one Thousand Six Hundred Sixty-six Dollars (41,666.00), with the first installment payable no later than March 31, 2010 and subsequent installments payable on the last day of each month thereafter. No additional amounts shall be due and payable by QUEST to either SPM or HDC as a Development Fee for Project Plans 1 and 2 hereunder, regardless of the length of time required for completion of each Project Plan. The amounts to be paid pursuant to this Section 3.7 are separate and exclusive from any amounts to be paid by QUEST to SPM and HDC under the Quest License Agreement.

3.8            Steering Committee. A steering committee consisting of three (3) members shall be established for direction and management of the Program. Each of QUEST, HDC and SPM shall have the right to appoint one (1) member to such committee. The Steering Committee may meet as frequently as monthly, but shall meet at least quarterly during the Program Period. The following persons shall represent the Parties on the Steering Committee and shall serve of the primary contact for the corresponding Party:

For SPM: Richard E. Caruso or his designee

For HDC: Stephen D. Barnhill or his designee

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For QUEST: Nicholas J. Conti or his designee.

3.9            Records and Reports.

 3.9.1          QUEST shall maintain accurate records of all activities related to the Project Plan for each Product in accordance with established, commercially reasonable laboratory practices. SPM and HDC shall have the right, upon reasonable notice and during reasonable business hours, to inspect and make copies of such records.

 3.9.2          QUEST shall provide SPM and HDC with: (a) quarterly written reports regarding QUEST’s activities under the Project Plan for each Product, the results thereof and any Product Inventions arising therefrom; and (b) copies of all data resulting from activities under the Program. QUEST shall provide such reports and data within (30) days after the end of each calendar quarter beginning with the calendar quarter that includes the Effective Date . A final report shall be provided within thirty (30) days after the expiration or earlier termination of the Program Period.

 3.9.3          In addition to the quarterly reports pursuant to Section 3.9.2 above, QUEST shall provide to SPM and HDC, within ten (10) days of the document date, copies of all documents filed with any applicable regulatory agency(ies) having jurisdiction over the Product(s), and any other communications with such regulatory agency(ies) relating to the Product(s), whether to or from the agency. QUEST shall also provide copies; of other communications between. QUEST and any Third Party relating to the Product(s).

ARTICLE 4

CONFIDENTIALITY

4.1            Confidential Information. Except as otherwise provided in Section 4.3 below, during the term of this Agreement, and for a period of ten (10) years following the expiration or earlier termination hereof, each Party shall maintain in confidence all information of the other Parties (including without limitation samples, testing data and feedback regarding test performance, the Database and all information included in the Database) disclosed after the Effective Date by another Party and identified as, or acknowledged to be, confidential (the “Confidential Information”), and shall not use, disclose or grant the use of the Confidential Information to any Third Party (including without limitation to MD Anderson except as specifically permitted hereby) except on a need-to-know basis to those of its own, and its Affiliates’, sublicensees’ and assignees’, directors, officers, affiliates, employees, agents, consultants, clinical investigators and contractors, to the extent such disclosure is reasonably necessary in connection with such Party’s activities as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, each Party hereto shall obtain written agreement of any such Person to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. Each Party shall notify the other Parties promptly upon discovery of any unauthorized use or disclosure of another Party’s Confidential Information.

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4.2            Terms of this Agreement. Except as otherwise provided in Section 4.3 below, no Party shall disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Parties. Notwithstanding the foregoing, prior to execution of this Agreement, the Parties shall agree upon the substance of information that can be used to describe the terms of this transaction, and any Party may disclose such information, as modified by mutual agreement from time to time, without the other Parties’ consent.

4.3            Permitted Disclosures. The confidentiality obligations contained in Sections 4.1 and 4.2 above shall not apply to the extent that (a) any receiving Party (the “Recipient”) is required (i) to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or (ii) to disclose information to any governmental agency for purposes of obtaining approval to test or market a Product, provided in either case: that the Recipient shall provide written notice thereof to the other Parties and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof; or (b) the Recipient can demonstrate that (i) the disclosed information was public knowledge at the time of such disclosure to the Recipient, or thereafter became public knowledge, other than as a result of actions of the Recipient in violation hereof; (ii) the disclosed information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by the other Parties hereunder; (iii) the disclosed information was disclosed to the Recipient on an unrestricted basis from a source unrelated to any Party to this Agreement and not under a duty of confidentiality to any other Party; or (iv) the disclosed information was independently developed by the Recipient without access to or use of the Confidential Information disclosed by any other Party.

 4.3.1          The Parties acknowledge that HDC has certain time-critical reporting obligations by virtue of its status as a public corporation and agree to cooperate with HDC in preparation of a press release regarding the execution and general terms of this Development Agreement and the Quest License Agreement to be issued concurrently with the Form 8-K report that must be filed by HDC within four (4) business days of the Effective Date. The Parties agree that no press release shall mention MD Anderson without the prior written approval of MD Anderson or otherwise in contravention of the provisions of Section 9.1 of the Sponsored Research Agreement attached hereto as Exhibit C.

4.4            Publication. Subject to the provisions of Sections 4.1 and 4.2 above, QUEST shall have the right to publish the results of its work under the Project, so long as such publication does not include the Database or any of the data or information included therein; provided, however, that if the proposed publication contains proprietary information owned by SPM or HDC, QUEST shall provide SPM or HDC, as applicable, the opportunity to review any proposed manuscripts or any other proposed disclosure describing said work thirty (30) days prior to their submission for publication or other proposed disclosure and provided further that prior to such publication, SPM will submit such results to MD Anderson for its approval. If SPM or HDC believes that patentable subject matter is disclosed in the manuscript or other disclosure and so notifies QUEST, or if such submission for publication or other disclosure would cause the loss of significant foreign patent rights, QUEST shall withhold such publication for a reasonable period of time, not to exceed sixty (60) days, until all applicable patent filings are completed.

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4.5            Equitable Relief. Each Party hereby acknowledges that, in the event of any breach or threatened breach of this Article 9 by the Recipient, the disclosing Party may suffer irreparable injury for which damages at law may not be an adequate remedy. Accordingly, without prejudice to any other rights and remedies otherwise available to the disclosing Party, the disclosing Party shall be entitled to seek equitable relief, including injunctive relief and specific performance, for any breach or threatened breach of this Article 4 by the Recipient, its Affiliates, or any of its or their employees, directors, officers, members, agents, or representatives.

4.6            Non-Use of Names: Confidentiality of Agreement. No Party hereto shall make any public announcement, issue any press release or publish any study (collectively, all such communications, “Publication”) concerning the transactions contemplated herein, or make any Publication which includes the name of any other Party or any of its Affiliates, or otherwise use the name or names of any other Party or any of their employees or any adaptation, abbreviation or derivative of any of them, whether oral or written, related to the terms, conditions or subject matter of this Agreement, without the prior written permission of such other Party, except as may be required by (i) law or (ii) judicial order (and then only following consultation with the other Parties).

4.7            Compliance with Laws: Reporting Obligation with Respect to Protected Health Information. Each Party shall comply with all Applicable Laws. “Applicable Laws” are the international, federal, state, and local laws, rules and regulations that relate to the conduct of the Parties’ business and the performance by the Parties of their respective obligations under this Agreement. If a Party or its permitted representatives gain access to protected health information (“PHI”), as that term is defined under The Health Insurance Portability and Accountability Act of 1996, that is not required for performance of this Agreement, each Party shall immediately report to the other Parties any incidents of access to PHI or any incidents of use, reproduction or disclosure of PHI of which it or its Permitted Representatives become(s) aware.

ARTICLE 5

RIGHTS OF FIRST REFUSAL REGARDING
COMMERCIALIZATION OF THE PRODUCT(S) AND OTHER DEVELOPMENT

5.1            Commercialization. All Product(s) and Product Inventions developed under this Agreement are owned by SPM. SPM shall not, nor shall it attempt to, transfer, assign, sell have sold, lease, offer to sell or lease, distribute, license, sublicense or otherwise transfer title to or an interest in, or clinically develop, commercialize or exploit the Product(s) unless it shall have first complied with the provisions set forth in this Article 5. All QUEST Inventions are owned by QUEST.

5.2            QUEST Rights to Commercialize. The Steering Committee shall determine if a particular Project has been completed and if the related Product has been developed and is ready for Validation Work under this Agreement. Upon such determination, the Steering Committee shall notify SPM, HDC and QUEST of such determination. Following such notice, QUEST shall have ninety (90) days (the “Evaluation Period”) to determine if it wishes td i perform Validation Work and obtain exclusive rights to perform, sell and market such Product (collectively, “Commercialize”).

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5.3            Election by QUEST to Commercialize. Should QUEST elect to Commercialize a particular Product, prior to the end of the Evaluation Period, QUEST shall submit to SPM and HDC a written notice of its election to Commercialize the Product (a “Commercialization Notice”). Upon receipt of the Commercialization Notice, SPM and HDC shall grant to QUEST a Product License for Commercialization according to the terms of Section 5.2 of the Quest License Agreement, under which QUEST will have the right to perform all required work, including the Validation Work, relating to the specified Product, subject to all relevant provisions of the Quest License Agreement. QUEST shall be responsible for payment of all costs and expenses relating to such work to Commercialize such Product (the “Product Costs”). For purposes of clarification, such costs do not include use of the Database Samples in connection with Validation Work, which use is covered by the one-time upfront fee for use of the Database Samples hereunder.

5.3.1            Each Commercialization Notice submitted by QUEST will be associated with a separate Product License

5.3.2   Upon grant of the Product License for a specified Product, QUEST will continue to work with HDC, and will continue to have access to the Database, to perform the Validation Work.

5.4            Failure to Commercialize. If QUEST elects not to Commercialize a developed Product, it shall notify SPM and HDC in writing (a “Refusal Notice”). In the event that QUEST issues a Refusal Notice, or fails to issue a Commercialization Notice or a Refusal Notice for a Product prior to the expiration of the Evaluation Period, SPM shall have the right but not the obligation to Commercialize such Product, subject to the terms and conditions of this Agreement, the Quest License Agreement and the HDC License Agreement. Should SPM elect not to Commercialize the Product, HDC shall have the right to Commercialize such Product, subject to the terms and conditions of this Agreement, the Quest License Agreement and the HDC License Agreement.

5.4.1   QUEST and HDC agree to cooperate with any Third Party that may have entered into a license agreement with SPM to Commercialize such Product.

5.4.2   QUEST and SPM agree to cooperate with any Third Party that may have entered into a license agreement with HDC to Commercialize such Product.

5.5            Right of First Refusal on Other SPM Projects. QUEST shall have a right of first refusal to perform similar services, and obtain similar rights, for any other project with other academic or research institutions that SPM pursues to develop applications in the Field (“New SPM Projects”). SPM shall provide written notice to QUEST of any New SPM Project it is contemplating. QUEST shall have ninety (90) days to provide written notice to SPM that it wishes to participate in the New SPM Project (“New Project Negotiation Notice”). The parties shall have ninety (90) days following the New Project Negotiation Notice to negotiate in good faith regarding the terms and conditions of QUEST’s participation in such New SPM Project. If the parties are unable to agree within this timeframe, or any mutually agreeable extension thereof, SPM shall have the right to offer the New SPM Project to a Third Party laboratory or other partner; provided however that prior to execution of any agreement with a Third Party, SPM permits QUEST to review the terms and conditions of such agreement and to step into the shoes of such Third Party on the same terms and conditions negotiated with such Third Party.

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5.6            Right of First Refusal on Future Project Plans. QUEST shall have a right of first refusal on all future Project Plans, on the terms set forth in Section 5.5 above. QUEST has the right to have access through SPM to additional tissue biopsies and to invest in additional; research over the course of the Sponsored Research Agreement. In the event that QUEST materially changes the scope of the Projects beyond the intended breast cancer recurrence/chemoprediction focus of the Projects as initially attached hereto and it requires additional samples not included in the Sponsored Research Agreement, then the parties will negotiate in good faith to secure additional samples from MD Anderson or another Third Party. SPM , HDC and QUEST shall each have the right to propose additional markers, platforms, or other work for inclusion in a Project or as an additional Project, subject to a Development Fee, as appropriate, to be negotiated in good faith for services to be performed or costs to be expended in conjunction with such modification or new Project Plan.

5.7            Right of First Refusal on Other MD Anderson-developed Tests. To the extent permitted under the Sponsored Research Agreement, SPM hereby grants QUEST a right of first refusal on any applications in the Field using the Database developed by MD Anderson (ND Anderson-Developed Test”), subject to Section 6.4 of the Quest License Agreement.

ARTICLE 6

TERMINATION

6.1            Expiration. Subject to the provisions of Sections 6.2 and 6.3 below, this Agreement shall expire on the expiration of the Project Period for all Projects hereunder, or any New SPM Projects (as defined in the License Agreement).

6.2            Termination by QUEST. After QUEST has performed its obligations pursuant to Section 3.2, QUEST may terminate this Agreement, in its sole discretion, upon ninety (90) days prior written notice to SPM.

6.3            Termination for Cause. Any Party may terminate this Agreement upon or after the breach of any material provision of this Agreement by any other Party if the alleged breaching Party has not cured such breach within sixty (60) days after notice thereof by the non-breaching Party. For purposes of clarification, in the event of termination for cause by QUEST before all installments of the Development Fee shall have been paid, no further installments shall be due following the date of notice of such termination.

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6.4            Effect of Expiration or Termination. Upon the expiration or termination of this Agreement (for any reason), (i) QUEST shall immediately transfer and deliver to SPM and, as appropriate, HDC, all documents, whether in paper or electronic form, data, Database Samples and other tissue biopsies, and all information and data for each Project, regarding work performed hereunder including, without limitation, all information relating to the Database Samples and other tissue biopsies, development of the Database and the Product(s), (ii) QUEST shall have no further rights to Commercialize a Product, and (iii) the Quest License Agreement shall terminate. Expiration or termination of this Agreement shall not relieve any of the Parties of any obligation accruing prior to such expiration or termination, and the provisions of Articles 4, 7 and 9, and Sections 3.5 and 3.10.2 and this Section 6.5 shall survive the expiration or termination of this Agreement.

ARTICLE 7

INDEMNIFICATION

7.1            Indemnification. Each Party (an “Indemnifying Party”) shall defend, indemnify and hold each other Party (an “Indemnified Party”) harmless from all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) incurred as a result of any claim, demand, action or proceeding by any Third Party to the extent resulting from (a) the performance of (or failure to perform) by the Indemnifying Party of its obligations under this Agreement or the representations and warranties contained herein; or (b) the use by the Indemnifying Party of the Background IP or Confidential Information provided by the Indemnified Party, or the Program Inventions; except in each case to the extent resulting from the gross negligence or willful misconduct of the Indemnified Party.

7.2            Procedure. If Indemnified Parties seeks indemnification under this Article 7, the Indemnified Parties promptly shall notify the Indemnifying Parties of any claim, demand, action or other proceeding for which the Indemnified Parties intends to claim such indemnification. The Indemnifying Parties shall have the right to participate in, and, to the extent the Indemnifying Parties so desires, jointly with any other Indemnifying Party similarly noticed, to assume the defense thereof with counsel selected by the Indemnifying Parties; provided, however, that the Indemnified Parties shall have the right to retain their own counsel; at their sole expense, if representation of the Indemnified Parties by the counsel retained by the Indemnifying Parties would be inappropriate due to actual or potential differing interests between the Indemnified Parties and any other Person represented by such counsel in such proceedings. The indemnity agreement in this Article 7 shall not apply to amounts paid in settlement of any loss, liability, damage or expense if such settlement is effected without the consent of the Indemnifying Parties, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to the Indemnifying Parties within a reasonable time after the notice of any such claim or demand or commencement of any such action or other proceeding, if prejudicial to its ability to defend, shall relieve the Indemnifying Parties of any liability to the Indemnified Parties under this Article 7 with respect thereto, but the omission so to deliver notice to the Indemnifying Parties will not relieve it of any liability that it may have to the Indemnified Parties otherwise than under this Article 7. The Indemnified Parties, its employees and agents, shall reasonably cooperate with the Indemnifying Parties and their legal representatives in the investigation and defense of any claim, demand, action or other proceeding covered by this Article 7.

7.3            Insurance. Each Party shall maintain insurance or the self-insured equivalent with respect to its activities under the Project in such amount as such Party customarily maintains with respect to its similar research and development activities. Each Party shall maintain such insurance or self-insured equivalent for so long as it continues to conduct activities under the Project, and thereafter for so long as such Party customarily maintains insurance or self-insured equivalent covering its similar research and development activities.

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ARTICLE 8

FORCE MAJEURE

No Party shall be held liable or responsible to the other Parties nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including but not limited to fire, floods, embargoes, war, acts of terror, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or any other Party.

ARTICLE 9

MISCELLANEOUS

9.1            Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other Parties shall be in writing, delivered by any lawful means to such other Parties at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

If to SPM:	203 NE Front Street
Suite 201
Milford, Kent County, DE 1996

With a copy to:	Richard Caruso
795 East Lancaster Ave.
Suite 200
Villanova, PA 19085
Attention: Richard Caruso

If to HDC:	Health Discovery Corporation
2 East Bryan Street, Suite 601
Savannah, GA 31401
Attn: R. Scott Tobin, President and General Counsel

With a copy to:	Procopio, Cory, Hargreaves & Savitch LLP
530 B Street, Suite 2100
San Diego, CA 92101
Attn: Eleanor M. Musick, Esq.

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If to QUEST:	Quest Diagnostics Incorporated
1290 Wall Street West
Lyndhurst, NJ 07071
Attn: General Counsel

With a copy to:	Quest Diagnostics Incorporated
33608 Ortega Highway
San Juan Capistrano, CA 92675
Attn: Chief Intellectual Property Counsel

9.2            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof. The patent laws of the United States shall be applied to any issue arising under this Agreement concerning the status, validity, construction, interpretation, or inventorship of any intellectual property.

9.3            Assignment. No Party may assign or otherwise transfer (whether voluntarily, by operation of law or otherwise) its rights or obligations under this Agreement without the prior written consent of the other Parties; provided, however, that each Party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this Section 9.3 shall be void.

9.4            Waivers and Amendments. No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the Parties hereto.

9.5           Entire Agreement. This Agreement, together with its exhibits embody the entire agreement between the Parties and supersede any prior representations, understandings and regarding the subject matter hereof that are not fully expressed herein.

9.6            Severability. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof and without affecting the validity or enforceability of any of the terms of this Agreement in any other jurisdiction.

9.7            Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any oilier right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

9.8            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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9.9            Mediation. In the event that a dispute arises between any of the Parties hereto, the affected Parties shall first discuss and negotiate any dispute that arises under this Agreement with a view toward settlement and disposition thereof. Contractual disputes that cannot be resolved by the Parties shall be submitted to mediation in Wilmington, Delaware. In the event that the Parties to the dispute are not able to resolve their dispute within ninety (90) days after the submission of such dispute to mediation, such Parties hereby consent to the exclusive jurisdiction of the courts of the State of Delaware for the enforcement of these provisions and the entry of judgment on any award rendered hereunder. Should the chosen court of the State of Delaware for any reason lack jurisdiction, any court with jurisdiction shall enforce this provision and enter judgment on any award. The mediation proceedings, together with all discoveries made pursuant thereto and statements or documents exchanged by the Parties to the dispute in connection therewith, shall be kept confidential and shall only be used by such Parties in connection with the mediation proceedings. All costs of mediation shall be evenly divided between the Parties to the mediation, exclusive of each Party’s legal fees, each of which shall be borne by the party that incurs them.

9.10          No Third Party Beneficiaries. No provisions of the Agreement, express or implied, create, and shall not be construed as creating, any rights enforceable by any person or entity not a party to the Agreement.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.

SMART PERSONALIZED MEDICINE, LLC

By:	/s/ Richard E. Caruso Ph.D.
	Name:	Richard E. Caruso Ph.D.
	Title:	Chief Executive Officer

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Nick Conti
	Name:	Nick Conti
	Title:	Vice President
Licensing & Strategic Alliances Quest Diagnostics Incorporated

HEALTH DISCOVERY CORPORATION

By:	/s/ Stephen D. Barnhill, M.D.
	Name:	Stephen D. Barnhill, MD
	Title:	Chief Executive Officer

19

Exhibit 10.18

LICENSE AGREEMENT

THIS LICENSE AGREEMENT dated as of March 11, 2010 (this “Agreement”), is entered into among and between SMART PERSONALIZED MEDICINE, LLC al Delaware corporation (“SPM”), having a place of business at 203 NE Front Street, Suite 101, Milford, Kent County, Delaware 19963, HEALTH DISCOVERY CORPORATION, a Georgia corporation (“HDC”) having a place of business at 2 East Bryan Street, Suite 601, Savannah, GA 31401, and QUEST DIAGNOSTICS, INCORPORATED, a Delaware corporation (“QUEST”), having a place of business at 3 Giralda Farms, Madison, New Jersey 07940 (each, a “Party,” and collectively, the “Parties”).

RECITALS:

WHEREAS, HDC is the owner of intellectual property, including patents, pending and issued, and know-how, all relating to support vector machine (“SVM”) and other learning machine technology, based upon which it has developed, or is engaged in developing, applications including, inter alia, digital image analysis, biomarker discovery, and gene- and protein-based diagnostic and prognostic testing; and

WHEREAS, HDC and SPM entered into a License Agreement dated August 22, 2008 (the “HDC License Agreement,” a copy of which is attached hereto as Exhibit D) pursuant to which HDC licensed its intellectual property, hereinafter referred to as the “Licensed Technology” (as further defined in the HDC License Agreement) to SPM for use in the Field of Use (as defined in the HDC License Agreement) for development of breast cancer Product(s)) (the “Development Technology”); and

WHEREAS, SPM entered into a Sponsored Research Agreement (the “Sponsored Research Agreement”, incorporated herein by reference) dated May 1, 2009 with The University of Texas, M.D. Anderson Cancer Center (“MD Anderson”), a member institution of The University of Texas System, pursuant to which MD Anderson and SPM agreed to undertake a Research Project to develop a statistical database (the “Database”), under which agreement, among other things, SPM would have the exclusive option to develop and commercialize any inventions arising out of the Research Project; and

WHEREAS, concurrently with the execution of this License Agreement, SPM, HDC and QUEST are entering into a Development Agreement (the “Development Agreement”), which is incorporated herein by reference, for development of the Database and applications in the Field (as defined therein), using any or all of the data from the Database and the Development Technology for commercialization.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Any capitalized terms used but not defined herein shall have the meaning specified in the Development Agreement. For purposes of this Agreement, the terms defined in this Article 1 shall have the respective meanings set forth below: i

1.1           “Combination Use” means a Licensed Product that is sold together in combination with one (1) or more products, processes or services which are not Licensed Products or Licensed Uses.

1.2           “First Commercial Sale” shall mean, with respect to any Product, the first sale or use of such Product producing revenue in any form whatsoever to QUEST.

1.3           “Licensed Patent Rights” shall mean, to the extent required for the utilization of the Development Technology, (a) those issued patents and patent applications listed op Exhibit A hereto which include the Development Technology and which are owned by HDC and licensed to SPM; (b) all patents that have issued or in the future shall issue therefrom, including utility, model and design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part, reissues, renewals, reexaminations, extensions or additions to any such patent applications and patents to the extent that the patents and/or patent applications cover use of the Development Technology within the Field, and any Product Inventions.

1.4           “Licensed Product” shall mean each developed Product(s) or individual test components in the Product derived from data in the Database for which QUEST Issues a Commercialization Notice under the Development Agreement and licenses hereunder.

1.5           “Net Sales” shall mean:

1.5.1         with respect to the sale of Licensed Products that are not IVD kits (see Section 6.4.4 below) developed in any way using the Database, the sales price invoiced to Third Parties of any and all Licensed Products by QUEST that is sold by QUEST and/or its Affiliates, less the following items as applicable to such Licensed Products to the extent actually allowed and taken: (a) contractual allowances required by Medicare, MediCal, and Medicaid; (b) charges for shipping and insurance; (c) discounts customary in the trade; (d) credits or refunds; and (e) bad debt up to 6% of Net Sales (collectively, the “Adjustments”); and

1.5.2         with respect to Combination Uses, the sales price invoiced to Third Parties of such Combination Uses sold or performed by QUEST and/or its Affiliates, less: the Adjustments multiplied by the fraction A/A+B, where A is the reasonable list price of the Licensed Product, individual component of the Licensed Product sold separately during the royalty period in question, and B is the reasonable list price of the other separate diagnostic products, processes or services which are not Licensed Products, and in no way was developed using the Database, sold separately during the royalty period in question.

1.6           “Royalty Term” shall mean, with respect to each Licensed Product, the term for which a Valid Patent Claim remains in effect which would be infringed by the manufacture, use, offer for sale, sale or import of such Licensed Product but for the license granted by this Agreement.

1.7           “Valid Patent Claim” shall mean either (a) a claim of an issued and unexpired patent included within the Licensed Patent Rights, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, (b) a claim of a pending patent application included within the Licensed Patent Rights, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application or (c) a pending application filed or patent issued in connection with the development of or in connection with any Product(s).

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SPM

SPM hereby represents and warrants to QUEST and HDC as follows:

2.1           Corporate Existence and Power.  SPM (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has the limited liability company power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under this Agreement.

2.2           Authorization and Enforcement of Obligations.  SPM (a) has the limited liability power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; and (b) has taken all necessary limited liability action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.  This Agreement has been duly executed and delivered on behalf of SPM, and constitutes a legal, valid, binding obligation, enforceable against SPM in accordance with its terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors rights generally.

2.3           No Consents.  All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by SPM in connection with this Agreement will be obtained by SPM upon the execution of this Agreement.

2.4           Rights in Development Technology.  SPM is the legal and beneficial licensee of the Development Technology from HDC.  SPM has not granted rights to any Person except for those granted hereunder to QUEST with respect to the Development Technology.

2.5           No Infringement.  SPM has no actual knowledge (without any independent investigation) that the use of the Development Technology or the granting of a sublicense to practice the Development Technology in the Field violates, infringes or otherwise conflicts or interferes with any patent or any other intellectual property or proprietary right of any Third Party.  To the best of SPM’s actual knowledge, no Third Party is currently infringing upon the Development Technology in the Field.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF QUEST

QUEST hereby represents and warrants to SPM and HDC as follows:

3.1           Corporate Existence and Power.  QUEST (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carryon its business as it is now being conducted; and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under this Agreement.

3.2           Authorization and Enforcement of Obligations.  QUEST (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.  This Agreement has been duly executed and delivered on behalf of QUEST, and constitutes a legal, valid, binding obligation, enforceable against QUEST in accordance with its terms except to the extent that such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors rights generally.

3.3           No Consents.  All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by QUEST in connection with this Agreement have been obtained.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF HDC

HDC hereby represents and warrants to SPM and Quest as follows:

4.1           Corporate Existence and Power.  HDC (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia; (b) has the requisite power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carryon its business as it is now being conducted; and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under this Agreement.

4.2           Authorization and Enforcement of Obligations.  HDC (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.  This Agreement has been duly executed and delivered on behalf of HDC, and constitutes a legal, valid, binding obligation, enforceable against HDC in accordance with its terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors rights.

4.3           No Consents.  All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by HDC in connection with this Agreement have been obtained.

4.4           No Infringement.  Understanding that no Licensed Products exist or are currently under development as of the effective date of this Agreement, to the best of HDC’s knowledge, the Licensed Products contemplated under this Agreement would be, if made, used, sold or offered for sale, free from infringement of patents or any other intellectual property rights of others.  Should HDC receive notice of any Third Party claim of infringement, it shall immediately notify both SPM and QUEST in writing.

4.5           Prosecution of Patents.  Subject to Section 10.1, HDC shall undertake all commercially reasonable actions necessary for prosecution and maintenance of the Licensed Patents, including payment of maintenance, annuity, and renewal fees as required by the respective national patent offices that issued the patents, and payment of all attorney fees and costs for prosecution, maintenance, and grant of any pending patent applications.

4.6           Recordation.  HDC has obtained and recorded duly executed assignments of the Licensed Patents as necessary to perfect its rights and title therein, in accordance with governing law and regulations in each respective jurisdiction.

4.7           Noncontravention.  There are no existing agreements, commitments, proposals, offers, or rights with, to, or in any person to acquire any of the rights under the Licensed Technology that would prevent, alter, or hinder the performance of HDC’s obligations hereunder.

4.8           Licenses.  No licenses or other rights under the Licensed Technology have been granted or retained by HDC, or any Third Party, including but not limited to (any prior owners, or inventors as to the Field, except for the following: HDC has previously granted non-exclusive, non-sublicensable rights under the Licensed Patents to Pfizer, Inc. (“Pfizer”), Bruker Daltonics, Inc. (“Bruker”) and Vermillion, Inc. (“Vermillion”, f/k/a Ciphergen Biosystems).  After reasonable investigation, to the best of HDC’s knowledge none of Pfizer, Bruker or Vermillion is in the business of manufacturing or marketing Products in the Field utilizing the Licensed Technology.

4.9           Invalidity of Patents.  None of the Licensed Patents has ever been found invalid, unpatentable, or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and HDC is not aware of, nor has it received any notice or information of any kind from any source suggesting that any of the Licensed Patents may be invalid, unpatentable, or unenforceable.

4.10         Small Entity.  To the extent “small entity” fees were paid to the United States Patent and Trademark Office with respect to any Licensed Patent, the payor qualified as a “small entity” and at the time such payment was made, was entitled to pay “small entity” fees, and had not licensed rights in the Licensed Patent to an entity that did not qualify as a “small entity.”

4.11         Inequitable Conduct.  To the best of its knowledge, neither HDC nor its agents or representatives have engaged in any conduct, or omitted to perform any necessary act, the result of which would support a declaration of unenforceability with respect to any of the Licensed Patents, whether in litigation or proceedings before the United States Patent and Trademark Office or any other national patent office.

4.12         Proceedings.  None of the Licensed Patents has been or is currently involved in any reexamination, reissue, interference proceeding, or similar proceeding before the United States Patent and Trademark Office or other national patent office, and, to the best of HDC’s knowledge, no such proceedings are pending or threatened.

4.13         Claims.  To the best of HDC’s knowledge, there are no Third Party actions, claims, or proceedings threatened, pending, or in progress related to the Licensed Technology.

4.14         Notices.  Subject to notices listed in Exhibit C, HDC has not placed a Third Party on notice of actual or potential infringement of any of the Licensed Patents nor has it initiated any enforcement action with respect to any of the Licensed Patents apart from those listed in Exhibit C.

4.15         Conflicts with HDC License Agreement.  To the extent that any provision of this Agreement or the Development Agreement reasonably requires SPM to perform any act that conflicts with the rights granted, or the limitations thereof, under the HDC License Agreement, HDC agrees that SPM may perform such act without being deemed by HDC to be in violation of the HDC License Agreement.  HDC is not aware of any such conflicts as of the Effective Date.  Notwithstanding the foregoing, nothing in this Agreement or the Development Agreement shall be interpreted to expand the rights granted to SPM under the HDC License Agreement for any other purpose.

ARTICLE 5

GRANT OF LICENSES

5.1           License for Development and Validation.

(i)            Patent License.  Subject to the rights, obligations and restrictions set forth in the HDC License Agreement, SPM hereby grants to QUEST a co-exclusive (with SPM) sublicense to utilize the Licensed Patent Rights to the extent necessary to enable QUEST to perform its obligations to develop the Product(s) and perform the Validation Work under the Development Agreement (the “Development License”).  QUEST shall have no right to further sublicense such development rights and obligations except to its Affiliates so long as such Affiliate agrees to be bound by the terms hereof, provided that QUEST shall remain liable hereunder notwithstanding such further sublicense. HDC consents to said grant by SPM.

(ii)           Database Usage.  Subject to all of the rights, obligations and restrictions of SPM set forth in the Sponsored Research Agreement, QUEST shall have the right to use the Database to the extent permitted in the Development Agreement, and to perform Validation Work and testing after the development of Products as set forth in the Development Agreement.

(iii)          Third Party Development.  QUEST shall have the right but not the obligation to work with SPM on all new SPM projects with other Third Party institutions or entities in the Field, as specified in Sections 5.5 and 5.6 of the Development Agreement, any of which projects shall be covered by the license set forth in this Section 5.1, and the option to license under Section 5.2 below, provided that QUEST is otherwise in compliance with the terms of the Development Agreement.  Each of SPM, HDC and QUEST shall have the right to propose additional markers or platforms for inclusion in a Project or as an additional Project to the Steering Committee, which shall make a determination as to whether or not to recommend such new project.  If QUEST determines, in its sole discretion, that it does not wish to participate in a new SPM project with a Third Party, or a new Project that is recommended by the Steering Committee (collectively, “New Project Opportunity”), QUEST shall provide written notice of such determination to SPM and HDC within ninety (90) days of receipt of notice of the terms and conditions of such New Project Opportunity (the “Opt Out Notice.”)  Following receipt of an Opt Out Notice, SPM shall have the right to grant a similar license to that granted in Section 5.1(i) to such Third Party, but only to the extent necessary to permit such Third Party to carry out its development obligations with respect to such New Project Opportunity, and any Product Inventions arising out of such New Project Opportunity shall be subject to Section 10.3.9(b) below.

5.2           License for Commercial Use.

Subject to receipt of a Commercialization Notice submitted by QUEST in compliance with Section 5.3 of the Development Agreement, SPM hereby grants to QUEST, with HDC’s consent which consent is hereby granted, an exclusive license under the Licensed Patent Rights to make, have made, use, sell, offer for sale m:ld import of any and all Licensed Product(s) identified in a Commercialization Notice in the Territory for use within the Field for the period of exclusivity (the “Product License”).  Such license shall include the right to sublicense, provided that QUEST shall provide a copy of any such sublicense to SPM, and provided further that the financial terms shall be commercially reasonable and that such sublicense shall not contain any financial, terms or conditions which are “in-kind” or provide for exchange of value by the parties as consideration which is not in strictly monetary terms, or shall not operate in conjunction with other licenses or purchasing agreements with the same sublicensee such that compensation terms are negated under such sublicense.  For any sublicense which does not meet such requirement, such sublicense shall be subject to consent of SPM, which consent shall not be unreasonably withheld.  Any such Commercialization Notice so submitted shall be made part of this Agreement by appending it to Exhibit B hereto.  A separate Commercialization Notice shall be required for each Product to be licensed.  To the extent that SPM is entitled to do so under the HDC License Agreement, SPM hereby grants to QUEST a license, co-exclusive with HDC under any Licensed Patent Rights that (a) arise from SPM Improvements as defined in Section 10.3.2; and (b) are included in the Product License by operation of Section 10.3.6 (the “SPM Patent Rights”), to make, have made, use, sell, offer for sale and import of any and all Licensed Products in the Territory in the Field.  The Parties acknowledge that such exclusivity as set forth in this Section 5.2 remains subject to the pre-existing non-exclusive rights of Pfizer, and Bruker and Vermillion as set forth in Section 4.8 above.

(i)            The period of exclusivity shall continue (a) with respect to Licensed Products which are not IVD kits, until the FDA issues a clearance or approval of an IVD kit, and (b) with respect to Licensed Products which are IVD kits, until the fifth (5th) anniversary of such FDA clearance or approval, whether such IVD kits are manufactured by QUEST or by a sublicensee of QUEST, or by a sublicensee of SPM following loss of exclusivity for sublicensing manufacture pursuant to Section 6.8.1 below.  Following termination or expiration of the period of exclusivity, each Product License granted hereunder shall become non-exclusive for the remainder of the term of this Agreement.  For purposes of clarification, the period of exclusivity for IVD kits (subsection (b) above) shall continue after expiration of the period of exclusivity for non-IVD products (subsection (a) above), and shall continue to exclude sales of IVD kits for use by other entities for the full 5-year period of exclusivity.

5.3           Sale of IVD Kits to Third Parties.  QUEST shall negotiate in good faith to permit a sublicensed manufacturer to sell IVD kits to certain Third Parties upon approval from QUEST

ARTICLE 6

ROYALTIES AND FEES

6.1           Development License Fee.  In partial consideration for the Development License granted hereunder, within thirty (30) days of execution of this Agreement, QUEST shall separately pay to each of SPM and HDC an amount equal to Five Hundred Thousand. Dollars (US $500,000) (the “Development License Fee”).

6.2           License Maintenance Fees.  In partial consideration for maintenance of the license granted hereunder, QUEST shall pay to SPM an amount equal to Sixteen Thousand Two Hundred Fifty Dollars ($16,250) and to HDC an amount equal to Eight Thousand Seven Hundred Fifty Dollars ($8,750) for the first calendar year following First Commercial Sale.  For each calendar year thereafter during the Royalty Term of the Agreement, QUEST shall pay to SPM Thirty Two Thousand Five Hundred Dollars ($32,500) and to HDC Seventeen Thousand Five Hundred Dollars ($17,500).  Such maintenance fee shall be due and payable within thirty (30) days of the start of each calendar year of this Agreement following First Commercial Sale, and which amount shall be fully creditable towards royalties accruing over the course of the subsequent year.  Any amounts paid as maintenance fees but not credited against royalties accrued shall roll-over from year to year to cover additional royalties in subsequent years.

6.3           Product License Fee.  In partial consideration for all Product License(s) that have been determined by the Steering Committee to arise out of the first [two] Project Plans attached to the Development Agreement on the date of execution of this Agreement (the “Initial Program”) granted hereunder, QUEST shall pay separately to each of SPM and HDC an amount equal to One Hundred Twenty Five Thousand United States Dollars (US $125,000) within forty five (45) days of the later of publication of a study performed for the Validation Work showing statistically significant performance (“Study Publication”) or First Commercial Sale of a Product developed under such Project Plan (the “Product License Fee”).  The payment of said Product License Fee for all Product Licenses arising out of the first two Project Plans is based, upon an understanding by the Parties that the Product(s) developed under the second Project Plan will be an improvement of and/or will be based upon similar indications as the Product(s) developed under the first Project Plan

6.4           Royalties for Licensed Products.  In partial consideration for the Product License granted hereunder for each Licensed Product which is not an IVD kit, during the Royalty Term QUEST shall pay a royalty of eight percent (8%), which percentage shall be subject to Subsection 6.4.2 and Section 6.9 below, of Net Sales of each such non-IVD Licensed Product and shall distribute such royalties as follows:

6.4.1        Pursuant to Section 5.7(c) of the Sponsored Research Agreement a fee equal to one percent (1.0%) of the Net Sales (the “MD Anderson Fee”) is due to MD Anderson.  SPM shall be responsible for payment of the MD Anderson Fee.  Royalties shall be allocated to SPM and HDC according to the following equations (the “SPM-HDC Royalty Equations”): for R = royalty rate (percent), SPM will be paid [(R - 1) x 0.65 + 1]% of the Net Sales and HDC will be paid [(R -1 ) x 0.35]% of the Net Sales.  Thus, for the specified eight percent (8%) royalty rate, QUEST shall pay to SPV (or its assignee) running royalties equal to five and fifty-five one hundredths percent (5.55%) of Net Sales of each Licensed Product by QUEST or its Affiliates and shall separately pay to HDC running royalties equal to two and forty-five one-hundredths percent (2.45%) of Net Sales of each Licensed Product by QUEST or its Affiliates.  Such royalties shall be due and payable on a quarterly basis and shall be submitted by QUEST along with the report as specified in Section 7.1 below;

6.4.2        If QUEST determines within its commercially reasonable discretion that a Licensed Product does not provide a commercial advantage based on Objective Market Performance Criteria (defined below), then the royalty rate specified in Section 6.4.1 above shall be subject to revision downward by mutual agreement of the parties following good faith negotiations to take into account the following costs: lower reimbursement, higher test cost, lower gross margin, higher expenses to meet FDA requirements, unanticipated development and marketing costs, and so forth.  Such determination shall be made by the Steering Committee within sixty (60) days of the close of each calendar year for the preceding year’s royalties, and any amounts overpaid shall be refunded to QUEST within thirty (30) days of receipt of an invoice for such overpaid amounts.  Objective Market Performance Criteria include, but are not limited to, Sensitivity/Specificity, minimal grey zone percentage, Odd Ratio, and pathological complete response correlation, all as related to the Licensed Product’s intended clinical application.

6.4.3        In the event of a revision of the royalty rate, QUEST shall pay to SPM (or its assignee) and to HDC (or its assignee) the amounts determined by the respective SPM-HDC Royalty Equations as applied to the adjusted royalty rate for Net Sales of each Licensed Product by QUEST or its Affiliates.  SPM shall be responsible for payment of the MD Anderson Fee to MD Anderson.

6.4.4        Revenues derived from Licensed Products that are ND kits will be subject to Section 10.3.9(c) below if QUEST sublicenses the right to manufacture and distribute such IVD kits; provided however, that if QUEST itself manufactures and sells Licensed Products that are IVD kits, such Licensed Products will be subject to at separate commercially reasonable calculation of net sales to be mutually agreed upon by the parties at the time of such manufacture and attached as an addendum to this Agreement.

6.4.5        If a Third Party laboratory or kit manufacturer develops a test or kit that is based on public information prior to patent issuance of one or more claims under the Licensed Patent Rights, and such test or kit is substantially similar to a Licensed Product, the parties agree to reduce the applicable royalty rate to a nominal level during the period for which there is no issued patent under the Licensed Patent Rights with respect to such Licensed Product.

6.5           Royalties for MD Anderson Inventions.  In the event that QUEST desires to develop and/or commercialize any invention made by MD Anderson in conjunction with the Research Project, QUEST shall provide written notice of its desire to SPM who shall, upon receipt of such notice, exercise such option on terms mutually satisfactory to each of SPM, QUEST and MD Anderson; provided however, if the similar Product developed by QUEST for SPM exceeds the performance criteria of the MD Anderson-developed test, QUEST shall deliver a Commercialization Notice and license such Product under this Agreement.  QUEST agrees to pay to SPM in connection with such option an amount equal to the royalty percentage payable to MD Anderson plus an additional two percent (2%).  SPM agrees to use reasonable commercial efforts in their negotiations with MD Anderson to cap such total royalty at four percent (4%).

6.6           Study Fees.  After QUEST issues a Commercialization Notice for a product as set forth in the Development Agreement, in partial consideration for the Product License granted hereunder for such Product, QUEST shall reimburse SPM and HDC for costs incurred, respectively, by SPM and HDC, related to the Validation Work with respect to such Product.

6.7           No Further Licenses.  HDC and SPM each hereby agree that neither of them will license the Development Technology to any other Third Party for use in the Field so long as this Agreement is effective (except with respect to a developed Product which QUEST has declined to Commercialize or develop further).

6.8           Anti-Shelving.  In the event that Quest delivers a Commercialization Notice to SPM in accordance with the provisions of the Development Agreement, QUEST must use commercially reasonable efforts to Commercialize validated Licensed Products through a diligent marketing program, to develop, or subcontract for the development of, manufacturing capabilities, as needed, and to continue active, diligent marketing efforts for Licensed Products throughout the period of exclusivity set forth in Section 5.2 of this Agreement.

6.8.1        If QUEST has not made the First Commercial Sale of a Licensed Product that is not an IVD kit within: (a) three (3) months after the later of the date of publication of a validation study regarding a Licensed Product or CLIA validation and assay release by QUEST, or (b) if QUEST receives a notice from the U.S. Food & Drug Administration (“FDA”) that approval is required, ninety (90) days after FDA approval is received by QUEST, SPM shall have the right to terminate the exclusivity of the license with respect to such Licensed Product.  All other provisions of this Agreement shall remain in full force and effect at the time of such reversion to non-exclusivity with respect to the particular Product(s).  If QUEST has not sublicensed manufacture of a Licensed Product that is an IVD kit, and has not provided written notice to SPM that it intends to manufacture such IVD kits itself, and initiated negotiations regarding royalty terms for such IVD kits, within two (2) years of the First Commercial Sale of a Licensed Product that is not an IVD kit, and, with regard to QUEST’s manufacture of IVD kits, makes commercially reasonable efforts to manufacture thereafter, SPM shall have the right to terminate the exclusivity of QUEST’s license with respect to (i) the right to manufacture such IVD Licensed Products, and (ii) the right to sell, offer for sale, import and use such IVD Licensed Products in countries where Quest is not currently marketing a non-IVD product.  Such loss of exclusivity shall not extend to QUEST’s continuing right to exclusivity to perform, use and sell IVD Products as specified in Section 5.2(i) above.

6.9           Third Party Licenses.  If QUEST is required to obtain a license under any Third Party patents in order to Commercialize the Product(s) under the Development Agreement, fifty percent (50%) of any Third Party royalty payment or other liability for such license (a “Third Party Payment”) may be deducted from the royalty payments due SPM and HDC (if applicable) to leave an adjusted royalty rate for that specific Product, which royalty payment is to be distributed to SPM and HDC in the same manner as specified in Subsection 6.4.3 above; provided, however, that each of the Licensed Product royalties due from QUEST under this Agreement may not be reduced to an adjusted royalty rate of less than five percent (5%).  Notwithstanding the foregoing, for purposes of this Agreement, royalties paid to Third Parties for the use of Reverse Transcriptase Polymerase Chain Reaction Technology (“RT-PCR”) shall not be deducted from royalty payments due to SPM and HDC, however, royalties paid to Third Parties for the use of Third Party Improvements or products subject to Section 10.3.9(b) shall be so deducted.

ARTICLE 7

ROYALTY REPORTS AND ACCOUNTING

7.1           Reports, Exchange Rates.  During the term of this Agreement following the First Commercial Sale of a Product, QUEST shall furnish to each of SPM and HDC a quarterly written report showing in reasonably specific detail, (a) the gross sales of each Product sold by QUEST or its Affiliates during the reporting period and the calculation of Net Sales from such gross sales; (b) the royalties payable in United States dollars, if any, which shall have accrued hereunder based upon Net Sales of each Products; (c) the withholding taxes, if any, required by law to be deducted in respect of such sales; and (d) the date of the First Commercial Sale of each Product during the reporting period.  Reports shall be due on the forty-fifth (45th) day following the close of each reporting period.  QUEST shall keep and require its Affiliates to keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

7.2           Audits.

7.2.1        Upon the written request of SPM and/or HDC, QUEST shall permit an independent certified public accounting firm selected by the requestor and reasonably acceptable to QUEST, at the requestor’s expense, to have access during normal business hours to such of the records of QUEST as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than thirty-six (36) months prior to the date of such request.

7.2.2        If such accounting firm concludes that additional royalties were owed during such period, QUEST shall pay the additional royalties within thirty (30) days of the date the requestor delivers to QUEST such accounting firm’s written report documenting the royalty underpayment.  The fees charged by such accounting firm shall be paid by the requestor; provided, however, if the audit discloses that the royalties payable by QUEST for the audited period are more than one hundred ten percent (110%) of the royalties actually paid for such period, and the difference between royalties payable and royalties paid is greater than Five Thousand Dollars ($5,000), then QUEST shall pay the reasonable fees and expenses charged by such accounting firm.

7.3           Confidential Financial Information.  SPM and HDC shall treat all financial information subject to review under this Article 6 as Confidential Information pursuant to Article 9 below, and shall cause its accounting firm to retain all such financial information in confidence.

ARTICLE 8

ARTICLE 8 PAYMENTS

8.1           Payment Terms. Royalties shown to have accrued by each royalty report rovided for under Article 7 of this Agreement shall be due and payable on the date such royalty report is due.  Payment of royalties in whole or in part may be made in advance of such due date.

8.2           Payment Method.  All payments by QUEST to either SPM or HDC under this Agreement shall be paid in United States dollars, and all such payments shall be originated from a United States bank located in the United States and made by bank wire transfer in immediately available funds to such accounts as SPM and HDC, respectively, shall designate before such payment is due.

8.3           Exchange Control.  If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country where the Product sold, payments shall be made through such lawful means or methods as SPM and HDC, respectively, reasonably shall determine.

ARTICLE 9

CONFIDENTIALITY

9.1           Confidential Information.  Except as otherwise provided in Section 9.12 below, during the term of this Agreement, and for a period of ten (l0) years following the expiration or earlier termination hereof, each Party shall maintain in confidence all information of the other Parties disclosed after the Effective Date by another Party and identified as, or acknowledged to be, confidential (the “Confidential Information”), and shall not use, disclose or grant the use of the Confidential Information to any Third Party except on a need-to-know basis to those of its own, and its Affiliates’, and assignees’, directors, officers, affiliates, employees, agents, consultants, clinical investigators and contractors, to the extent such disclosure is reasonably necessary in connection with such Party’s activities as expressly authorized by this Agreement.  To the extent that disclosure is authorized by this Agreement, prior to disclosure, each Party hereto shall obtain written agreement of any such Person to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement.  Each Party shall notify the other Parties promptly upon discovery of any unauthorized use or disclosure of the other Party’s Confidential Information

9.2           Permitted Disclosures.  The confidentiality obligations contained in Section 9.1 of this Agreement shall not apply to the extent that (a) any receiving Party (the “Recipient”) is required (i) to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or (ii) to disclose information to any governmental agency for purposes of obtaining approval to test or market a Product, provided in either case that the Recipient shall provide written notice thereof to the other Parties and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof; or (b) the Recipient can demonstrate that (i) the disclosed information was public knowledge at the time of such disclosure to the Recipient, or thereafter became public knowledge, other than as a result of actions or inaction of the Recipient in violation hereof; (ii) the disclosed information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by any other Party hereunder; or (iii) the disclosed information was disclosed to the Recipient on an unrestricted basis from a source unrelated to any Party to this Agreement and not under a duty of confidentiality to any other Party.

9.2.1        The Parties acknowledge that HDC and QUEST each have certain time-critical reporting obligations by virtue of the respective status of each as a public corporation and agree to cooperate in preparation of a joint press release regarding the execution and general terms of this Development Agreement and the Quest License Agreement to be issued concurrently with the Form 8-K report that must be filed by HDC and QUEST within four (4) business days of the Effective Date.  Such press release will be subject to the corporate communications policies of both HDC and QUEST

9.3           Equitable Relief.  Each Party hereby acknowledges that, in the event of any breach or threatened breach of this Article 9 by the Recipient, the disclosing Party may suffer irreparable injury for which damages at law may not be an adequate remedy.  Accordingly, without prejudice to any other rights and remedies otherwise available to the disclosing Party, the disclosing Party shall be entitled to seek equitable relief, including injunctive relief and specific performance, for any breach or threatened breach of this Article 9 by the Recipient, its Affiliates, or any of its or their employees, directors, officers, members, agents, or representatives.

9.4           Non-Use of Names; Confidentiality of Agreement.  No Party hereto shall make any public announcement, issue any press release or publish any study (collectively, all such communications, “Publication”) concerning the transactions contemplated herein, or make any Publication which includes the name of any other Party or any of its Affiliates, or otherwise use the name or names of any other Party or any of their employees or any adaptation, abbreviation or derivative of any of them, whether oral or written, related to the terms, conditions or subject matter of this Agreement, without the prior written permission of such other Party, except as may be required by (i) law or (ii) judicial order (and then only following consultation with any other Party).

9.5           Compliance with Laws; Reporting Obligation with Respect to Protected Health Information.  Each Party shall comply with all Applicable Laws.  “Applicable Laws” are the international, federal, state, and local laws, rules and regulations that relate to the conduct of the Parties’ business and the performance by the Parties of their respective obligations under this Agreement.  If a Party or its permitted representatives gain access to protected health information (“PHI”), as that term is defined under The Health Insurance Portability and Accountability Act of 1996, that is not required for performance of this Agreement, each Party shall immediately report to the other Parties any incidents of access to PHI or any incidents of use, reproduction or disclosure of PHI of which it or its Permitted Representatives become(s) aware.

ARTICLE 10

PATENTS

10.1         Patent Prosecution and Maintenance.  HDC is responsible for and shall have the right to control the preparation, filing, prosecution and maintenance of the Licensed Patent Rights, and shall be responsible for paying all costs thereof.  HDC shall provide QUEST and SPM with a copy of each patent application relating to the Development Technology available subject to this Section 10.1.  In the event that HDC is unable or unwilling to maintain any one or more of the Licensed Patent Rights relating to the Development Technology, QUEST may pay the fees for maintaining the indicated patents or patent applications within Licensed Patent Rights and deduct such payment from any amounts owed by QUEST to HDC under this License Agreement.  HDC shall notify SPM and QUEST before any Licensed Patent Rights relating to the Development Technology terminate with sufficient time to permit SPM and QUEST to take action to maintain the patent, if it so chooses.  SPM shall be responsible for and shall have the right to control the preparation, filing, prosecution and maintenance of the SPM Patent Rights, if any, and shall be responsible for paying all costs thereof.  SPM shall provide HDC and QUEST with a copy of each patent application covered by the SPM Patent Rights.  SPM shall not allow any of the SPM Patent Rights to be abandoned, discontinued or withdrawn without the prior written approval of HDC AND QUEST.

10.2         Enforcement of Patent Rights.  The HDC License Agreement provides that HDC, at its sole expense, has the right, but not the obligation, to enforce the Licensed Patent :Rights or otherwise abate the infringement thereof and to control any litigation or other enforcement action and shall consider, in good faith, the interests of QUEST in so doing.  SPM, at its sole expense, shall have the right, but not the obligation, to enforce the SPM Patent Rights or otherwise abate the infringement thereof and to control any litigation or other enforcement action and shall consider, in good faith, the interests of HDC and QUEST in so doing.  UEST shall cooperate with SPM and HDC in the planning and execution of any action to enforce the Licensed Patent Rights or SPM Patent Rights.  SPM or HDC, as applicable, shall not settle the suit in a manner that diminishes or affects the rights or interests of QUEST under this Agreement without the express written consent of QUEST.

10.3         Improvements.

10.3.1      QUEST shall disclose to SPM and HDC any and all Product Inventions made by or on behalf of QUEST as a result of activities engaged in pursuant to the terms of this Agreement and the Development Agreement.  QUEST shall disclose to SPM and HDC any and all QUEST Inventions made by or on behalf of QUEST as a result of activities engaged in pursuant to the terms of this Agreement.

10.3.2      SPM shall disclose to QUEST any and all Product Inventions made by or on behalf of SPM as a result of activities engaged in pursuant to the terms of this Agreement and the Development Agreement.

10.3.3      QUEST shall not publish or disclose Product Inventions to Third Parties or to the public through any communication including, but not limited to, academic publication or other exchanges of information without first providing SPM and HDC, as appropriate, with the opportunity to review the communication and to make arrm1gements for protecting such Product Inventions by patent or other appropriate means prior to disclosure.  Similarly, neither SPM nor HDC shall publish or disclose QUEST Inventions to Third Parties or to the public through any communication including, but not limited to, academic publication or other exchanges of information without first providing the QUEST with the opportunity to review the communication and to make arrangements for protecting such QUEST Inventions by patent or other appropriate means prior to disclosure.

10.3.4      To the extent permitted by the HDC License Agreement, all Product Inventions shall be owned by SPM, as long as such improvements do not incorporate Development Technology.  QUEST and HDC agree to provide any assistance and take such acts as are reasonably requested by SPM to enable SPM to obtain a letters patent for or respecting any Product Invention, to protect such patent right, to conduct further research and to publish.

10.3.5      All QUEST Inventions shall be owned by QUEST to the extent that such QUEST Inventions do not incorporate Development Technology or use any information or data contained in or resulting from the Database.  SPM and HDC shall provide any assistance and take such acts as are reasonably requested by QUEST to enable QUEST to obtain a letters patent for or respecting any QUEST Inventions as permitted hereunder, to protect such patent right, to conduct further research and to publish.

10.3.6      All Product Inventions and SPM Improvements shall automatically become subject to the license in Section 5.2 above and any patent rights therein shall be deemed to be SPM Patent Rights for the purposes of this Agreement, subject to the same rights and obligations applicable to the Licensed Patent Rights under the Agreement except where different terms and conditions with respect to such SPM Patent Rights are expressly provided herein.

10.3.7      All QUEST Inventions shall become subject to a grant-back from QUEST to SPM and HDC of a perpetual, non-exclusive, non-sublicensable, worldwide license to make, have made, use, perform, sell or offer for sale any QUEST Invention, subject to a commercially reasonable royalty to be negotiated in good faith by the Parties, or as more specifically provided in Section 10.3.9 below.

10.3.8      All improvements which are made jointly by the Parties involved in the development of the improvements and which are not based on the Database Information or Licensed Technology (“Joint Improvements”) shall be jointly owned and the Parties shall have the right to practice the Joint Improvements to the extent permitted in this Section 10.3.8.  No Party shall grant any license of the Joint Improvements to any Third Party in the Territory within the Field.  If any of the Parties hereto grants any license to a Third Party under the Joint Improvements outside of the Field and/or outside the Territory, the Party granting such a license shall pay, or require such Third Party to pay directly, to the other joint owner(s) a commercially reasonable royalty to be negotiated in good faith by the Parties, or as more specifically provided in Section 10.3.9 below.

10.3.9      Commercialization by Third Parties.

(a)           For any Product(s) for which QUEST issues a Refusal Notice or fails to issue a Commercialization Notice and take a license hereunder, SPM shall have the right to grant licensees to Third Parties to make, have made, use, sell, or offer to sell such Product(s); provided, however, that SPM shall pay to QUEST a running royalty equal to one third (1/3) of royalties it receives from such Third Party sales after deduction of the MD Anderson Fee as set forth in Section 6.4.1, plus one third (1/3) of any milestone or upfront payments it receives from such Third Party.  Royalties payable to QUEST shall be calculated as follows: for SR = royalty rate (in percent) received by SPM from such Third Party sales, SPM shall pay to QUEST [(SR -1) x 0.33]% of the Third Party sales.

(i)            Of the remaining two-thirds (2/3), SPM shall pay to HDC fifty percent (50%) of any milestone or upfront payments received from the Third Party and thirty-five percent (35%) of the royalties, to be calculated as [(SR -1) x 0.2345]% of the Third party sales.  SPM shall retain [((SR -1) x 0.4355) +1]% of the Third Party sales, from which it will pay the MD Anderson Fee to MD Anderson.

(b)           If, after issuance of a Commercialization Notice, QUEST declines: to make improvements or to further develop Products that have been recommended by the Steering Committee, SPM shall have the right to grant license(s) to Third Parties to use the Development Technology and Product Inventions solely to the extent necessary to make or develop such improvements (“Third Party Improvements”); provided, however, that SPM and QUEST shall enter into an agreement with respect to licensing whereby SPM shall agree to pay to QUEST a running royalty on a Product arising from the Third Party Improvements.  Such royalty shall be determined by good faith negotiation of the parties, and shall be reasonable and proportionate under the circumstances, including without limitation, taking into consideration the status and development of the Product, the amount expended to date by QUEST on such development, and the amount of development still required prior to Commercialization of such Third Party Improvements.

(c)           For any Licensed Product (whether an IVD kit or not) that QUEST sublicenses to a Third Party to make, have made, use, sell or offer for sale such Licensed Product, QUEST shall pay to SPM royalties equal to one percent (1%) of the royalty irate, QR, (percent) applied to such Third Party sales received by QUEST from such Third Party.  In addition, from the amount remaining after subtraction of the MD Anderson Fee ((QR -1)% of the Third Party sales), QUEST shall pay to SPM and HDC a combined running royalty equal to two-thirds (2/3), i.e., [0.67 x (QR - 1)]% of such Third Party sales, to be distributed as set forth in Paragraph 10.3.9(c)(i) below, so that QUEST keeps at least one third (1/3) of royalties it receives from such Third Party, i.e., [0.33 x (QR - 1)].  QUEST’s one-third portion may be adjusted upwards by mutual agreement of the parties in the event of significant contributions by QUEST such as marketing, regulatory compliance and manufacturing expenses.  QUEST shall also pay to SPM and HDC two-thirds (2/3) of any milestone or upfront payments it receives from such Third Party so that QUEST keeps at least one-third (1/3) of such milestone or upfront payments.

(i)            Of the two-thirds (2/3) (less mutually agreeable adjustments, if any) of the payments received by QUEST from such Third Party after deducting the MD Anderson Fee, royalties, milestone and/or upfront payments specified above, QUEST shall pay: (a) to each of SPM and HDC, fifty percent (50%) of any milestone or upfront payments received from the Third Party; and (b) to SPM (or its assignee) and to HDC (or its assignee), sixty-five percent (65%) and thirty-five percent (35%), respectively, of the royalties received.  Accordingly, the royalties payable by QUEST under this section shall be calculated as, for SPM, [((QR -1) x 0.4355) +1]% of the Third Party sales, which includes the MD Anderson Fee, and for HDC, [(QR -1) x 0.2345]% of the Third Party sales.  SPM shall be responsible for payment of the MD Anderson Fee to MD Anderson.

ARTICLE 11

TERMINATION

11.1         Expiration.  Subject to the provisions of Sections 11.2 and 11.3 of this Agreement, this Agreement shall expire on the termination of QUEST’s obligation to pay royalties to SPM and HDC under Article 6 of this Agreement for any Licensed Products arising out of the Development Agreement, or any party’s obligation to share revenues under Section 10.3.9 above.

11.2         Termination by QUEST.  QUEST may terminate this Agreement, in full or in part with respect to any particular Licensed Product, in its sole discretion, upon ninety (90) days prior written notice to SPM and HDC.

11.3         Termination for Cause.  Except as provided in Article 13 of this Agreement, a Party may terminate this Agreement upon or after the breach of any material provision of this Agreement by any other Party if the Party alleged to be in breach has not cured such breach within sixty (60) days after written notice thereof by the non-breaching Party.  If this Agreement is terminated for cause by QUEST prior to issuance of a license for commercial use under Section 5.2 for any Licensed Products hereunder, then a pro-rata portion of the Development License Fee paid pursuant to Section 6.1 shall be refunded to QUEST, to be determined as follows: the amount shall equal the full amount of the Development Fee (One Million Dollars ($1,000,000) multiplied by a fraction, the numerator of which is the number of months from the date of such termination until the eighteen-month anniversary of the Effective Date and the denominator of which is eighteen (18).

11.4         Effect of Expiration or Termination.  Upon the expiration or termination of this Agreement (for any reason), (i) QUEST shall immediately transfer and deliver to SPM and HDC all work papers, data, and all information regarding all work performed hereunder, (ii) QUEST shall have no further rights to the Development Technology, to develop Product(s), any rights to Commercialize a Product, or any rights to continue to have any rights to the Development License or use and sale of Product(s) hereunder.  All such rights shall be transferred back to SPM or HDC, as appropriate, at no cost.  Termination of this Agreement shall result in the automatic termination of the Development Agreement.

The expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination, and the provisions of Articles 9, 12, 14, and 15 and this Section 11.4 shall survive the expiration or termination of this Agreement.

ARTICLE 12

INDEMNIFICATION AND INSURANCE

12.1         Indemnification.  QUEST shall indemnify and hold SPM and HDC harmless] from all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and costs) incurred by SPM and HDC as a result of any Third Party claim, demand, action or other proceeding arising directly out of the use or sale of any Product by QUEST or its Affiliates, or their respective distributors, customers or end-users. SPM shall indemnify and hold QUEST harmless from all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) incurred by QUEST as a result of any Third Party claim, demand, action or other proceeding related to breach by SPM of the warranties set forth in Sections 2.4 or 2.5, or any legal action filed in a Federal District Court based upon the allegation that QUEST’s use of the Development Technology infringes upon such Third Party’s intellectual property rights. If any Party proposes to seek indemnification from another Party under the provisions of this Section it shall notify the indemnifying Party in writing within thirty (30) days of receipt of notice of any such claim or suit. The indemnifying Party shall have the right but not the obligation to participate in the defense of such claim, and the Parties shall mutually agree upon counsel and monetary settlement terms with respect to any such claim.

12.2         Insurance. QUEST shall maintain liability insurance, or self-insurance, including product liability insurance with respect to the research, development, manufacture and sales of Products by QUEST in such amount as QUEST customarily maintains with respect to the research, development, manufacture and sales of its other products. QUEST shall maintain such Insurance (or self-insurance) for so long as it continues to manufacture or sell any Products, and hereafter for so long as QUEST maintains insurance (or self-insurance) for itself covering the research, development, manufacture or sales of its other products.

ARTICLE 13

FORCE MAJEURE

No Party shall be held liable or responsible to the other Parties nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including but not limited to fire, floods, embargoes, war, acts of terror, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or any other Party.

ARTICLE 14

LIMITATION OF LIABILITY

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANOTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY ANY PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF ANOTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY’S LIABILITY FOR DAMAGES HERE]UNDER SHALL IN NO EVENT EXCEED THE AMOUNT OF FEES PAID (OR PAYABLE) BY QUEST UNDER THIS AGREEMENT.

ARTICLE 15

MISCELLANEOUS

15.1         Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to any other Party shall be in writing, delivered by any lawful means, and addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

If to SPM:

Smart Personalized Medicine
203 NE Front Street, Suite 101
Milford, Kent County, Delaware 19963

with a copy to:

Richard Caruso Ph.D.
795 East Lancaster Ave.
Suite 200
Villanova, Pa. 19085

If to HDC:

Health Discovery Corporation
2 East Bryan Street, Suite 601
Savannah, GA 31401
Attn: R. Scott Tobin, President and General Counsel

with a copy to:

Procopio, Cory, Hargreaves & Savitch LLP
530 B Street, Suite 2100
San Diego, CA 92101
Attn: Eleanor M. Musick, Esq.

If to QUEST:

Quest Diagnostics Incorporated
3 Giralda Farms
Madison, New Jersey 09740
Attn: General Counsel

with a copy to:

Quest Diagnostics, Incorporated
33608 Ortega Highway
San Juan Capistrano, California 92675
Attn: Chief Intellectual Property Counsel

15.2         Governing Law. This Agreement shall be governed by and construed in accordance with tbe laws of the State of Delaware, without regard to the conflicts of law principles thereof.

15.3         Assignment. No Party shall assign its rights or obligations under tins Agreement, in whole or in part, by operation of law or otherwise, without the prior written consent of the other Parties, which consent shall not be unreasonably withheld; provided, however, that any Party may assign its rights to the successor to all or substantially all of its assets or business to which this Agreement relates. Any purported assignment in violation of this Section 15.3 shall be void.

15.4         Waivers and Amendments. No change, modification, extension, termination or waiver of tins Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the Parties hereto.

15.5         Entire Agreement. This Agreement, together with its exhibits and the agreements incorporated herein by reference embody the entire understanding between the Parties and supersede any prior understanding and agreements between and among them respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the Parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

15.6         Severability. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof and without affecting the validity or enforceability of any of the terms of tins Agreement in any other jurisdiction.

15.7         Waiver. The waiver by any Party hereto of any right hereunder or the failure to perform or of a breach by any other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by any other Party whether of a similar nature or otherwise.

15.8         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.9         Relationship of Parties. Nothing in this Agreement or in the course of business between SPM, HDC and QUEST shall make or constitute either Party a partner, employee or agent of the other and the relationship between the Parties is not a partnership, joint venture or agency. No Party shall have any right or authority to commit or legally bind the other in any way whatsoever including, without limitation, the making of any agreement, representation or warranty.

15.10       Mediation. In the event that a dispute arises between any of the Parties hereto, the affected Parties shall first discuss and negotiate any dispute that arises under this Agreement with a view toward settlement and disposition thereof. Contractual disputes that cannot be resolved by the Parties shall be submitted to mediation in Wilmington, Delaware. In the event that the Parties to the dispute are not able to resolve their dispute within ninety (90) days after the submission of such dispute to mediation, such Parties hereby consent to the exclusive jurisdiction of the courts of the State of Delaware for the enforcement of these provisions and the entry of judgment on any award rendered hereunder. Should the chosen court of the State of Delaware for any reason lack jurisdiction, any court with jurisdiction shall enforce this provision and enter judgment on any award. The mediation proceedings, together with all discoveries made pursuant thereto and statements or documents exchanged by the Parties to the dispute in connection therewith, shall be kept confidential and shall only be used by such Parties in connection with the mediation proceedings. All costs of mediation shall be evenly divided between the Parties to the mediation, exclusive of each Party’s legal fees, each of which shall be borne by the Party that incurs them.

15.11       No Third Party Beneficiaries. No provisions of the Agreement, express or implied, create, and shall not be construed as creating, any rights enforceable by any person or entity not a party to the Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of first set forth above.

SPM:

Smart Personalized Medicine, LLC

By:	Richard Caruso

Title:	Chief Executive Officer

HDC:

Health Discovery Corporation

By:	Stephen D. Barnhill, M.D.

Title:	Chief Executive Officer

QUEST:

Quest Diagnostics Incorporated

By:	Nick Conti

Title:	Vice President

EXHIBIT A

Licensed Patent Rights

Patent/Application No.	Title
U.S. Patent No. 6,128,608	Enhancing Knowledge Discovery Using Multiple Support Vector Machines
U.S. Patent No. 6,157,921	Enhancing Knowledge Discovery Using Support Vector Machines in a Distributed Network Environment
U.S. Patent No. 6,427,141	Enhancing Knowledge Discovery Using Multiple Support Vector Machines.
U.S. Patent No. 6,658,395	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines.
U.S. Patent No. 6,714,925	System for Identifying Patterns in Biological Data Using a Distributed Network.
U.S. Patent No. 6,760,715	Enhancing Biological Knowledge Discovery Using Multiple Support Vector Machines.
U.S. Patent No. 6,789,069	Method of Identifying Patterns in Biological Systems and Method of Uses.
U.S. Patent No. 6,882,990	Method of Identifying Biological Patterns Using Multiple Data Sets.
U.S. Patent No. 6,944,602	Spectral Kernels for Learning Machines
U.S. Patent No. 6,996,542	Computer-Aided Image Analysis
U.S. Patent No. 7,117,188	Methods of Identifying Patterns in Biological Systems and Uses Thereof
U.S. Patent No. 7,299,213	Method of Using Kernel Alignment to Extract Significant Features from a Large Dataset
U.S. Patent No. 7,318,051	Methods for Feature Selection in a Learning Machine
U.S. Patent No. 7,353,215	Kernels and Methods for Selecting Kernels for Use in a Learning Machine
U.S. Patent No. 7,383,237	Computer-Aided Image Analysis
U.S. Patent No. 7,444,308	Data Mining Platform for Bioinformatics and Other Knowledge Discovery
U.S. Patent No. 7,475,048	Pre-Processed Feature Ranking for a Support Vector Machine
U.S. Patent No. 7,542,947	Data Mining Platform for Bioinformatics and Other Knowledge Discovery
U.S. Patent No. 7,542,959	Feature Selection Using Support Vector Machine Classifier

Patent/Application No.	Title
U.S. Patent No. 7,617,163	Kernels and Kernel Methods for Spectral Data
U.S. Patent No. 7,624,074	Methods for Feature Selection in a Learning Machine
Australian Patent No. 764897	Pre-processing and Post-processing for Enhancing Knowledge Discovery Using Support Vector Machines.
Indian Patent No. 212978	Pre-Processing and Post-Processing for Enhancing Knowledge Discovery Using Support Vector Machines
South African Patent No. 00/7122	Pre-processing and Post-processing for Enhancing Knowledge Discovery Using Support Vector Machines.
Australian Patent No. 780050	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines.
Chinese Patent No. ZL00808062.3	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines.
European Patent No. 1192595	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines.
German Patent No. DE60024452.0-08	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines.
Indian Patent No. 223409	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines
Israeli Patent No. 146705	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines
Norwegian Patent No. 319,838	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines.
South Korean Patent No. 724104	Enhancing Knowledge Discovery from Data Sets Using Multiple Support Vector Machines
Australian Patent No. 779635	Method of Identifying Patterns in Biological Systems and Method of Uses
Australian Patent No. 2002243783	Computer Aided Image Analysis
European Patent No. 1356421	Computer Aided Image Analysis
Japanese Patent No. 3947109	Computer Aided Image Analysis
Australian Patent No. 2002253879	Methods of Identifying Patterns in Biological Systems and Uses Thereof

Patent/Application No.	Title
Japanese Patent No. 4138486	Methods of Identifying Patterns in Biological Systems and Uses Thereof
Canadian Application No. 2,330,878	Pre-Processing and Post-Processing for Enhancing Knowledge Discovery Using Support Vector Machines
European Publication No. 1082646	Pre-Processing and Post-Processing for Enhancing Knowledge Discovery Using Support Vector Machines
Hang Kong Application No. 011065063	Pre-Processing and Post-Processing for Enhancing Knowledge Discovery Using Support Vector Machines
Canadian Application No. 2,371,240	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines
Japanese Application No. 2000-620577	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines
Canadian Application No. 2,388,595	Method of Identifying Patterns in Biological Systems and Method of Uses
European Publication No. 1236173	Method of Identifying Patterns in Biological Systems and Method of Uses
Japanese Application No. 2001-534088	Method of Identifying Patterns in Biological Systems and Methods of Uses
U.S. Patent Publication No. 2005/0165556	Colon Cancer-Specific Markers
U.S. Application No. 11/926,129	System for Providing Data Analysis Services Using a Support Vector Machine for Processing Data Received from a Remote Source
European Publication No. 1828917	Biomarkers for Screening, Predicting, and Monitoring Prostate Disease
Canadian Application No. 2,435,254	Methods of Identifying Patterns in Biological Systems and Uses Thereof
European Publication No. 1459235	Methods of Identifying Patterns in Biological Systems and Uses Thereof
U.S. Patent Publication No. 2008/0301070	Kernels and Methods for Selecting Kernels for Use in a Learning Machine
Canadian Application No. 2,435,290	Computer Aided Image Analysis
U.S. Patent Publication No. 2005/0071140	Model Selection for Cluster Data Analysis
U.S. Patent Publication No. 2008/0140592	Model Selection for Cluster Data Analysis
U.S. Patent Publication No. 2008/0097938	Data Mining Platform for Knowledge Discovery from Heterogeneous Data Types and/or Heterogeneous Data Sources
U.S. Patent Publication No. 2008/0097940	Kernels and Kernel Methods for Spectral Data

Patent/Application No.	Title
U.S. Patent Publication No. 2008/0233576	Method for Feature Selection in a Support Vector Machine Using Feature Ranking
European Publication No. 1449108	Pre-Processed Feature Ranking for a Support Vector Machine
U.S. Application No. 12/367,541	Method and System for Analysis of Flow Cytometry Data Using Support Vector Machines
WIPO Application No. PCT/US09/33504	Method and System for Analysis of Flow Cytometry Data Using Support Vector Machines

Exhibit 10.19

August 22, 2008

LICENSE AGREEMENT

THIS AGREEMENT (the “Agreement”), effective this 22nd day of August, 2008 (the “Effective Date”), between Health Discovery Corporation, a corporation of the State of Georgia, U.S.A., with its principal place of business at 2 East Bryan Street, Suite # 601, Savannah, Georgia, hereinafter referred to as “HDC”,

and

SMART PERSONALIZED MEDICINE, LLC., a limited liability corporation of the State of Delaware, U.S.A., with its registered office at 203 NE Front Street, Suite 201, Milford, Kent County, DE  19963, and a mailing address at c/o Richard Caruso P.O. Box 190, Villanova, PA 19085, hereinafter referred to as “SPM.”

W I T N E S S E T H, That:

WHEREAS, HDC has certain patent rights and technology covering systems and methods for enhancing knowledge discovered from data using learning machines in general and Support Vector Machines (SVM) in particular; and

WHEREAS, SPM desires to obtain the rights to the Licensed Technology and to use such patent rights and technology in the Field of Use on the terms set forth hereinbelow.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, and intending to be legally bound, the parties agree as follows:

ARTICLE I.           DEFINITIONS

As used in this Agreement the following terms, whether singular or plural, shall have the following meanings:

A.           “Affiliate” shall mean any corporation or other entity that controls, is controlled by or is under common control with a party.  A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly controls more than fifty percent (50%) of the voting stock or other ownership interests of the other corporation or entity, or if it possesses the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other entity.

B.            “SPM Net Proceeds” shall mean receivables received by SPM or Affiliates of SPM from a third party pursuant to use of the Licensed Technology in accordance herewith, less costs associated with the use and application of the Licensed Technology incurred by SPM in generating such receivables, as determined in accordance with generally-accepted accounting principles (GAAP).  SPM Net Proceeds includes reimbursements for the sale, use, or other transfer of a Licensed Product which generates information relating to breast cancer, such as a reported result or prognosis (each, a “Test”).

August 22, 2008

C.           “Field of Use” shall mean diagnostic, prognostic, or predictive tests related to breast cancer, and/or the choice of therapeutic agents for improving the clinical outcome of breast cancer, such tests based on data obtained from any source or analysis, including, but not limited to, biopsied breast tissue, plasma, imaging analysis, or other means of assessing a patient for breast cancer, whether invasive or noninvasive.

D.           “License” shall mean the license granted pursuant to Article II of this Agreement.

E.            “Licensed Technology” shall mean, collectively, Licensed Know-How, Licensed Patents, and Licensed Products.

F.            “Licensed Know-How” shall mean the existing techniques, algorithms, applications, and SVM technology, and improvements thereto, in the Field of Use, that HDC has developed or to which HDC has obtained rights, not specifically claimed in a Licensed Patent.

G.            “Licensed Patents” shall mean all HDC patents and pending patent applications in existence as of the Effective Date including those listed in Attachment A, and any divisions, continuations, and continuations-in-part, or reissues or reexaminations of any patent or pending patent application identified herein (the “Existing Patents”; and each, an “Existing Patent”), and any patents issuing from the Existing Patents and their foreign equivalents, and any of the patent or patent applications to which any of the Existing Patents directly or indirectly claims priority, or forms a basis for priority, to the extent that such patents or patent applications not listed in Attachment A have claims that cover the Field of Use.

H.           “Licensed Product” shall mean a product, including, but not limited to, devices, diagnostic kits, prognostic kits, test reagents, research reagents, proprietary compositions, substances, methods, documentation, software, services or a part thereof, the manufacture, use, sale, offer to sell, importation, distribution, or transfer of which:

(1)	is covered in whole or in part by one or more unexpired claims of a Licensed Patent in the country in which the Licensed Product is made, used, imported, distributed, or sold; or

(2)	is covered in whole or in part by any un-cancelled claim being prosecuted in a Licensed Patent in the country in which the Licensed Product is made, used, distributed, or sold.

Licensed Product is covered by an unexpired claim of a Licensed Patent if, in the course of manufacture, use, importation, distribution, or sale, it would, in the absence of this Agreement, infringe one or more claims of the Licensed Patent that is not cancelled and has not been held invalid by a court from which no appeal can be or has been taken in the time permitted for appeal.

I.              “Licensed Territory” shall mean worldwide.

J.              “Effective Date” shall mean the date indicated above as the effective date of this Agreement.

August 22, 2008

ARTICLE II.          GRANT OF LICENSE

A.            Grant of License.

As of the Effective Date of this Agreement, and subject to the delivery to HDC of the equity interest in SPM in accordance with Article IV.A. herein, HDC hereby grants to SPM an exclusive License to the Licensed Technology, including the right to make, have made, use, import, distribute, and sell any Licensed Product in the Field of Use within the Licensed Territory.  SPM shall also have the right under the License to grant sublicenses to Affiliates and, upon prior approval by HDC, which shall not be unreasonably withheld, to third parties.

B.            Non-Assert Provision

During the term of this Agreement and so long as SPM is not in default with respect to any payment due to HDC hereunder:

1.           HDC will not assert any Licensed Patent or Licensed Know-How to prevent SPM or any licensed Affiliate of SPM from making, having made, using, importing, distributing, or selling any Licensed Product in the Field of Use that is subject to SPM Fees (as defined below) within the Licensed Territory; and

2.           HDC will not assert any other patent or patent application now or hereafter controlled (in the sense of having the right to grant licenses or sublicenses) by HDC corresponding in subject matter to the Licensed Technology to prevent SPM or any Affiliate of SPM from making, having made, using, importing, distributing, or selling any Licensed Product in the Field of Use that is subject to SPM Fees within the Licensed Territory.

C.            Right of First Refusal

If, at any time HDC, independent of SPM, develops and desires to sell, transfer, assign, or license to one or more third parties, any new technology related to the Licensed Technology and applicable in the Field of Use, HDC shall first offer such rights to SPM by delivering a written notice to SPM.  SPM shall have the right, within thirty (30) days following receipt of such written notice, to negotiate with HDC commercially reasonable terms to add such new technology to this Agreement.  If the parties are unable to come to terms within said thirty (30)-day period, HDC shall have the right to offer such new technology to third parties.  In the event a third-party expresses a willingness to accept HDC’s terms (license fee, royalty rate, minimum volume), HDC shall then notify SPM of such terms and offer them to SPM. SPM shall then have fourteen (14) days to accept the terms in writing.  Following delivery of such written acceptance to HDC, the new technology shall be deemed added to Attachment B hereto and/or included as part of the Licensed Technology pursuant to the terms herein.

August 22, 2008

ARTICLE III.        WARRANTIES AND INDEMNITY

A.            Limitations on Liability; Indemnity.

HDC does not warrant or guarantee any particular result will be obtained through SPM’s use of the Licensed Technology.  HDC shall not be liable to SPM or any customer of SPM because of any failure in the commercial operations of SPM or any SPM customer.  Moreover, HDC does not warrant or guarantee against health or safety hazards to workers who use, or purchasers of products made from, the Licensed Technology.

Consistent with the foregoing, SPM shall indemnify, defend, and hold HDC harmless from any loss and expenses (including reasonable attorneys’ fees, settlements and judgments) resulting from illness, injury, or death to persons (including employees of HDC), or loss or damage to property (including property of HDC and its customers) or the environment, incurred by HDC, or a third party, and resulting in any way whatever the cause may be arising out of, or pertaining to, the subject matter of this Agreement, unless the same is proven to have been caused directly by bad faith, gross negligence, or willful misconduct on the part of HDC.

HDC shall promptly notify SPM in writing of any suits, claims, actions, demands, complaints, lawsuits or other proceedings (each a “Claim”) that are subject to indemnification under this Agreement.  SPM under this Agreement, shall have the sole authority to settle any indemnified Claim without the consent of HDC, provided, however, that SPM shall not, without the written consent of HDC, as part of any settlement or compromise (i) admit to liability on the part of HDC; (ii) agree to an injunction against HDC; or (iii) settle any matter in a manner that separately apportions fault to HDC.  As part of the settlement of any Claim, SPM shall obtain a full, complete, and unconditional release from the claimant on utilizing attorneys of its choice, at its own expense.

NEITHER PARTY SHALL IN ANY EVENT BE LIABLE FOR ANY LOSS OF PROFITS, BUSINESS INTERRUPTION, OR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT.  NOTWITHSTANDING THE ABOVE, THIS PARAGRAPH SHALL NOT APPLY TO ANY LIABILITY FOR DAMAGES ARISING FROM (A) GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; (B) BREACH OF THE OBLIGATIONS OF CONFIDENTIALITY UNDER ARTICLE IX OF THIS AGREEMENT; OR (C) LIABILITY FOR INDEMNIFICATION AGAINST THIRD-PARTY CLAIMS AS SET FORTH IN THIS ARTICLE III.A.

B.            HDC Warranties.

HDC has entered into prior license agreements for the use of SVM technology with Pfizer Inc. (“Pfizer”) and Bruker Daltonics, Inc. (“Bruker”).  After reasonable investigation, HDC is of the belief and understanding that neither Pfizer nor Bruker is in the business of manufacturing or marketing diagnostic tests in the Field of Use, and that neither of the prior licenses give the respective licensees, i.e., Pfizer or Bruker, the right to sublicense to third parties.  In the event, however, that Pfizer and/or Bruker bring to market a product that is authorized by their respective license from HDC and that directly competes with an SPM Licensed Product in the Field of Use, Article IV.B.3. shall govern the fees payable hereunder.

August 22, 2008

Subject to the foregoing, HDC represents and warrants that HDC has the exclusive right to license the Licensed Technology on the terms and conditions of this Agreement.

1.           After reasonable investigation, to the best of HDC’s knowledge, Licensed Products made, used, sold, or otherwise disposed of pursuant to this License Agreement, are free from infringement of patents or any other intellectual property rights of others. Should HDC receive notice of any third party claim of infringement, it shall immediately notify SPM in writing.

2.           HDC has full power and authority, and has obtained all third party consents, approvals, assignments and/or other authorizations required, to enter into this Agreement and to carry out its obligations hereunder.

3.           Subject to Article VIII.A., HDC shall undertake all actions necessary for prosecution and maintenance of the Licensed Patents, including payment of maintenance, annuity, and renewal fees as required by the respective national patent offices that issued the patents, and payment of all attorney fees and costs for prosecution, maintenance, and grant of any pending patent applications.

4.           HDC has obtained and recorded duly executed assignments for the Licensed Patents as necessary to perfect its rights and title therein, in accordance with governing law and regulations in each respective jurisdiction.

5.           There are no existing agreements, commitments, proposals, offers, or rights with, to, or in any person to acquire any of the rights under the Licensed Technology that would prevent, alter, or hinder the performance of the obligations hereunder.

6.           No licenses or other rights under the Licensed Technology have been granted or retained by HDC, or any third party, including but not limited to any prior owners, or inventors as to the Field of Use.

7.           None of the Licensed Patents has ever been found invalid, unpatentable, or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, and HDC does not know of and has not received any notice or information of any kind from any source suggesting that any of the Licensed Patents may be invalid, unpatentable, or unenforceable.

8.           To the extent “small entity” fees were paid to the United States Patent and Trademark Office with respect to any Licensed Patent, the payor qualified as a “small entity” and at the time such payment was made, entitled to pay “small entity” fees, and had not licensed rights in the Licensed Patent to an entity that was not a “small entity.”

August 22, 2008

9.           To the best of its knowledge, neither HDC nor its agents or representatives have engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate any of the Licensed Patents or hinder their enforcement.

10.         None of the Licensed Patents has been or is currently involved in any reexamination, reissue, interference proceeding, or similar proceeding, and no such proceedings are pending or threatened.

11.         There are no actions, claims, or proceedings threatened, pending, or in progress related to the Licensed Technology.

12.         Subject to notices listed in Attachment C, HDC has not put a third party on notice of actual or potential infringement of any of the Licensed Patents.  HDC has not initiated any enforcement action with respect to any of the Licensed Patents.

13.         HDC has not and will not collaborate with any third-party in an attempt to invalidate any intellectual property right related to the subject matter of the Licensed Technology.

C.            SPM Warranties.

SPM represents and warrants:

1.           SPM will not collaborate with any third party in an attempt to invalidate any Licensed Patent or with the intent to construct any non-infringement defense thereto.

2.           SPM will use its commercially-reasonable efforts to develop and commercialize the Licensed Technology in the Field of Use.

3.           To the extent permitted by law, SPM will notify HDC prior to, upon, or immediately after, the sale, transfer, or other disposition of all or substantially all of the assets of SPM, or upon the acquisition of the outstanding capital stock or other substantial equity interest in SPM, such that anyone shareholder owns in excess of 50% of the outstanding economic or voting interest of SPM’s outstanding capital stock or other equity interest.

ARTICLE IV.       PAYMENTS AND REPORTS

A.           Initial Payment.

Upon execution of the Agreement, SPM shall deliver to HDC, stock certificates or other indicia of fifteen percent (15%) initial equity interest in SPM as of the Effective Date, such ownership being a nondilutive interest of the first five million dollars ($5,000,000) of capital raised by SPM.  To the extent SPM issues equity interest beyond the first five million dollars ($5,000,000) of capital, HDC’s interest may be diluted only to the same extent and in the same manner as that of each other initial interest holder.  The initial equity interest is irrevocable and non-returnable as of the Effective Date of this Agreement, and is not creditable towards any other payment due HDC by SPM.

August 22, 2008

B.            Fees Payable.

1.           SPM shall pay to HDC, in accordance with the payment terms set forth herein, an amount (“Royalty Rate”) equal to seven and one-half percent (7.5%) of the SPM Net Proceeds received by SPM or an Affiliate with respect to each Test for which SPM has received remuneration during the term of this Agreement (the “SPM Fees”).

2.           The Royalty Rate set forth in Section IV.B.1.. may be reduced if SPM enters an agreement with a third party to aid in the development of a Licensed Product such that, for each five-hundred thousand dollars ($500,000) paid under an agreement with such third party to develop a Licensed Product, the Royalty Rate paid by SPM to HDC may be reduced up to one-half percent (1/2%).  For amounts less than five hundred thousand dollars ($500,000) but greater than one-hundred thousand dollars ($100,000), the Royalty Rate may be decreased on a pro rata basis.  In no case, however, shall the Royalty Rate equal less than five percent (5%) (Minimum Royalty Rate”) of the SPM Net Proceeds, except as set forth in Article IV.B.3. below.

3.           Notwithstanding Article IV.B.1., the Royalty Rate shall be 2% in the event Pfizer and/or Bruker bring to market a product authorized by their respective license from HDC, and which directly competes with an SPM Licensed Product in the Field of Use.

C.            Payment on Sale of SPM’s Breast Cancer Technology.

In the event that SPM, or the Breast Cancer Technology assets of SPM are sold within five (5) years from the Effective Date of this License Agreement, in addition to its equity interest, HDC will receive an amount equal to five percent (5%) of any sales amount in excess of ten (10) times the initial investment of cash and assets in SPM.

D.            Payment for HDC Contract Work

SPM will reimburse HDC quarterly for any actual HDC cash compensation, travel, and other out of pocket expenses related to the research efforts (“SPM Contract Research Projects”) of the following persons on behalf of SPM:  Hong Zhang, Ph.D.  The time worked on SPM Contract Research Projects will be recorded and reported monthly, along with a statement providing the hourly rate for each person and accounting for any additional expenses incurred or accrued by HDC in connection with SPM Contract Research Projects.  Any and all intellectual property that results from SPM Contract Research Projects will be solely the property of SPM.  HDC will exercise all management responsibility for SPM Contract Research Projects it has with HDC in a commercially reasonable manner that is acceptable to SPM.  SPM shall submit any requests for research under all such SPM Contract Research Projects to HDC, along with written details of the research requested.

August 22, 2008

E.            Reports and Remittances.

1.           Beginning upon approval of the first SPM Licensed Product by FDA or CLIA, and for the duration of the term of this Agreement, SPM shall report in writing to HDC within thirty (30) days after the end of each calendar quarter the quantities of each Licensed Product subject to the SPM Fees hereunder that were used or sold by SPM (or an Affiliate of SPM) during said quarter and the calculation of the SPM Fees thereon (each, a “SPM Report”).  No later than thirty (30) days following the date of each such SPM Report, SPM shall pay to HDC the total amount of the SPM Fees indicated in such SPM Report.  If no Licensed Product subject to fee hereunder has been used or sold by SPM during any such period, SPM shall so report in writing to HDC within thirty (30) days after the end of such period.  Reports, notices and other communications to HDC hereunder shall be sent to:

Stephen D. Barnhill, M.D.
Chairman & CEO
Health Discovery Corporation
2 East Bryan Street, Suite # 601
Savannah, GA  31401

      Payments by SPM to HDC shall be made by wire transfer of immediately available funds to the Bank of America, Attention: Patrick S. O’Neil, Routing No. 026009593, Account No. 003269058253.  The address of the Bank of America is 200 Bull Street, Savannah, Georgia  31401; phone 912-944-3138.

F.            Taxes.

Insofar as any SPM Fees due to HDC hereunder are subject to taxation by any country under the provisions of the tax laws of that country, then HDC shall bear such taxes and HDC hereby authorizes SPM to withhold such taxes from the payments of SPM Fees payable to HDC in accordance with this Agreement if SPM is either required to do so under such country’s tax laws or directed to do so by an independent tax advisor or any agency of such country’s government.  Whenever SPM deducts such tax from any payments due to HDC, then SPM shall furnish HDC with a tax certificate showing the payment of such tax to the government of such country.  In the event such taxes are assessed against SPM by reason of its failure to withhold such taxes from any payments which have been paid to HDC in accordance with this Agreement, then HDC shall reimburse SPM for such tax assessment, but not for any fine, penalty, fee or interest related to SPM’s failure to withhold, payor make timely payment of such taxes.

G.            Late Payment.

If any undisputed sum of money owed to a party hereunder is not paid when due, and remains unpaid for a period of fifteen (15) days following receipt of written notice of such failure to pay, the unpaid undisputed amount shall bear interest at the rate of one percent (1%), monthly, commencing on the day payment was due, until paid.

ARTICLE V.         COOPERATION

HDC shall assist SPM and provide all information generated by HDC requested by SPM necessary to obtain relevant approval or clearance from the Federal Food and Drug Administration or any other applicable state, federal, or national regulatory agency whose approval is required to commercialize the Licensed Products.

August 22, 2008

ARTICLE VI.        RECORDS

Each party shall keep adequate records in sufficient detail to enable the fees and payments detailed in Article IV hereof to be determined, and shall permit said records to be inspected upon reasonable notice and during regular business hours by an independent auditor appointed by the party requesting the audit for this purpose, which auditor shall report to the parties only the amount of fees or payments (as applicable) due hereunder.

ARTICLE VII.      CURRENCY CONVERSION CLAUSE

Fees shall be paid in U.S. Dollars.  For calculating fees due based on SPM Net Proceeds that accrued in a currency other than U.S. Dollars, the closing commercial buying rate of the lower of Citibank or Bank of America applicable to royalty or fee transactions under exchange regulations shall be used for the particular currency on the last business day for the accounting period for which payment is due.

ARTICLE VIII.     PATENT PROSECUTION, MAINTENANCE, AND PATENT INFRINGEMENT

A.            Patent Prosecution.

The prosecution of Licensed Patents is, and shall remain, within HDC’s sole discretion.

B.            Patent Maintenance.

HDC shall maintain the Licensed Patents, which maintenance shall include retaining one or more patent attorneys to prosecute and/or direct prosecution of a pending application, payment of attorney’s fees and costs for the prosecution of pending patent applications, payment of maintenance fees, and any other actions required to maintain the rights in the Licensed Patents.

1.           In the event that HDC is unable or unwilling to maintain any one or more of the Licensed Patents, SPM may pay the fees for maintaining said patents within Licensed Patent(s) and deduct such payment from any SPM Fees due under this License Agreement.  HDC shall thereupon assign said patents to SPM.  If HDC is unable or unwilling to maintain all or substantially all of the Licensed Patents, SPM may at its option, (i) maintain the Licensed Patent(s) and deduct such payment from SPM Fees due under this Agreement; or (ii) terminate the License Agreement upon thirty (30) days’ notice to HDC.

2.           HDC shall notify SPM before any rights in a Licensed Patent terminate for failure to pay maintenance fees with sufficient time to permit SPM to take action to maintain the patent, if it so chooses.

August 22, 2008

C.            Patent Infringement.

If either party learns of a substantial infringement of any of the Licensed Patents in the Field of Use, within the Licensed Territory, such party shall promptly provide written notice of the infringement to the other party with reasonable evidence of infringement.  Neither party will notify a third party of infringement of any of the Licensed Patents without first obtaining consent of the other party, which consent will not be unreasonably withheld, if the infringement is within the Field of Use.  Otherwise, HDC may act unilaterally.

1.           HDC will have the primary responsibility to enforce the Licensed Patents, including undertaking litigation or other enforcement action against a third party for infringement of the Licensed Patents.

  a.           In the event HDC undertakes litigation or other enforcement action against a third party infringer, SPM shall, at HDC’s expense for SPM’s reasonable out-of-pocket costs, cooperate with HDC as may be required to support HDC’s assertions against the third party infringer in the Field of Use.

  b.           Any proceeds from litigation or other enforcement action will first be applied to reimburse HDC for expenses incurred in the action. HDC may deduct an additional amount equal to twenty percent (20%) of the total expenses incurred in the action as compensation for lost time, business opportunities, and other difficult-to-quantify losses resulting from HDC’s prosecution of the action. If the infringement is in the Field of Use, remaining proceeds, if any, will be paid to SPM.

2.           If HDC declines to undertake litigation or other enforcement action against a third party for infringement in the Field of Use, SPM may at its option elect to: (i) enforce the Licensed Patent(s) at its own expense, and deduct such expense from any SPM Fees due under this License Agreement; or (ii) terminate the License Agreement upon thirty (30) days’ notice to HDC.

  a.           In the event SPM undertakes litigation or other enforcement action against a third party infringer, HDC shall, at SPM’s expense for HDC’s reasonable out-of-pocket costs, (i) join with SPM where HDC is a necessary party and, (ii) cooperate with SPM as may be required to support SPM’s assertions against the third party infringer.

  b.           Any proceeds from litigation or other enforcement action will first be applied to reimburse SPM for expenses incurred in the action.  SPM may deduct an additional amount equal to twenty percent (20%) of the total expenses incurred in the action as compensation for lost time, business opportunities and other difficult-to-quantify losses resulting from SPM’s prosecution of the action.  Remaining proceeds, if any, will be treated as SPM Net Proceeds received by SPM and subject to the SPM Fees.

August 22, 2008

ARTICLE IX.        CONFIDENTIALITY

The parties have entered into a Mutual Nondisclosure Agreement as of August 22nd, 2008 (the “NDA”) pursuant to which each of the parties agreed to preserve the confidentiality of the other party’s proprietary information.  The terms of the NDA shall continue to govern the parties throughout the term of this Agreement, and for two (2) years after its termination.

ARTICLE X.          TERMINATION

A.            Term.  Unless terminated earlier as hereinafter provided, and subject to the provisions of paragraph (B) of this Article, this Agreement shall terminate on the latest to occur of (i) the tenth (10th) anniversary of its Effective Date; or (ii) upon the expiration of the last of the Licensed Patents.

B.             Surviving Obligations.  The termination or expiration of this Agreement shall not relieve either party of:

1.           any liability under Article IX of this Agreement for damages resulting from a breach of the NDA; or

2.           its obligations to

  i.           make payment of SPM Fees pursuant to Article IV;

  ii.          maintain adequate records under Article VI;

  iii.         furnish written reports as provided in Article IV; and

  iv.         make payment of SPM Fees on any quantity of Licensed Product that is made or in process prior to the Effective Date of said termination and sold thereafter.

The termination of this Agreement shall not terminate either party’s rights under Articles III and IX hereof.

C.            Termination by SPM.  SPM may terminate this Agreement at any time after two (2) years after the Effective Date by giving HDC at least sixty (60) days’ prior written notice.

D.           Termination by HDC.

1.           In the event that any stipulation or provision of this Agreement is breached by SPM, HDC may terminate this Agreement upon sixty (60) days’ written notice to SPM.  However, if such breach is corrected within the sixty (60) day period, and there are no unreimbursed damages resulting from the breach, this Agreement and sublicenses shall continue in force.

August 22, 2008

2.           HDC may terminate the license granted to SPM in its entirety at any time in the event SPM alleges in any action, directly or indirectly, that any of the patents within Licensed Patents is invalid.

3.           HDC may terminate the license granted to SPM in its entirety in the event SPM terminates the commercial availability of all HDC Licensed Products and introduces into the market place a product that competes with a Licensed Product, or a product based on technology that competes with Licensed Technology.

4.           HDC may terminate the license granted to SPM in its entirety in the event SPM does not exercise its commercially-reasonable efforts to develop and commercialize the Licensed Technology in the Field of Use.  SPM’s failure to exercise reasonable efforts will be established in the event that SPM cannot demonstrate tangible evidence of such reasonable efforts.

5.           HDC may terminate the license granted to SPM in its entirety in the event SPM ceases entirely to have the ability to use, develop, or market the Licensed Technology due to SPM’s sole fault.

  HDC’s right to terminate SPM’s license pursuant to Articles X. D. 1, 3, 4, and 5 shall be subject to Article XIV.

  Subject to negotiations by the parties, the termination of SPM’s license pursuant to Articles X.D1, 3, 4, or 5 shall be deemed to be a conversion of the exclusive license to a nonexclusive license.

E.            Insolvency.  Should either party (1) become insolvent or unable to pay its debts as they mature, or (2) make an assignment for the benefit of creditors, or (3) permit or procure the appointment of a receiver for its assets, or (4) become the subject of any bankruptcy, insolvency or similar proceeding, then the other party may at any time thereafter upon written notice to such party, and effective concurrent with the date of such notice, cancel this Agreement.  Further, the parties intend, that in the event of a bankruptcy of the licensor, the licensee shall have the rights provided in Section 365(n) of the U.S. Bankruptcy Code, to retain this Agreement in full effect with respect to all Licensed Technology existing at such time, not withstanding any rejection of this Agreement as an executory contract under the general provisions of Section 365 of the U.S. Bankruptcy Code by a trustee or debtor-in-possession.

F.            Effect of Termination and Return of Technical Information.  Upon termination or expiration of this Agreement, the parties shall return or destroy, at the discretion of the disclosing party, all copies of confidential information disclosed or provided by the other party.

G.            Reversion of Intellectual Property Rights.  Except as otherwise specified in this Agreement, upon termination of this Agreement because of determined failures by SPM, all rights in the Licensed Technology granted under this License shall revert to HDC.  Any sublicense agreements granted by SPM prior to such termination shall remain in full force and effect, with the sublicense becoming a direct licensee (“Reverted Licensee”) of HDC.  In the event that an SPM sublicensee becomes a Reverted Licensee under this section, SPM shall retain the right to receive and collect all payments and fees due under that license from the Reverted Licensee and shall continue to make timely reporting and pay that portion of the payments originally due HDC to HDC.  SPM shall also keep records required hereunder showing the distribution of the payments between SPM and HDC, in accordance with Articles IV., VI., and X.B.

August 22, 2008

H.            Disposition of Licensed Products on Hand at Termination.  Upon termination of this Agreement, SPM shall cease its use of Licensed Technology, or any component thereof, provided, however, that SPM shall be permitted to sell Tests of Licensed Products already made or in process pursuant to this Agreement and pay the SPM Fees.

ARTICLE XI.        ASSIGNABILITY

A.            Neither this Agreement nor the rights or licenses herein granted shall be assignable or otherwise transferable by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that either party may assign this Agreement in connection with the transfer or sale of its business or all or substantially all of its assets or stocks or in the event of a merger, consolidation, change in control or similar corporate transaction, without such consent.  It is understood by the parties that SPM may not and shall not utilize this License Agreement or any of its rights or obligations hereunder as a collateral in any financial transaction.

B.             In the event an assignee of either party does not perform all of the obligations of such assigning party hereunder, (i) the assigning party shall remain responsible and liable for all unperformed obligations and (ii) the non-assigning party shall have the right to terminate this Agreement.

ARTICLE XII.       APPLICABLE LAW

This Agreement is acknowledged to have been made in and shall be construed in accordance with the laws of the State of Delaware without regard to the principles thereof relating to the conflict of laws, provided that all questions concerning the construction or effect of patent applications and patents shall be decided in accordance with the laws of the country in which the particular patent application or patent concerned has been filed or granted, as the case may be.  Subject to Article XIV, each party hereby subjects itself to the jurisdiction the state and federal courts in the State of Delaware.

ARTICLE XIII.      FORCE MAJEURE

Neither party shall be responsible to the other for delay or failure in performance of any of the obligations imposed by this Agreement where such delay or failure results from a cause beyond the control of, and without the fault or negligence of, such party, including fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, failure of machinery or equipment or supply of materials, discontinuity in the supply of power, court order or governmental interference, civil commotion, riot, war, terrorism or terroristic threats, strikes, labor disturbances, transportation difficulties or labor shortage.  Notwithstanding the aforesaid, if, after written notice is provided, either party fails to a substantial extent for at least sixty (60) days in fulfilling any of its obligations under this Agreement, the other party may terminate the Agreement.

August 22, 2008

ARTICLE XIV.     DISPUTE RESOLUTION

In the event that a dispute arises between the parties, the following procedures shall be followed:

A.            Negotiations.  In the event that any dispute may arise, the parties shall first seek to resolve any disputes by negotiation among senior executives who have authority to settle the controversy, as follows:

1.           Notification.  When a party believes there is a dispute relating to the Agreement, the party will give the other party written notice of the dispute.

2.           Meeting Among Senior Executives.  The senior executives shall meet at a mutually acceptable time and place within thirty (30) days after the date of the notice to exchange relevant information and to attempt to resolve the dispute.

3.           Confidentiality.  All negotiations are confidential and shall be treated as compromise and settlement negotiations under the United States Federal Rules of Evidence.

B.            Mediation. If the dispute has not been resolved within thirty (30) days after the date of the notice of a dispute, or if the party receiving such notice fails or refuses to meet within such time period, either party may initiate mediation of the dispute by sending the other party a written request that the dispute be mediated.  The party receiving such a written request will promptly respond to the requesting party so that all parties can jointly select a neutral and impartial mediator and schedule the mediation session.  The parties shall mediate the dispute before a neutral, third-party mediator within thirty (30) days after the date of the written request for mediation.

C.            Litigation. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, and not settled as described in Article XIV (A) or (B), may be settled by litigation in the courts of the State of Delaware.

D.            Miscellaneous. Each party shall bear its own costs related to any proceeding described in this Article XIV.  Nothing provided herein shall prevent a party from seeking equitable or injunctive relief.

ARTICLE XV.       ADJUDICATION OF LICENSED PATENTS

If, as a result of an action or proceeding initiated by a third party, any Licensed Patent is declared invalid or limited in scope by a final decision (from which no appeal is or can be taken) of a court or other tribunal of competent jurisdiction in the country or region in which said patent was granted, then the construction placed upon that patent by said court or other tribunal shall be followed by the parties hereto from and after the date of entry of the decree of said court or tribunal.

August 22, 2008

ARTICLE XVI.     MISCELLANEOUS PROVISIONS

A.            Nothing herein shall be construed to indicate that this Agreement is an employment, partnership or other joint venture agreement, it being fully understood that each party is acting as an independent contractor as its own agent and assumes full responsibility for its own account and for all of its actions hereunder.  Further, each of HDC and SPM acknowledges that this Agreement does not constitute HDC as an agent or legal representative of SPM, or constitute SPM as an agent or legal representative of HDC.  Each of HDC and SPM further acknowledges that neither party is authorized to create any obligation on behalf of the other.

B.            Each of HDC and SPM has all necessary corporate power to enter into and perform its obligations under this Agreement and has taken all necessary corporate action under its respective certificates of incorporation and by-laws to authorize the execution and consummation of this Agreement.

C.            HDC shall not be required to grant any additional right with respect to the Licensed Technology or furnish information as to which HDC will incur financial or other liability to a third party, and no information shall be required to be furnished over governmental prohibition or objection.

D.            The use and disclosure of technical information acquired pursuant to this Agreement and the exercise of the rights granted by this Agreement shall be subject to the export, assets and financial control regulations of the United States of America including restrictions under regulations of the United States that may be applicable to direct or indirect reexportation of such technical information or of equipment, Licensed Technology, Licensed Products or services directly produced therefrom.

E.            No license or fight is granted by implication or otherwise with respect to any patent application, patent, trademark or copyright except as specifically set forth herein.  No right is granted by either party to this Agreement to use any registered or unregistered trademark or trade name of the other party.

F.            The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or in equity.

G.            This Agreement embodies the entire understanding of the parties and shall supersede all previous communications, intentions, representations, undertakings, or agreements, between them, either verbal or written, relating to the subject matter hereof.  This Agreement may only be amended, or any term hereof modified, by a written instrument that is duly executed by each of the parties hereto.

H.            This Agreement shall be binding upon and inure to the benefit of the successors, permitted assignees, and personal representatives of the parties.

I.             The waiver by either party of a default or breach of any provision of this Agreement by the other party shall not operate or be construed as a continuous waiver of any subsequent default or breach.

August 22, 2008

J.            If any portion of this Agreement shall be found to be illegal or unenforceable by a competent court or tribunal, to the extent possible, such provision shall be interpreted by limiting and reducing its effect so as to be legal and enforceable under the applicable law.  However, even the complete illegality or unenforceability of any clause shall in no way impair the legality or enforceability of any other clause in this Agreement, which shall remain in full effect.

K.           The captions to the several Articles and Sections hereof are not part of the Agreement but merely guides or labels to assist in locating and reading the several Articles and Sections hereof.  Any reference in this Agreement to an Article, Exhibit, Schedule, Attachment or Section shall, unless specifically provided, be to an Article, Exhibit, Schedule, Attachment or Section of this Agreement.

L.            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

M.           Except as specifically set forth herein, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third party, including, without limitation, any creditor of either party hereto.

N.            Any written notice required under this Agreement shall be sent to the respective addresses for the parties set forth in the introductory paragraphs of this Agreement via first class mail and shall be deemed effective five (5) business days after the mailing date thereof. Any written notice provided by certified mail, courier, facsimile or overnight delivery service with tracking capabilities shall be deemed effective when acknowledged by an official receipt or express acknowledgement of receipt.

O.            Neither party shall make any public disclosure of, or otherwise disclose to any person (other than its officers, employees, accountants, attorneys, and agents whose duties require them to have access to such information), including but not limited to press releases, the existence or terms of this Agreement without the other party’s prior written consent, unless such disclosure is required by law (including securities laws, rules, and regulations, as well as the rules of any exchange on which either of the parties is or becomes publicly traded).  In the event such disclosure is required by law, the parties shall agree on the language of such disclosure. Any disclosure by a party to its officers, employees, accountants, attorneys, and/or agents shall be subject to the confidentiality restrictions of this Agreement.

P.            Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties with respect to the consummation of the transactions contemplated by this Agreement, shall be subject to all laws of any government having jurisdiction over the parties and this transaction, and to orders, regulations, directions, or requests of any such government.

August 22, 2008

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

HEALTH DISCOVERY CORPORATION

By: /s/ Stephen D. Barnhill, M.D.
Name: Stephen D. Barnhill, M.D.
Title: CEO
Date: August 22, 2008

SMART PERSONALIZED MEDICINE, LLC

By: /s/ Richard E. Caruso
Name: Richard E. Caruso
Title: President
Date: August 22, 2008

August 22, 2008

ATTACHMENT A

Licensed Patents

U.S. Patents and Applications

Patent/Application No.	Title

U.S. Patent No. 6,128,608	Enhancing Knowledge Discovery Using Multiple Support Vector Machines
U.S. Patent No. 6,157,921	Enhancing Knowledge Discovery Using Support Vector Machines in a Distributed Network Environment
U.S. Patent No. 6,427,141	Enhancing Knowledge Discovery Using Multiple Support Vector Machines.
U.S. Patent No. 6,658,395	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines.
U.S. Patent No. 6,714,925	System for Identifying Patterns in Biological Data Using a Distributed Network.
U.S. Patent No. 6,760,715	Enhancing Biological Knowledge Discovery Using Multiple Support Vector Machines.
U.S. Patent No. 6,789,069	Method of Identifying Patterns in Biological Systems and Method of Uses.
U.S. Patent No. 6,882,990	Method of Identifying Biological Patterns Using Multiple Data Sets.
U.S. Patent No. 6,944,602	Spectral Kernels for Learning Machines
U.S. Patent No. 6,996,542	Computer-Aided Image Analysis
U.S. Patent No. 7,117,188	Methods of Identifying Patterns in Biological Systems and Uses Thereof
U.S. Patent No. 7,299,213	Method of Using Kernel Alignment to Extract Significant Features from a Large Dataset
U.S. Patent No. 7,318,051	Methods for Feature Selection in a Learning Machine
U.S. Patent No. 7,353,215	Kernels and Methods for Selecting Kernels for Use in a Learning Machine
U.S. Patent No. 7,383,237	Computer-Aided Image Analysis
U.S. Patent Publication No. 2008/0059392	System for Providing Data Analysis Services Using a Support Vector Machine for Processing Data Received from a Remote Source
U.S. Patent Publication No. 2008/0033899	Feature Selection Using Support Vector Machine Classifier
U.S. Application No. 11/929,213	Methods for Feature Selection in a Learning Machine
U.S. Patent Publication No. 2005/0071140	Model Selection for Cluster Data Analysis

August 22, 2008

U.S. Patent Publication No. 2008/0140592	Model Selection for Cluster Data Analysis
U.S. Patent Publication No. 2006/0064415	Data Mining Platform for Bioinformatics
U.S. Patent Publication No. 2008/0097938	Data Mining Platform for Knowledge Discovery from Heterogeneous Data Types and/or Heterogeneous Data Sources
U.S. Patent Publication No. 2008/0097939	Data Mining Platform for Bioinformatics
U.S. Patent Publication No. 2005/0228591	Kernels and Kernel Methods for Spectral Data
U.S. Patent Publication No. 2008/0097940	Kernels and Kernel Methods for Spectral Data
U.S. Patent Publication No. 2005/0131847	Pre-Processed Feature Ranking for a Support Vector Machine
U.S. Application No. 11/928,784	Pre-Processed Feature Ranking for a Support Vector Machine
U.S. Application No. 11/929,354	Kernels and Methods for Selecting Kernels for Use in a Learning Machine
U.S. Provisional Application No. 61/027,416	Analysis of Flow Cytometry Data Using Support Vector Machines

Foreign Patents and Applications
Australian Patent No. 764897	Pre-processing and Post-processing for Enhancing Knowledge Discovery Using Support Vector Machines.
South African Patent No. 00/7122	Pre-processing and Post-processing for Enhancing Knowledge Discovery Using Support Vector Machines.
Australian Patent No. 780050	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines.
Chinese Patent No. ZL00808062.3	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines.
European Patent No. 1192595	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines.
German Patent No. DE60024452.0-08	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines.
Israeli Patent No. 146705	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines
Norwegian Patent No. 319,838	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines.
South Korean Patent No. 724104	Enhancing Knowledge Discovery from Data Sets Using Multiple Support Vector Machines
Australian Patent No. 779635	Method of Identifying Patterns in Biological Systems and Method of Uses.
Australian Patent No. 2002243783	Computer Aided Image Analysis
Japanese Patent No. 3947109	Computer Aided Image Analysis

August 22, 2008

Australian Patent No. 2002253879	Methods of Identifying Patterns in Biological Systems and Uses Thereof
Japanese Patent No. 4138486	Methods of Identifying Patterns in Biological Systems and Uses Thereof
Canadian Application No. 2,330,878	Pre-Processing and Post-Processing for Enhancing Knowledge Discovery Using Support Vector Machines
European Publication No. 1082646	Pre-Processing and Post-Processing for Enhancing Knowledge Discovery Using Support Vector Machines
Hong Kong Application No. 011065063	Pre-Processing and Post-Processing for Enhancing Knowledge Discovery Using Support Vector Machines
Indian Application No. 2000/00580	Pre-Processing and Post-Processing for Enhancing Knowledge Discovery Using Support Vector Machines
Canadian Application No. 2,371,240	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines
Indian Application No. 2001/01329	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines
Japanese Application No. 2000-620577	Enhancing Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines
Canadian Application No. 2,388,595	Method of Identifying Patterns in Biological Systems and Method of Uses
European Publication No. 1236173	Method of Identifying Patterns in Biological Systems and Method of Uses
Japanese Application No. 2001-534088	Method of Identifying Patterns in Biological Systems and Methods of Uses
Canadian Application No. 2,435,254	Methods of Identifying Patterns in Biological Systems and Uses Thereof
European Publication No. 1459235	Methods of Identifying Patterns in Biological Systems and Uses Thereof
Canadian Application No. 2,435,290	Computer Aided Image Analysis
European Publication No. 1356421	Computer Aided Image Analysis
European Publication No. 1449108	Pre-Processed Feature Ranking for a Support Vector Machine

August 22, 2008

ATTACHMENT B

August 22, 2008

ATTACHMENT C

Ameripath Specialty Labs (including TGen and MPI)
Akzo Nobel (Organon)
Beckman Coulter
Bruker
Cepheid
Ciphergen
DiagnoCure
Epigenomics
Equibits
Hologic
Immunicon
Johnson & Johnson (Veridex)
OncoVista
Pathworks
Sophic

Exhibit 10.20

FINAL

AMENDMENT TO LICENSE AGREEMENT

This Amendment (herein, the “Amendment”) to the License Agreement dated as of August 22, 2008 (the “HDC-SPM License”), is entered into by and between Health Discovery Corporation (“HDC”) and Smart Personalized Medicine (“SPM”), effective as of March 11, 2010 (the “Effective Date”). All capitalized terms not otherwise defined in this Amendment shall have the meaning as set forth in the Agreement.

WHEREAS, on the Effective Date, HDC and Richard E. Caruso, Trust will concurrently enter into the SPM First Amended and Restated Limited Liability Company Agreement (“SPM Amended LLC”) in part to increase the HDC percentage interest in SPM from fifteen percent (15%) to twenty percent (20%); and

WHEREAS, on the Effective Date, SPM and HDC will concurrently enter into a Development Agreement and a License Agreement (“Quest Transaction Documents”) with Quest Diagnostics, Incorporated (“Quest”), (collectively the “Quest Transaction”); and

WHEREAS, during the course of the negotiations for the Quest Transaction the Parties hereto renegotiated the payments to be made by SPM under the License Agreement and provided that the Quest Transaction include certain terms that provide for direct distribution to HDC of specified portions of license fees, development fees and royalties (collectively, “Quest Payments to HDC”); and

WHEREAS, the parties hereto wish to amend the terms of the HDC-SPM License as set forth in this Amendment to reflect such renegotiated terms and take into account said Quest Payments to HDC, and to reflect the terms of the SPM Amended LLC.

NOW, THEREFORE, in consideration of the SPM Amended LLC, the Quest Transaction and the mutual covenants contained herein the parties agree to this Amendment of the HDC-SPM License as follows:

1.	Article IV.A. of the HDC-SPM License is hereby amended and restated to read in its entirety as follows:

A.           Initial Payment.

SPM and HDC hereby agree that as set forth in the SPM Amended LLC, the HDC equity percentage interest in SPM is twenty percent (20%). HDC’s equity percentage interest may be diluted only to the same extent and in the same manner as each other initial equity percentage interest holder. Provided however, when raising additional equity, SPM hereby agrees that it must obtain prior written approval of the terms and conditions of the equity offering from at least eighty-five percent (85%) of the then existing members, which approval by all such SPM members shall not be unreasonably withheld.

2.	Article IV.B. of the HDC-SPM License is hereby amended and restated to read in its entirety as follows:

B.           Fees Payable.

SPM shall pay no fees or any other amount to HDC in conjunction with the Quest Transaction. With respect to the Quest Transaction, all amounts required to be paid by Quest to HDC belong to HDC, and all amounts required to be paid by Quest to SPM belong to and are authorized to be distributed to Richard E. Caruso, Trust.

3.	Article IV.C. of the HDC-SPM License is stricken in its entirety.

4.	Article 1V.D of the HDC-SPM License is hereby amended and restated to read in its entirety as follows:

D.           Payment for HDC Contract Work

1.          SPM will reimburse HDC quarterly for any actual HDC cash compensation, travel, and other out of pocket expenses related to the research efforts (“SPM Contract Research Projects”) of the following persons on behalf of SPM: Hong Zhang, Ph.D. The time worked on SPM Contract Research Projects will be recorded and reported monthly, along with a statement providing the hourly rate for each person and accounting for any additional expenses incurred or accrued by HDC in connection with. SPM Contract Research Projects. Any and all intellectual property that results from SPM Contract Research Projects will be solely the property of SPM. HDC will exercise all management responsibility for SPM Contract Research Projects it has with HDC in a commercially reasonable manner that is acceptable to SPM. SPM shall submit any requests for research under all such SPM Contract Research Projects to HDC, along with written details of the research requested.

2.          Notwithstanding Article IV.D.1., unless agreed to in writing in advance of any work or incurred expenses, SPM shall pay no reimbursement to HDC related to work by, or expenses of, Hong Zhang, Ph.D. or for any other individual.

5.	Article IV.H. is hereby added to Article IV and reads in its entirety as follows:

H.           Fees Payable for Transactions other than the Quest Transaction

1.           SPM and HDC hereby agree that once the Quest Transaction Documents, the SPM Amended LLC and this Amendment are executed, the procedures, and the allocation of license fees and royalties received from future sublicenses under this License Agreement to third parties (other than any related to the Quest Transaction) will be determined by SPM and HDC in the following manner.

      (a)           SPM and HDC agree, but shall not be obligated, to work together to find and secure additional license applications and interested third parties

  (b)           If a third party is interested in a proposal, SPM and HDC will work together to determine the nature and financial requirements SPM proposes to such third parties, and will work together to determine and agree to the transaction ultimately agreed to by the third party.

  (c)            Once such third party agrees to the terms of such a transaction (the “Third Party Transaction”), SPM and HDC agree to work together in a fair and reasonable way to establish terms for allocation and distribution to each of SPM and HDC of the financial proceeds due from the third party in connection with the Third Party Transaction.

  (d)           Once SPM and HDC agree to the terms for allocation and distribution of the proceeds of the Third Party Transaction, it is agreed that such allocations and distributions will be in lieu of, and not in addition to, any such allocations and distributions to which HDC might otherwise be entitled by reason of its twenty percent (20%) interest (or adjusted percentage interest if capital is required for the Third Party transaction) in SPM.

  (e)            If SPM and HDC, after good faith negotiations, are unable to agree to each of their respective allocations and distributions with respect to the Third Party Transaction, such allocations and distributions shall be determined in the following manner.

  (1)           Resolution of such disputes shall be accomplished, at written request of either party to the other party, by binding arbitration. Rules for administration of the arbitration shall conform to generally accepted arbitration procedures but need not be limited to administration by, or the rules of, a specific organization such as AAA (American Arbitration Association) or JAMS. A three-person arbitration panel shall consist of independent industry experts, each with expertise related to commercialization of the relevant technology, with one (1) to be designated by HDC and one (1) by SPM within fifteen (15) days after the date of the written request. The third arbitrator will be selected by the two (2) party-appointed arbitrators. If the two party-appointed arbitrators are unable to agree on a third arbitrator within fifteen (15) days after the second arbitrator is appointed, the third arbitrator shall be selected by the arbitration administrator upon request of either Party. Once the third arbitrator has been appointed, the parties will submit their respective proposed allocation and distribution plans to the arbitration panel, which shall be charged with determining which of the two parties’ submitted options is a fair and reasonable allocation and distribution of the payments to be made under the particular Third Party Transaction, it being understood and agreed that the allocation and distribution so determined, shall be subject to the provisions of Article IV.H.1.(d) above. Unless the parties otherwise agree, arbitration proceedings shall be held in the State of Delaware in accordance with its domestic laws. The determination of the panel shall be recorded as a written amendment to this Agreement to establish the relative allocations and distributions governing said particular Third Party Transaction and, if possible, will be included in the terms of the agreement setting forth the rights and obligations of the parties under said particular Third Party Transaction. Each party will be responsible for the fees and costs of its appointed arbitrator and any legal fees and costs incurred by it. All other fees and costs for administration of the arbitration process, if an organization is selected to administer the arbitration, and the fees of the third arbitrator, will be paid by the party whose option was not selected.

Except as otherwise expressly amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

SMART PERSONALIZED MEDICINE, LLC		HEALTH DISCOVERY CORPORATION

By:	/s/ Richard E. Caruso, Ph.D.	By:	/s/ Stephen D. Barnhill, M.D.
Name	Richard E. Caruso, Ph.D.	Name	Stephen D. Barnhill, M.D.
Title:	Manager	Title:	CEO

EXHIBIT 10.21

Thomas L. Gallagher

Riverside, CT 06878
(203) 561-3585 / tleogallagher@gmail.com

November 25, 2009

R. Scott Tobin
President and General Counsel
Health Discovery Corporation
2 East Bryan Street, Suite 601
Savannah, GA 31401

Dear Scott:

I am pleased to submit to you this letter of appointment in which Health Discovery Corporation (the “Company”) agrees to the initial terms of my employment with the Company, as follows:

Effective on December 1, 2009, I will join the Company as a W-2 employee with the title of “Managing Director, SVM Diversified Strategies” with responsibilities that include, but are not limited to, executing new licensing opportunities for the Company’s SVM technology in the non-medical space, leading the contemplated New York office of the Company if and when established, and other related duties, while reporting to you and Steve Barnhill.

The Company will compensate me in the gross amount of $10,000 per month, plus an agreed upon commission plan for licenses executed.  The Company and I will work quickly to establish an appropriate commission agreement.

In addition, the Company agrees to provide standard medical benefits either through a Company plan or through a payment or stipend for a plan of my choosing at a cost not to exceed $1000 per month.  To the extent the Company implements other employee benefits, I will be included in such programs.

If the foregoing meets with your approval, please sign the acknowledgement below and return a copy to my attention at your earliest convenience.

Very best regards,

/s/ Thomas L. Gallagher

Thomas L. Gallagher

The foregoing is agreed and acknowledged by Health Discovery Corporation

By:  /s/ R. Scott Tobin
Name:  R. Scott Tobin
Title:    President and General Counsel
Authorized Representative

Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

SVM Technology Inc., a Delaware corporation
SVM Technology Inc., a Georgia corporation

Exhibit 31.1

CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Stephen D. Barnhill, certify that:

1.  I have reviewed this annual report on Form 10-K of Health Discovery Corporation (the “Registrant”);

2.  Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.  Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this annual report;

4.  The Registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e)) for the Registrant and have:

a)  designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)  evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as the end of the period covered by this report based on such evaluation; and

c)  disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of this report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting;

5.  The Registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of Registrant’s board of directors (or persons performing the equivalent functions):

a)  all significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b)  any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: March 31, 2010	/s/ Stephen D. Barnhill, M.D.
Stephen D. Barnhill, M.D.
Chairman and Chief Executive Officer

Exhibit 31.2

CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, R. Scott Tobin, certify that:

1.  I have reviewed this annual report on Form 10-K of Health Discovery Corporation (the “Registrant”);

2.  Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.  Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this annual report;

4.  The Registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e)) for the Registrant and have:

a)  designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)  evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as the end of the period covered by this report based on such evaluation; and

c)  disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of this report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting;

5.  The Registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of Registrant’s board of directors (or persons performing the equivalent functions):

a)  all significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b)  any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: March 31, 2010	/s/ R. Scott Tobin
R. Scott Tobin
President, General Counsel and Principal Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Annual Report on Form 10-K for the year ended December 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This 31st day of March, 2010.

/s/ Stephen D. Barnhill, M.D.
Stephen D. Barnhill, M.D.
Chief Executive Officer

/s/ R. Scott Tobin
R. Scott Tobin
Principal Financial Officer